Exhibit 10.1

Execution Version

TERM LOAN CREDIT AGREEMENT

Dated as of March 25, 2016

among

DESTINATION MATERNITY CORPORATION,

as the Lead Borrower

For

The Borrowers Named Herein

The Guarantors Named Herein

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Administrative Agent,

Joint Lead Arranger and Sole Bookrunner

TPG SPECIALTY LENDING, INC.,

as

Joint Lead Arranger and Documentation Agent

and

The Other Lenders Party Hereto

i

5.01.	Existence, Qualification and Power	62
5.02.	Authorization; No Contravention	63
5.03.	Governmental Authorization; Other Consents	63
5.04.	Binding Effect	63
5.05.	Financial Statements; No Material Adverse Effect	63
5.06.	Litigation	64
5.07.	No Default or Event of Default	64
5.08.	Ownership of Property; Liens	64
5.09.	Environmental Compliance	65
5.10.	Insurance	66
5.11.	Taxes	66
5.12.	ERISA and Canadian Pension Compliance	66
5.13.	Subsidiaries; Equity Interests	67
5.14.	Margin Regulations; Investment Company Act	68
5.15.	Disclosure	68
5.16.	Compliance with Laws	68
5.17.	Intellectual Property; Licenses, Etc.	70
5.18.	Labor Matters	70
5.19.	Security Documents	70
5.20.	Solvency	71
5.21.	Deposit Accounts; Credit Card Arrangements	71
5.22.	Brokers	71
5.23.	Customer and Trade Relations	71
5.24.	Material Contracts	71
5.25.	Payables Practices	71
5.26.	Credit Card Receivables	72

ARTICLE VI AFFIRMATIVE COVENANTS		72

6.01.	Financial Statements	72
6.02.	Certificates; Other Information	73
6.03.	Notices	75
6.04.	Payment of Obligations	76
6.05.	Preservation of Existence, Etc.	76
6.06.	Maintenance of Properties	77
6.07.	Maintenance of Insurance	77
6.08.	Compliance with Laws	77
6.09.	Books and Records; Accountants	78
6.10.	Inspection Rights; Field Examinations; Appraisals	78
6.11.	Use of Proceeds	79
6.12.	Additional Loan Parties	79
6.13.	Cash Management	80
6.14.	Information Regarding the Collateral	80
6.15.	Physical Inventories	81
6.16.	Environmental Laws	82
6.17.	Further Assurances	82
6.18.	Lender Meetings	83
6.19.	[Reserved]	83
6.20.	Designation as Senior Debt	83
6.21.	Post-Closing Matters	83
6.22.	Compliance with Canadian Pension Matters	83

6.23.	Maintenance of Records	84
6.24.	Collection	84
6.25.	Actions Regarding Intellectual Property	84

ARTICLE VII NEGATIVE COVENANTS		85

7.01.	Liens	85
7.02.	Investments; Acquisitions	85
7.03.	Indebtedness; Disqualified Stock	85
7.04.	Fundamental Changes	85
7.05.	Dispositions	86
7.06.	Restricted Payments	86
7.07.	Prepayments of Indebtedness	87
7.08.	Change in Nature of Business	88
7.09.	Transactions with Affiliates	88
7.10.	Burdensome Agreements	88
7.11.	Use of Proceeds	89
7.12.	Amendment of Material Documents	89
7.13.	Fiscal Year	89
7.14.	Deposit Accounts; Credit Card Processors	90
7.15.	Financial Covenants	90
7.16.	[Reserved]	91
7.17.	Canadian Pension Plans	91
7.18.	Modification of Terms, Etc.	91

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		92

8.01.	Events of Default	92
8.02.	Remedies Upon Event of Default	95
8.03.	Application of Funds	96

ARTICLE IX ADMINISTRATIVE AGENT		96

9.01.	Appointment and Authority	96
9.02.	Rights as a Lender	97
9.03.	Exculpatory Provisions	97
9.04.	Reliance by Administrative Agent	98
9.05.	Delegation of Duties	98
9.06.	Resignation of Administrative Agent	98
9.07.	Non-Reliance on Administrative Agent and Other Lenders	99
9.08.	No Other Duties, Etc.	99
9.09.	Administrative Agent May File Proofs of Claim	99
9.10.	Collateral and Guaranty Matters	100
9.11.	Notice of Transfer	100
9.12.	Reports and Financial Statements	100
9.13.	Agency for Perfection	101
9.14.	Indemnification	101
9.15.	Relation Among Lenders	101
9.16.	[Reserved]	102
9.17.	[Reserved]	102
9.18.	Appointment for the Province of Québec	102

ARTICLE X MISCELLANEOUS		102

10.01.	Amendments, Etc.	102
10.02.	Notices; Effectiveness; Electronic Communications	104
10.03.	No Waiver; Cumulative Remedies	105
10.04.	Expenses; Indemnity; Damage Waiver	106
10.05.	Payments Set Aside	107
10.06.	Successors and Assigns	107
10.07.	Treatment of Certain Information; Confidentiality	110
10.08.	Right of Setoff	111
10.09.	Interest Rate Limitation	111
10.10.	Counterparts; Integration; Effectiveness	111
10.11.	Survival	112
10.12.	Severability	112
10.13.	Replacement of Lenders	112
10.14.	Governing Law; Jurisdiction; Etc.	113
10.15.	Waiver of Jury Trial	114
10.16.	No Advisory or Fiduciary Responsibility	114
10.17.	USA PATRIOT Act Notice	115
10.18.	Foreign Asset Control Regulations	115
10.19.	Time of the Essence	115
10.20.	Reserved	115
10.21.	Press Releases	115
10.22.	Additional Waivers	116
10.23.	No Strict Construction	117
10.24.	Attachments	117
10.25.	Québec Interpretation	117
10.26.	English Language Only	117
10.27.	Lender Action	118

SIGNATURES		S-1

SCHEDULES

1.01(a)	Customer List and Marketing Service Agreements
1.01(b)	Leased Department Agreements
2.01	Term Loan Commitments and Applicable Percentages
4.01(a)	Security Documents
5.01	Loan Parties Organizational Information
5.05	Material Indebtedness
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.11	Tax Sharing Arrangements
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
6.21	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.10	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Term Note
B	Compliance Certificate
C	Assignment and Assumption
D	Customs Broker Agreement
E	Borrowing Base Certificate
F	DDA Notification
G	Credit Card Notification

v

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (“Agreement”) is entered into as of March 25, 2016, among DESTINATION MATERNITY CORPORATION, a Delaware corporation (“Lead Borrower”), CAVE SPRINGS, INC., a Delaware corporation (“Cave”, and together with Lead Borrower, each a “Borrower” and collectively, “Borrowers”), MOTHERS WORK CANADA, INC., a Delaware corporation (“Mother Works”), DM URBAN RENEWAL, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mother Works, each a “Guarantor” and collectively, “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Joint Lead Arranger and TPG SPECIALTY LENDING, INC., as Joint Lead Arranger and Documentation Agent.

The Borrowers and Wells Fargo Bank, National Association (as administrative agent, in such capacity, the “ABL Agent” as hereinafter further defined) for itself and the other lenders from time to time party thereto (the “ABL Lenders” as hereinafter further defined) are parties to the Credit Agreement, dated as of November 1, 2012 (as amended to date, and as may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “ABL Loan Agreement” as hereinafter further defined), pursuant to which the ABL Lenders, have made loans and advances and provided other financial accommodations to the Borrowers; and

The Borrowers have requested the Lenders to make term loans to Borrowers and the Lenders have indicated their willingness to make such loans on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent in such capacity under the ABL Documents, and also includes any successor, replacement or permitted assignee.

“ABL Borrowing Base” means the “Borrowing Base” (as such term is defined in the ABL Loan Agreement).

“ABL Debt” shall mean the Obligations (as defined in the ABL Loan Agreement) evidenced by or arising under the ABL Documents.

“ABL Documents” shall mean, collectively, the ABL Loan Agreement, and any other Loan Documents (as defined in the ABL Loan Agreement) as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured, in accordance with the terms of the Intercreditor Agreement, (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the ABL Debt).

“ABL Lenders” shall mean, collectively, any Person party to the ABL Documents as a lender.

“ABL Loan Agreement” shall mean the Amended and Restated Credit Agreement, dated as of the date hereof, by and among Borrowers, Guarantors, ABL Agent and ABL Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, refinanced, restated or replaced, in accordance with the terms of the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Loans” means the “Loans” (as defined in the ABL Loan Agreement).

“Accelerated Borrowing Base Delivery Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability in an amount greater than twelve and one-half percent (12.5%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve). For purposes of this Agreement, unless the Required Lenders otherwise agree, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has exceeded the amount equal to fifteen percent (15%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) for thirty (30) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning specified in Section 10.22.

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

“Account Debtor” means an “Account Debtor” as such term is a defined in the UCC, including without limitation, any Credit Card Issuer, any Credit Card Processor and any Department Lessor.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person (other than the leasing or acquisition of any one Store in the ordinary course of business), in each case, in any transaction or group of transactions which are part of a common plan.

“Administrative Agent” means Wells Fargo in its capacity as administrative and collateral agent hereunder and under any of the other Loan Documents, or any replacement or any successor administrative agent permitted hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, and, as appropriate, the Agent Payment Account, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Payment Account” shall mean account no. 37235547964503124 of Administrative Agent at Wells Fargo, or such other account of Administrative Agent as Administrative Agent may from time to time designate to Lead Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.22(d).

“Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to a Loan Party, or Restricted Subsidiary, as applicable, including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Official, foreign government employee or commercial entity to obtain a business advantage; including the FCPA, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Terrorism Laws” means Laws relating to terrorism or money laundering which apply to a Loan Party, or Restricted Subsidiary, as applicable, including Executive Order No. 13224, the PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, any Sanctions Laws, and the Laws administered by OFAC.

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means (i) with respect to the LIBO Rate, seven and one half of one percent (7.50%), and (ii) with respect to the Base Rate, six and one half of one percent (6.50%).

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place), the numerator of which is the principal amount of the outstanding Term Loan held by such Lender at such time and the denominator of which is the aggregate outstanding amount of the Term Loans held by all Lenders at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Appraised Value” means with respect to Eligible Intellectual Property, the net orderly liquidation value of Eligible Intellectual Property as set forth in the most recent appraisal of Eligible Intellectual Property as determined from time to time by an independent appraiser engaged by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the twelve (12) month period ended September 30, 2014, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Blocked Account” means a deposit account of a Loan Party to which funds from one or more DDAs are from time to time transferred.

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing control (as defined in the UCC) of such account by the Administrative Agent and the ABL Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Administrative Agent and/or the ABL Agent, as applicable, without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named on the most current OFAC Lists.

“Borrower Materials” has the meaning specified in last paragraph of Section 6.02.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the sum of (A) ten percent (10%) multiplied by the face amount of Eligible Credit Card Receivables; plus (B) ten percent (10%) multiplied by the face amount of Eligible Trade Receivables; plus (C) ten percent (10%) multiplied by the face amount of Eligible Receivables consisting of Customer List and Marketing Services Receivables; plus (D) ten percent (10%) multiplied by the face amount of Eligible Receivables consisting of Leased Department Receivables, net of any Receivables Reserves; plus

(b) ten percent (10%) of the Net Recovery Percentage of Eligible Inventory consisting of finished goods Inventory and Eligible LC Inventory (other than Eligible In-Transit Inventory) multiplied by the Value of such Inventory, net of applicable Inventory Reserves; plus

(c) ten percent (10%) of the Net Recovery Percentage of Eligible Inventory consisting of leased department finished goods Inventory multiplied by the Value of such Inventory, net of any applicable Inventory Reserves; plus

(d) the lesser of (i) ten percent (10%) of the Net Recovery Percentage of Eligible In-Transit Inventory (exclusive of Eligible LC Inventory) multiplied by the Value of such Inventory, net of applicable Inventory Reserves or (ii) $250,000; plus

(e) the Intellectual Property Advance Rate multiplied by the Appraised Value of such Eligible Intellectual Property, net of any applicable Intellectual Property Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Administrative Agent in its Permitted Discretion to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business” means the retail or wholesale manufacturing, marketing and/or sale of consumer products or services, the licensing of Borrowers’ trademarks and/or other intellectual property (either in connection with its franchising activities or otherwise), and the provision of services to third party companies in connection with the Borrowers’ proprietary list of customers and other marketing partnership related activities.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any of the Loan Parties or any Restricted Subsidiary has any liability with respect to any employee or former employee related to employment in Canada, but excluding any Canadian Pension Plans and any Canadian Union Plans.

“Canadian Collateral” means Collateral consisting of assets or interests in assets of the Loan Parties located in Canada, and the proceeds thereof.

“Canadian Pension Event” means (a) the voluntary whole or partial wind up of a Canadian Pension Plan by any Loan Party or Restricted Subsidiary; (b) the withdrawal of a Borrower or Restricted Subsidiary from a Canadian Union Plan; (c) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or Canadian Union Plan or the treatment of a Canadian Pension Plan or Canadian Union Plan amendment as a termination or partial termination; (d) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan or Canadian Union Plan, or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Canadian Pension Plan or Canadian Union Plan.

“Canadian Pension Plans” means any plan or arrangement that is required to be registered under Canadian federal or provincial law and is or was established, maintained or contributed to or required to be contributed to by a Borrower or any Restricted Subsidiary for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively, or any Canadian Union Plan.

“Canadian Security Agreement” means the Security agreement, dated of even date herewith, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by the Loan Parties.

“Canadian Security Documents” means the Canadian Security Agreement, the Québec Hypothec and any other Loan Document that grants or purports to grant a Lien on any Canadian Collateral.

“Canadian Union Plan” means any and all registered pension and other benefit plans for the benefit of employees or former employees of any Loan Party or Restricted Subsidiary in respect of employment in Canada, which are not maintained, sponsored or administered by a Loan Party or Restricted, but to which a Borrower or any Restricted Subsidiary is or was required to contribute pursuant to a collective agreement or a participation agreement.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability in an amount equal to or greater than the greater of (i) an amount equal to fifteen percent (15%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) for five (5) consecutive Business Days, or (ii) an amount equal to twelve and one-half percent (12.5%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) at any time. For purposes of this Agreement, unless the Required Lenders otherwise agree, the occurrence of a Cash Dominion Event shall be deemed continuing until the earlier of: (A) the date of the waiver by the Required Lenders of such Specified Event of Default, (B) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until such date as Excess Availability has exceeded fifteen percent (15%) of the ABL Borrower Base (calculated without giving effect to the Term Loan Reserve) for thirty (30) consecutive days or (C) such date on which the Required Lenders state that the applicable Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided, that, a Cash Dominion Event shall be deemed continuing for a period of six (6) consecutive months (even if a Specified Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive Business Days) at any time a Cash Dominion Event occurs after a Cash Dominion Event has occurred and been discontinued on four (4) occasions after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Equivalents” means

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender (or a Lender under the ABL Loan Agreement) or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the Lead Borrower of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; and

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above.

“Casualty Event” means casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this definition, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives thereunder or in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy known as “Basel III” and promulgated either by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities pursuant thereto are deemed to have been adopted and gone into effect after the date of this Agreement.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests entitled to vote generally in the election of directors (or equivalent governing body) of the total voting power of all outstanding shares of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) any “change in control” with respect to the Lead Borrower or similar event, as defined in the ABL Loan Agreement shall have occurred; or

(c) the Lead Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party free and clear of all Liens (other than Liens in favor of the Administrative Agent and Permitted Encumbrances of the type described in clauses (a), (e) and (r) of the definition of such term), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as in effect from time to time.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent (it being agreed that all Collateral Access Agreements entered into prior to the date hereof in favor of the ABL Agent are reasonably satisfactory in form and substance to the Administrative Agent) executed by, as the case may be, (a) a bailee or other Person in possession of Collateral, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement) Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to provide the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement) with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement) with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Administrative Agent as it may reasonably require.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Concentration Account” means the deposit account of Lead Borrower in which funds of any Loan Party from one or more Blocked Accounts are from time to time deposited. As of the Closing Date, the Concentration Account is the deposit account identified as the Concentration Account on Schedule 5.21(a).

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, for any period for the Lead Borrower and its Subsidiaries on a consolidated basis (without duplication), an amount equal to Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net

Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense for such period, (d) loss on extinguishment of debt for such period, (e) stock based compensation expense (which do not represent a cash item in such period or any future period), mark to market adjustments in respect of derivatives, and write offs, write downs or other impairment of long lived assets, and (f) any loss from extraordinary, unusual or non-recurring items to the extent not in excess of $1,000,000 per measurement period in Fiscal 2016, Fiscal 2017 and Fiscal 2018 and $1,500,000 in Fiscal 2019 and Fiscal 2020, or such greater amount reasonably acceptable to the Required Lenders, and minus the following to the extent included in calculating such Consolidated Net Income: (w) Consolidated Interest Income, (x) income tax credits (to the extent not netted from income taxes payable); provided however, that the proceeds of the sale of any Incentive Program Assets shall not be excluded, (y) any extraordinary, unusual or non-recurring income or gains (including gains on the sale of assets outside the ordinary course of business) and related tax effects thereon and (z) all non-cash income which does not represent a cash item in such period or any future period.

“Consolidated Interest Charges” means, for any period, the interest expense (including any rent expense for such period under Capital Leases that is treated as interest in accordance with GAAP) of the Lead Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Lead Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Income” means, for any period, the interest income of the Lead Borrower and its Subsidiaries for such period, (including net gain under Swap Contracts in respect of interest rates to the extent such net gains are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period for the Lead Borrower and its Subsidiaries on a consolidated basis, the net income of the Lead Borrower and its Subsidiaries for such period as determined in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of cash dividends or similar distributions, (b) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration of payment or dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, governing document or Law applicable to such Subsidiary, and (c) the income (or deficit) of any Subsidiary of any Borrower which is not a Guarantor except to the extent that any such income is actually received by a Borrower or Guarantor in the form of cash dividends or similar distributions.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” shall have its meaning as set forth in the Security Agreement.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger, and the term “Cost” in any event shall include freight costs and duties associated with the transportation of Inventory to distribution points. “Cost” does not include inventory capitalization costs or other non purchase price charges used in the Borrowers’ calculation of cost of goods sold.

“Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases, including, but not limited to, the agreements set forth on Schedule 5.21(b) hereto.

“Credit Card Issuer” shall mean any person (other than a Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., PayPal and other issuers approved by the Administrative Agent.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “Account” and “Payment Intangible” (as such terms are defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Customer List” means the personally identifiable information of the Lead Borrower’s customers who opt to allow use of such information for marketing purposes, which information is collected by Lead Borrower in the course of providing retail services to such customers.

“Customer List and Marketing Services Agreements” means agreements entered into from time to time by any of the Loan Parties with third parties pursuant to which such Loan Party leases its customer lists or provides marketing services to such third party, including without limitation the agreements listed on Schedule 1.01(a), as such agreements may be amended, modified, replaced, extended or renewed from time to time; Schedule 1.01(a) lists each Customer List and Marketing Services Agreement in respect of which the Receivables owing to the Borrowers in any Fiscal Year exceed $500,000 in the aggregate.

“Customer List and Marketing Services Receivables” means all of the Receivables of any Borrower arising from Customer List and Marketing Service Agreements.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit D among a Borrower, a customs broker or other carrier, and the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement), in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement) and agrees, upon notice from the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement), to hold and dispose of the subject Inventory solely as directed by the Administrative Agent (or, prior to the Discharge of the ABL Debt, its agent or bailee pursuant to the Intercreditor Agreement).

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA (other than Excluded DDAs) shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.17(e).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to the Term Loans plus two percent (2%) per annum.

“Department Lessor” means a Person (other than a Loan Party) that owns and operates a department or specialty store or other location and licenses space in such store to a Borrower.

“Discharge of the ABL Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Term Loans mature; provided, that, (a) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (b) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Restricted Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Documentation Agent” means TPG Specialty Lending, Inc., in its capacity as documentation agent hereunder.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Holding Company” means any Domestic Subsidiary of the Borrowers that is treated as a disregarded entity for U.S. federal income tax purposes and all of its assets (other than immaterial assets) consist of the ownership of the Equity Interests of one or more CFCs.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

“Eligible Assignee” means (a) a Lender or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement.

“Eligible Intellectual Property” means Intellectual Property deemed by the Administrative Agent and the Documentation Agent to be eligible for inclusion in the calculation of the Borrowing Base and which, except as otherwise agreed by the Administrative Agent and the Documentation Agent, satisfies all of the following conditions:

(a) Such Intellectual Property is validly registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable;

(b) A Borrower owns such Intellectual Property or exclusively licenses such Intellectual Property from a third party;

(c) Such Borrower is in compliance in all material respects with the representations, warranties and covenants set forth in the Security Agreement relating to such Intellectual Property;

(d) The Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to Permitted Encumbrances (other than Encumbrances securing Indebtedness (other than with respect to the ABL Debt) which have priority over the Lien of the Agent by operation of Law) on such Intellectual Property (including, without limitation, filings at the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable) has been taken; and

(e) The Administrative Agent shall have received an appraisal (and updates to such appraisal as set forth in Section 6.10(c) hereof) of such Intellectual Property by a third party appraiser acceptable to the Administrative Agent and the Required Lenders otherwise in form and substance satisfactory to the Administrative Agent and the Required Lenders.

“Eligible Inventory” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement.

“Eligible LC Inventory” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement.

“Eligible Receivables” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement.

“Eligible Trade Receivables” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement.

“Environmental Laws” means any and all Federal, provincial, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution or the protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), or emissions, discharges, releases, or threatened releases of, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.

“Excess Availability” means, as of any date of calculation, “Excess Availability” (as such term is defined in the ABL Loan Agreement) (calculated giving effect to any Reserves imposed against the ABL Borrowing Base under the ABL Loan Agreement and including the Term Loan Reserve).

“Excluded DDAs” shall have the meaning set forth in the ABL Loan Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable law, regulation or contractual obligation from guaranteeing or providing collateral for the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Domestic Holding Company, (c) any CFC and any direct or indirect Domestic Subsidiary of such CFC and (d) any Subsidiary that is not a Wholly-Owned Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) any tax imposed on or measured by, in whole or in part, the revenue, net income, net profits, net assets, capital or net worth of, and franchise taxes imposed on, any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) (i) in which such Lender or such Participant is organized (ii) in which such Lender’s or such Participant’s principal office is located, (iii) in which such Lender or such Participant is doing business, including, branch profits taxes and branch interest taxes (other than solely as a result of entering into any Loan Document or taking any action contemplated thereunder), (iv) in which it has a present or former connection other than as a result of the Loan Documents or taking any action contemplated thereunder or (v) in the case of any Foreign Lender, in which its applicable Lending Office is located, in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (b) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 3.01(e), (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (d) in the case of a Foreign Lender, any United States federal withholding taxes imposed on amounts payable to such Foreign Lender as a result of such Foreign Lender’s failure to comply with FATCA to establish a complete exemption from withholding thereunder, and (e) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (1) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 3.01(e), if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (2) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Law.

“Executive Order” has the meaning set forth in Section 10.18.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other Secured Parties, in form reasonably satisfactory to the Administrative Agent.

“Factored Receivables” means any Accounts of a Loan Party which have been factored or sold by an Account Debtor of a Loan Party to Wells Fargo or any of its Affiliates pursuant to a factoring arrangement or otherwise.

“FATCA” means current Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is that is substantively comparable and not materially more burdensome to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated of even date herewith, among the Lead Borrower, and the Administrative Agent.

“Fiscal Month” means any fiscal month of any Fiscal Year, each of which ends on or about the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties, subject to change in accordance with Section 7.13.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, each of which ends on or about the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties, subject to change in accordance with Section 7.13.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31st of any calendar year, subject to change in accordance with Section 7.13.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Formation” means the creation of any Person by a Loan Party of any of its Subsidiaries.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary of the Lead Borrower in existence on the Closing Date (other than another Borrower) and each other Restricted Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Incentive Program Assets” include the transferrable income tax credits issuable to the Company under the Grow New Jersey Assistance Act pursuant to the Project Agreement between the Lead Borrower and the New Jersey Economic Development Authority dated May 2014 (as modified from time to time).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business which are not past due more than sixty (60) days after their applicable due date and (ii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) All Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (e) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world and including the goodwill associated therewith; copyrights, copyrightable works (registered or unregistered) and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications and patent disclosures; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, all rights in computer software including source codes, object codes, and executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property (including, without limitation, the Customer List); and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Advance Rate” means as of any date of determination, forty percent (40%), as of any date of determination; provided, that, the Intellectual Property Advance Rate shall be reduced on (i) August 1, 2016, November 1, 2016, February, 1, 2017, May, 1, 2017, August 1, 2017, November 1, 2017, February, 1, 2018, and May 1, 2018 by an amount equal to one percent (1.0%) percentage point and (ii) each February 1, May 1, August 1, and November 1, thereafter by an amount equal to one half of one percent (0.5%) percentage point.

“Intellectual Property Reserves” means such reserves as the Administrative Agent and the Required Lenders from time to time determines in the Administrative Agent and the Required Lenders’ Permitted Discretion as being appropriate to reflect the impediments to the Administrative Agent’s and the Lenders’ ability to realize upon any Eligible Intellectual Property or to reflect claims and liabilities that the Administrative Agent and the Required Lenders determines will need to be satisfied in connection with the realization upon any Eligible Intellectual Property, to the extent not taken in to account in the Appraised Value of the Eligible Intellectual Property.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent, granting a Lien in the Intellectual Property and certain other assets of the Loan Parties, as amended and in effect from time to time.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof, between Administrative Agent and ABL Agent, as acknowledged by Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced or restructured in accordance therewith and herewith.

“Interest Payment Date” means (i) the first Business Day of each month, commencing with the first such date to occur after the Closing Date and continuing to the Maturity Date, and (ii) the Maturity Date.

“Interest Period” means each period commencing on an Interest Payment Date (or, in the case of the initial Interest Period, commencing on the Closing Date) and ending on the subsequent Interest Payment Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the meaning set forth in the ABL Loan Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement, in form reasonably satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the Lien of the Administrative Agent in any of the Collateral.

“Laws” means each international, foreign, Federal, state, provincial and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” means Wells Fargo Bank, National Association and TPG Specialty Lending, Inc., each in its capacity as a joint lead arranger under this Agreement.

“Lead Borrower” has the meaning specified in the introductory paragraph hereto.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Leased Department” means the space licensed by any Loan Party from a Department Lessor pursuant to an applicable Leased Department Agreement.

“Leased Department Agreements” means agreements entered into from time to time by any of the Loan Parties, pursuant to which a Borrower licenses a portion of the space from a Department Lessor, including without limitation the agreements listed on Schedule 1.01(b), as the same may be amended, modified, replaced, extended or renewed from time to time.

“Leased Department Receivable” means a Receivable owing by a Department Lessor to a Borrower arising out of a Leased Department Agreement.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“LIBO Rate” means for any Interest Period, the greater of (i) one percent (1.0%), and (ii), the rate per annum rate which appears on the Reuters Screen LIBOR01 page as of 11:00 a.m., London time, on the second London Business Day preceding the first day of such Interest Period (or if such rate does not appear on the Reuters Screen LIBOR01 Page, then the rate as determined by the Agent from another recognized source or interbank quotation), for a term, and in an amount, comparable to such Interest Period and the amount of the Term Loans made (and if any such rate is below zero, the LIBO Rate shall be deemed to be zero), which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Term Loans made, by Wells Fargo and with a term equivalent to Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, any Lease or other agreement constituting or giving rise to a Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to it under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent and the Required Lenders, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means the Term Loan made by a Lender to Borrowers under Article II.

“Loan Cap” means as of any date of determination, “Loan Cap” (as such term is defined in the ABL Loan Agreement as in effect on the date hereof).

“Loan Documents” means this Agreement, each Term Note, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement, including the Intercreditor Agreement, now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“London Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Material Adverse Effect” means (a) the occurrence of a “Material Adverse Effect” (or any comparable term) occurs pertaining to the ABL Loan Agreement, (b) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), or financial condition of any Loan Party or the Lead Borrower and its Subsidiaries taken as a whole; (c) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (d) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Loan Party, each contract or agreement which is a “material contract” within the meaning of item 601(b)(10)(ii) of Regulation S-K (as in effect on the Closing Date), whether or not Lead Borrower and its Restricted Subsidiaries are required to comply with the Securities Laws.

“Material Indebtedness” means (a) any individual Indebtedness (other than the Obligations) of the Loan Parties and Restricted Subsidiaries in an aggregate principal amount exceeding $7,500,000, and (b) the ABL Debt. For purposes of determining the amount of Material Indebtedness at any time, (i) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (ii) undrawn committed or available amounts shall be included with respect to ABL Debt, and (iii) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means the earlier of (i) the date that the Discharge of the ABL Obligations occurs, and (ii) March 25, 2021.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means each and every fee and leasehold mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Capital Expenditures” means for any Fiscal Year, means all Capital Expenditures incurred during such Fiscal Year, whether in connection with opening of a new retail store location, replacement of capital assets, renovation of existing store locations or otherwise, minus the sum of (x) any tenant allowance payments actually received by Borrowers during such Fiscal Year in cash in respect to new retail store locations opened in such Fiscal year, and (y) any insurance proceeds used for Capital Expenditures.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Restricted Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Administrative Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Restricted Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates), (C) taxes paid or reasonably estimated to be payable in connection therewith, (D) in the case of any Disposition or casualty event by a non-Wholly-Owned Subsidiary, the pro-rata portion of the Net Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrowers or a Wholly-Owned Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrowers or their Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Restricted Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the investment banking fees, underwriting discounts and commissions, costs and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Restricted Subsidiary in connection therewith.

“Net Recovery Percentage” means the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of Eligible Inventory at such time on a “going out of business sale” basis for such Inventory, as set forth in the most recent acceptable (as determined by Administrative Agent in its Permitted Discretion) inventory appraisal received by Administrative Agent, in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets and (b) the denominator of which is the Cost of the aggregate amount of the Eligible Inventory subject to such appraisal. The Net Recovery Percentage shall be based on the applicable percentage in the most recent acceptable (as determined by Administrative Agent in its Permitted Discretion) appraisal conducted as set forth in Section 6.10.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Loan Party” means any Subsidiary of the Lead Borrower that is not a Loan Party.

“NPL” means the National Priorities List under CERCLA.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the SDN List and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders.

“Obligations” means all advances to, and debts (including principal, interest, fees, premiums (including the Prepayment Premium) costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any and all Term Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding.

“Occurrence Update Schedules” means each of Schedule 5.01 (Loan Parties Organizational Information), 5.05 (Material Indebtedness), 5.06 (Litigation), 5.09 (Environmental Matters), 5.10 (for primary casualty insurance policies that cover Collateral), 5.11 (Tax Sharing Agreements), 5.13 (Subsidiaries; Other Equity Investments), 5.17 (Intellectual Property Matters), and 5.21(b) (Credit Card Agreements).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning specified in Section 10.06(d).

“Patriot Act” shall have the meaning specified in Section 10.17.

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) as of the date of any such transaction or payment, and after giving effect thereto no Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, (b) as of the date of any such transaction or payment, and after giving effect to any such transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment, Excess Availability shall be not less than twenty percent (20%) of the lesser of (i) the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) or (ii) the Aggregate Commitments (as defined in the ABL Loan Agreement), and (c) Administrative Agent shall have received projections (in form satisfactory to Administrative Agent in its Permitted Discretion) for the twelve (12) month period after the date of such transaction or payment showing, on a pro forma basis after giving effect thereto, minimum Excess Availability at all times during such period of not less than (i) twenty-five percent (25%) or (ii) solely with respect to payments to be made under Section 7.06(a), fifty percent (50%) of (x) the Aggregate Commitments (as defined in the ABL Loan Agreement) plus (y) the outstanding principal balance of the Term Loans. Prior to (A) undertaking a Permitted Acquisition, (B) incurring any Material Indebtedness or (C) making of any Permitted Investment or Restricted Payment in excess of $1,000,000 which is subject to the satisfaction of Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) and (c) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which the Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Periodic Update Schedules” shall mean each of Schedules 5.08(b)(1) (Owned Real Estate), 5.08(b)(2) (Leased Real Estate), 5.10 (for policies other than primary casualty policies that cover Collateral), 5.21(a) (Demand Deposit Accounts), 7.01 (Existing Liens), 7.02 (for Investments greater than $5,000,000 (Existing Investments), and 7.09 (Transactions with Affiliates).

“Permitted Acquisition” means any Acquisition or Formation in which all of the following conditions are satisfied:

(i) As of the date of any such Acquisition or Formation, and after giving effect thereto, the Loan Parties shall have satisfied the Payment Conditions;

(ii) no Default or Event of Default then exists or would arise from the consummation of such Acquisition or Formation;

(iii) in the case of an Acquisition of a majority (or more) of the Equity Interests of a Person, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(iv) in the case of any Acquisition where the consideration to be paid for such Acquisition equals or exceeds $2,000,000, the Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(v) after giving effect to the Acquisition or Formation, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired or formed;

(vi) such Acquisition or Formation shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to, or a logical extension of, the Business;

(vii) if the Person which is the subject of such Acquisition or Formation will be maintained as a Restricted Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is to be a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Administrative Agent shall determine in its Permitted Discretion, and the Administrative Agent shall have received a first priority security and/or mortgage interest (except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except as to the ABL Loan Priority Collateral, for the Liens of the ABL Agent to the extent provided in the Intercreditor Agreement) in such Subsidiary’s Equity Interests, Inventory, Accounts, Real Estate and other property of the same nature as constitutes collateral under the Security Documents; provided, that, in the event such Subsidiary is joined as a “Borrower” the assets of such Person will only be eligible for inclusion in the Borrowing Base after a satisfactory field examination, appraisals and legal diligence is conducted by Administrative Agent in its Permitted Discretion;

(viii) as of the date of any such Investment or Acquisition and the date of any payment in respect thereof, and after giving effect thereto, the Loan Parties shall have satisfied the Payment Conditions;

(ix) either (A) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its Permitted Discretion, or (B) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent; and

(x) the purchase price payable in respect of (i) any single Acquisition or series of related Acquisitions shall not exceed $2,500,000 in the aggregate and (ii) all Acquisitions (including the proposed Acquisition) shall not exceed $5,000,000 in the aggregate during the term of this Agreement.

“Permitted Administrative Agent Advance” means a disbursement or advance made by the Administrative Agent, in its discretion, which: (a) is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or (b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; and (c) is made to pay any amount chargeable to any Loan Party hereunder.

“Permitted Discretion” means, as used in this Agreement, with reference to the Administrative Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

“Permitted Disposition” means any of the following so long as no Event of Default exists or will result therefrom:

(a) Dispositions of Inventory in the ordinary course of business which for this purpose does not include any Disposition in connection with a Store closing or sale of a Store location;

(b) bulk sales or other Dispositions of the Inventory of a Loan Party in connection with the closing of retail store locations, locations within department or specialty stores or other locations in which a Loan Party leases or licenses a portion of the space in such store in the ordinary course of the business of such Loan Party, in an arm’s length transaction, provided, that, (i) such closings and related sales or other Dispositions of Inventory shall not exceed (A) in any Fiscal Year of the Lead Borrower, twenty percent (20%) of the retail stores of Loan Parties (which does not include store relocations, locations which are closed in connection with the opening of a combination store or superstore, locations within department or specialty stores or other locations in which a Loan Party leases or licenses a portion of such store or international locations where Inventory is not included in the Collateral) in any Fiscal Year of the Lead Borrower as of the beginning of such Fiscal Year (net of openings of new retail store locations) and (B) in the aggregate from and after the Closing Date, thirty-five percent (35%) of the retail store locations of Loan Parties (which does not include store relocations, locations which are closed in connection with the opening of a combination store or superstore, locations within department or specialty stores or other locations in which a Loan Party leases or licenses a portion of such store or international locations where Inventory is not included in the Collateral) in existence as of the Closing Date (net of new store openings), and (ii) all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to Administrative Agent; provided, that, (A) all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with the Intercreditor Agreement, and (B) no such liquidation agreement or professional liquidators shall be required to the extent such sales of Inventory are limited to the closing of a single Store;

(c) non-exclusive licenses of Intellectual Property to a Loan Party in the ordinary course of business;

(d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided, that, if requested by the Administrative Agent, the Administrative Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Administrative Agent;

(e) Dispositions of obsolete, worn out, used or surplus Equipment, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property, no longer used or useful in the conduct of the business of the Loan Parties;

(f) sales, transfers and Dispositions among the Loan Parties or by any Restricted Subsidiary to a Loan Party;

(g) [Reserved];

(h) (i) the making of Permitted Investments, (ii) the granting of or suffering to permit of Permitted Encumbrances, (iii) transactions permitted under Section 7.04, (iv) the making of Restricted Payments permitted under Section 7.06, and (v) transfers of property subject to a Casualty Event upon receipt of the Net Proceeds of such Casualty Event;

(i) sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, the proceeds of such sale are utilized to repay the Obligations;

(j) with prior written notice to the Administrative Agent and the Required Lenders, the sale or abandonment of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business that is not material and is no longer used or useful in the business of any Loan Party, is not affixed to or used in connection with any of the Collateral or any of the books and records of such Loan Party relating to the Collateral and in the case of abandonment, does not have any material value;

(k) Dispositions by or of any Excluded Subsidiary (including the Equity Interests thereof);

(l) leases, subleases, non-exclusive licenses or sublicenses (including, but not limited to Intellectual Property consisting of the Customer List and trademarks) and the provision of software under any open source license) in each case in the ordinary course of business of any Loan Party and which do not materially interfere with the business of the Loan Parties, taken as a whole;

(m) exclusive license or lease of all or a portion of the Customer List to the extent such licenses or leases (i) are Permitted Exclusive Customer List Licenses, or (ii) (x) meet all the criteria of a Permitted Exclusive Customer List License other than those set forth in clause (a) therein, and (y) are otherwise approved by the Administrative Agent and the Documentation Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, in connection with any exclusive license or lease of all or a portion of the Customer List, the Administrative Agent may (i) implement an Intellectual Property Reserve, and/or (ii) engage an appraiser to conduct an appraisal of the Intellectual Property (for the avoidance of doubt, the number of any such appraisals shall not be limited by the terms of Section 6.10(c) and shall be at the Loan Parties’ expense);

(n) exclusive licenses or lease of Intellectual Property (other than the Customer List but including, but not limited to trademarks) to the extent such licenses or leases (i) are Permitted Exclusive Trademark Licenses, or (ii) (x) meet all the criteria of a Permitted Exclusive Trademark License other than those set forth in clause (a) therein, and (y) are otherwise approved by the Administrative Agent and the Documentation Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, in connection with any such exclusive license or lease of Intellectual Property, the Administrative Agent may (i) implement an Intellectual Property Reserve, and/or (ii) engage an appraiser to conduct an appraisal of the Intellectual Property (for the avoidance of doubt, the number of any such appraisals shall not be limited by the terms of Section 6.10(c) and shall be at the Loan Parties’ expense);

(o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) the sale or discount of Receivables arising in the ordinary course of business but only in connection with the collection or compromise thereof; provided, that, no sale or discount of Eligible Credit Card Receivables, Eligible Trade Receivables, or Eligible Receivables shall be permitted pursuant to this clause (n) unless the applicable Loan Party shall have (i) delivered to the Administrative Agent written notice of such disposition in reasonable detail and (ii) if requested by Administrative Agent an updated Borrowing Base Certificate;

(q) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Loan Parties that is not in contravention of Section 7.08 other than Accounts and Inventory;

(r) the unwinding of any Swap Contract;

(s) (i) any involuntary loss, damage or destruction of property of any Loan Party or (ii) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property of any Loan Party;

(t) Dispositions of cash and Cash Equivalents in a manner that is not prohibited by this Agreement or the other Loan Documents;

(u) sales or other Dispositions of assets of the Loan Parties in connection with the Disposition of any Real Estate, buildings or related assets, or the sale or other Disposition of any line of business and related assets and liabilities (in each case, excluding Term Priority Collateral), as to any such sale or other Disposition, each of the following conditions is satisfied:

(i) in the event of a Disposition of any line of business and related assets and liabilities, not less than seventy-five percent (75%) of the consideration to be received by the Loan Parties shall be paid or payable in cash and shall be paid contemporaneously with consummation of the transaction or otherwise on terms and conditions reasonably satisfactory to Administrative Agent,

(ii) the consideration received by such Loan Party in respect of the sale or other Disposition of such assets shall be for the fair value of such assets determined in a commercially reasonable manner based on an arm’s length transaction,

(iii) in the case of any sale or other Disposition of any assets of a category included in the Borrowing Base, as of the date of such sale or other Disposition and after giving effect thereto, using the most recent calculation of the Borrowing Base prior to the date of any such sale or other Disposition, on a pro forma basis, Excess Availability shall be not less than twenty percent (20%) of the lesser of (A) the Aggregate Commitments (as defined in the ABL Loan Agreement) or (B) the ABL Borrowing Base calculated without giving effect to the Term Loan Reserve), and Administrative Agent shall have received an updated Borrowing Base Certificate reflecting the Disposition of such assets,

(iv) at any time a Cash Dominion Event exists, the Net Proceeds from any such sale or other Disposition, shall be applied to the Obligations (subject to the Intercreditor Agreement) to the extent required herein,

(v) if the aggregate book value of the assets subject to the applicable Disposition exceeds $10,000,000, prior to such Disposition, Lead Borrower shall provide to Administrative Agent updated financial projections (after giving effect to such Disposition for the twelve (12) month period following such Disposition), and

(vi) as of the date of any such sale or other Disposition, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(v) the issuance and sale by Lead Borrower of Equity Interests of Lead Borrower (including any purchase option, call or similar right of a third party with respect to the Equity Interests of the Lead Borrower) after the date hereof; provided, that, (i) Lead Borrower shall not be required to pay any cash dividends or repurchase or redeem such Equity Interests or make any other payments in respect thereof except to the extent permitted by Section 7.06, and (ii) at any time during the occurrence and continuance of a Cash Dominion Event, all of the Net Proceeds of the sale and issuance of such Equity Interests shall be applied to the Obligations (subject to the Intercreditor Agreement) if then required in accordance with Section 2.05 hereof, and

(w) other Dispositions of property by Loan Parties and Restricted Subsidiaries not otherwise permitted pursuant to clauses (a) through (v) above (but not including any Disposition of Intellectual Property), the proceeds of which when aggregated with the proceeds of all other Dispositions made pursuant to this clause (u) in any Fiscal Year are less than $1,000,000; provided, that, the Net Proceeds thereof shall be applied or held as required hereunder.

“Permitted Encumbrances” means:

(a) Liens for Taxes that are not yet delinquent (and remain payable without penalty) or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or if they are overdue the amount secured is not in excess of $250,000 individually, and $2,000,000 in the aggregate or are otherwise being contested in compliance with Section 6.04;

(c) (i) pledges and deposits of cash and Cash Equivalents made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA and (ii) pledges and deposits of cash and Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any Subsidiary thereof;

(d) deposits of cash and Cash Equivalents to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) easements, covenants, conditions, restrictions, encroachments, building code laws, zoning restrictions, rights-of-way, protrusions and similar encumbrances and title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that in the aggregate do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties, taken as a whole and such other title defects or survey matters in the aggregate that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the Real Estate;

(g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder);

(h) purchase money Liens on improvements to, fixtures located on, Equipment located at or on, or the construction of any addition to any Real Estate or additional buildings at any Real Estate securing Indebtedness permitted under clause (l) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within sixty (60) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties other than the proceeds of the disposition of such Real Estate, fixtures or Equipment;

(i) Liens in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties pursuant to the Loan Documents to secure the Obligations;

(j) Statutory or common law Liens of landlords and other like Liens or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure obligations not overdue for a period of more than thirty (30) days;

(k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided, that, such liens (i) attach only to such Investments and the proceeds thereof and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) purported Liens arising from precautionary UCC filings or similar public filings regarding operating leases or the consignment of goods;

(n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Restricted Subsidiary;

(o) Liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Loan Parties in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Loan Parties, pursuant to the Credit Card Agreements to secure the obligations of Loan Parties to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(p) Liens on Inventory in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods;

(q) Liens on the fixed or capital assets acquired by any Loan Party with the proceeds of the Indebtedness described in clause (c) of the definition of “Permitted Indebtedness” below so long as (A) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (B) the Indebtedness secured thereby consists only of the Indebtedness that was incurred to pay the purchase price for the purchase or acquisition of the property and such Indebtedness does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (C) such Liens shall not extend to any other property or assets of the Loan Parties;

(r) Liens on the Collateral to secure the ABL Debt, provided, that, such Liens are at all times subject to the terms of the Intercreditor Agreement;

(s) encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages;

(t) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Loan Parties, taken as a whole, or (ii) secure any Indebtedness;

(u) Liens relating to banker’s Liens (including Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code), Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries in the ordinary course of business only to secure customary fees and charges related to the maintenance and operation of accounts maintained with such depository institution or securities intermediaries;

(v) Liens solely on any Cash deposits or Cash Equivalents of any Loan Party (other than Liens of the ABL Agent) by the Loan Parties in connection with any letter of intent or purchase agreement in respect of any Permitted Investment;

(w) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease entered into in the ordinary course of business;

(x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods (including Inventory having a Value not in excess of $1,000,000) entered into by any Loan Party in the ordinary course of business;

(y) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Loan Party, and (iii) relating to purchase orders and other agreements entered into with customers of any Loan Party in the ordinary course of business;

(z) Liens on insurance policies owned by any Loan Party and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) deposits of cash and Cash Equivalents made by any Loan Party held by the owner or lessor of premises leased and operated by any of the Loan Parties in the ordinary course of business of the Loan Parties to secure the performance of the Loan Parties’ obligations under the terms of the lease for such premises;

(bb) transactions described in Section 7.01 that constitute Dispositions to the extent that such Dispositions are Permitted Dispositions;

(cc) Liens on the Equity Interests of Lead Borrower in favor of third parties consisting of any purchase options, calls or similar rights of third parties;

(dd) Liens on Real Estate (together with Liens on improvements, fixtures and Equipment located on such Real Estate) securing Indebtedness to the extent such Indebtedness is permitted under clause (f) of the definition of Permitted Indebtedness (and any Permitted Refinancing thereof) so long as such Liens do not extend to any other property or assets (other than proceeds) of the Loan Parties other than such Real Estate (or fixtures, improvements, or Equipment located thereon);

(ee) without duplication of, or aggregation with, any other Liens on the assets of Borrowers permitted under any other clause of this definition, other Liens (other than Liens on Term Priority Collateral or Accounts and Inventory) securing obligations (other than in respect of Indebtedness for borrowed money) in an aggregate principal amount not exceeding $1,000,000 at any one time outstanding;

provided, however, that no Liens that secure the repayment of borrowed money shall be permitted on Eligible Intellectual Property or any other assets included in the Borrowing Base or the ABL Borrowing Base (other than Liens in favor of the Administrative Agent and the ABL Agent).

“Permitted Exclusive Customer List License(s)” means any exclusive license or lease of all or any portion of the Customer List so long as (a) the proposed license or lease relates solely to one of the following categories: (i) diapers, (ii) training pants, (iii) infant or toddler wipes and/or other sanitary or cleansing products for infants or toddlers, (iv) diaper rash products, (v) infant or toddler formula, (vi) supplement pills and/or vitamins for the pregnant and/or nursing woman, (vii) preservation of stem cells from cord blood or other sources, (viii) infant and toddler retail stores, products and/or services, (ix) baby registry, (x) photo services, (xi) birth announcements, (xii) photo books, (xiii) magazines or e-zines, (xiv) insurance, (xv) home improvement, (xvi) furniture, (xvii) legal services, and (xviii) photography services, (b) such license or lease does not contain any provisions limiting the grant of a Lien in such license or lease in favor of the Administrative Agent, and (c) as of the date of such license or lease and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

“Permitted Exclusive Trademark License(s)” means any exclusive license or lease of Intellectual Property (excluding the Customer List but including, but not limited to, trademarks) of the Loan Parties so long as (a) the proposed license or lease relates solely to shop-in-shop, wholesale or retail operations within the following countries in which Lead Borrower currently operates or in the future has such relationships (i) the United States of America (provided, however the Lead Borrower may only enter into such trademark licenses in the United States of America with Macy’s, Buy Buy Baby, Sears and Kohl’s), (ii) Canada, (iii) Mexico, (iv) Israel, (v) India, (vi) the United Kingdom, (vii) South Korea, (viii) United Arab Emirates, (ix) Saudi Arabia, (x) Kuwait, (xi) Qatar, (xii) Bahrain, and (xiii) Oman, (b) such license or lease does not contain any provisions limiting the grant of a Lien in such license or lease in favor of the Administrative Agent, and (c) as of the date of such license or lease and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

“Permitted Indebtedness” means each of the following as long as no Event of Default exists on the date of such incurrence or would arise from the incurrence thereof:

(a) Indebtedness and other obligations outstanding on the date hereof and listed on Schedule 7.03(a) and any Permitted Refinancing thereof;

(b) Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Excluded Subsidiary to the extent such Indebtedness is subordinated on terms and conditions reasonably satisfactory to the Administrative Agent in its Permitted Discretion;

(c) purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets (other than Real Estate), including Capital Lease Obligations, Synthetic Lease Obligations and Indebtedness under the Wells Fargo Equipment Financing Documents, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided, that, the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $25,000,000 at any time outstanding;

(d) obligations (contingent or otherwise) of any Loan Party existing or arising under any Swap Contract, provided, that, such obligations (i) are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, commodities pricing risks or foreign exchange rates, and not for purposes of speculation or taking a “market view”, and (ii) are unsecured, except to the extent such obligations constitute part of the Bank Products (as defined in the Intercreditor Agreement) and are at all times subject to the Intercreditor Agreement;

(e) contingent liabilities under performance, bid, appeal and surety bonds and performance and completion guarantees or similar obligations or obligations incurred in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding worker compensation claims;

(f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions), provided, that, all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations to the extent the failure to do so would result in a Cash Dominion Event;

(g) unsecured Indebtedness incurred with respect to any Permitted Acquisition, any other Permitted Investment or any Permitted Disposition, in each case, to the extent constituting customary indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party as a result of a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party); provided, that, the foregoing shall not restrict the incurrence of Indebtedness by an Excluded Subsidiary in connection with the Permitted Acquisition thereof;

(i) the Obligations;

(j) [Reserved];

(k) [Reserved];

(l) Indebtedness to finance the acquisition, construction, repair, replacement or improvement of (i) additional or replacement buildings and/or Real Estate (or an addition or additions to such Real Estate) for distribution, warehousing or office space, and (ii) any improvements, fixtures or Equipment for any buildings or Real Estate of a Loan Party, in each case, only to the extent secured by Liens permitted under clause (h) of the definition of Permitted Encumbrances;

(m) unsecured Indebtedness in the aggregate principal amount of up to $75,000,000 at any time outstanding (which Indebtedness may include the issuance, redemption or repurchase of Disqualified Stock), provided, that, as to any such Indebtedness (i) such Indebtedness shall be on commercially reasonable terms and conditions with market rate pricing and otherwise be acceptable to the Required Lenders and shall have a maturity date that is at least ninety-one (91) days after the Maturity Date, (ii) as of the date of the incurring of any such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (iii) if such Indebtedness is owed to a seller of assets to any Loan Party, it is expressly subordinate in right of payment to the prior payment in full of the Obligations and otherwise subject to related subordination provisions on terms reasonably acceptable to Administrative Agent;

(n) Indebtedness of Borrowers and Guarantors evidenced by or arising under the ABL Documents (as in effect on the date hereof or as permitted to be amended, modified, supplemented, extended, renewed, refinanced, restated or replaced pursuant to the Intercreditor Agreement);

(o) unsecured guarantees made by any Loan Party in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Loan Parties;

(p) guarantees by any Loan Party of Indebtedness of any other Loan Party with respect to Indebtedness otherwise permitted to be incurred pursuant to Section 7.02;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) Indebtedness representing deferred compensation to employees of the Loan Parties incurred in the ordinary course of business;

(s) Indebtedness consisting of obligations of the Loan Parties under deferred compensation or other similar arrangements with employees incurred by such Loan Party in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(t) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses, former spouses or domestic partners to finance the purchase or redemption of Equity Interests in the Lead Borrower permitted by Section 7.01;

(u) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business, provided, that the foregoing are unsecured, except as permitted pursuant to clause (l), (o) (u) or (y) of the definition of Permitted Encumbrances or to the extent such obligations constitute part of the Cash Management Services (as defined in the Intercreditor Agreement) and are at all times subject to the Intercreditor Agreement;

(v) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Loan Parties or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.

“Permitted Investments” means each of the following as long as no Event of Default exists or would arise from the making of such Investment:

(a) Investments in cash and Cash Equivalents;

(b) Investments existing on the Closing Date and set forth on Schedule 7.02, and any modifications, replacements, renewals, reinvestments or extensions of any of the foregoing but not any increase in the amount thereof except pursuant to the terms of such Investment (as in effect on the Closing Date);

(c) [Reserved];

(d) (i) Investments (including capital contributions, loans or advances) by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, and (ii) additional Investments by the Loan Parties in Subsidiaries that are Non-Loan Parties, provided, that, in the case of this clause (ii), as of the date of such Investment and after giving effect thereto, each of the Payment Conditions shall be satisfied;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors;

(f) guarantees by any Loan Party of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness in the ordinary course of business;

(g) Investments by any Loan Party in Swap Contracts permitted under clause (d) of the definition of “Permitted Indebtedness”;

(h) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and other disputes with, customers and suppliers, in each case in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(i) loans or advances to officers, directors, partners and employees of the Loan Parties in the ordinary course of business in an amount not to exceed $200,000 to any individual at any time or in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(j) Investments constituting Permitted Acquisitions;

(k) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(l) Investments permitted pursuant to Sections 7.01, 7.03, 7.04, 7.05 and 7.06;

(m) promissory notes and other noncash consideration permitted to be received in accordance with the terms of this Agreement in connection with Permitted Dispositions, Restricted Payments permitted to be made in accordance with Section 7.06 and Permitted Acquisitions;

(n) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) loans and advances made by Loan Parties to the Lead Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Lead Borrower in accordance with Section 7.06;

(q) Investments held by a Loan Party acquired after the Closing Date or of a Person merged into such Loan Party or merged or consolidated with such Loan Party (other than the Lead Borrower) in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower;

(s) Investments in any Rabbi Trust in order to fund accrued benefits under any SERP; provided, that, prior to or contemporaneously with the formation of any such Rabbi Trust, the applicable Loan Party has granted a Lien thereon in favor of Administrative Agent for the benefit of the Secured Parties to secure the Obligations;

(t) Investments made by Excluded Subsidiaries, provided, that, to the extent such Investments are loans and advances to any Loan Party or Restricted Subsidiary such loans and advances shall be subordinated to the payment in full of the Obligations on terms and conditions acceptable to the Administrative Agent in its Permitted Discretion; and

(u) other Investments (other than Permitted Acquisitions which shall be permitted upon the satisfaction of the conditions set forth in the definition thereof) in an amount not to exceed $2,500,000, to the extent that, as of the date of such Investment and the date of any payment in respect thereof, and after giving effect thereto, the Payment Conditions are satisfied.

“Permitted Refinancing” means any extension, renewal, replacement, modification or refinancing of any Permitted Indebtedness of any Loan Party arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Permitted Indebtedness (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”) to the extent permitted hereunder; provided that: (a) the Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail reasonably satisfactory to the Administrative Agent the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as the Administrative Agent may reasonably request; (b) promptly upon the Administrative Agent’s request, the Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as executed and delivered by the parties thereto; (c) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith); (d) such Indebtedness shall have a final maturity that is no earlier than (i) in the case of Refinanced Obligations that constitute Material Indebtedness, ninety-one (91) days after the Maturity Date, and (ii) in the case of all other Refinanced Obligations, three hundred sixty-four (364) days after the final maturity date of such Refinanced Obligations or, if earlier, ninety (91) days after the Maturity Date; (e) such Indebtedness shall have a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of the Refinanced Obligations; (f) such Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Obligations on terms no less favorable to the Credit Parties than the Refinanced Obligations; (g) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (h) if the Refinanced Obligations or any Guarantees thereof are unsecured, such Indebtedness and any Guarantees thereof shall be unsecured; (i) if the Refinanced Obligations or any guarantees thereof are secured, such Indebtedness and any Guarantees thereof shall be secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any guarantees thereof, on terms no less favorable to the Administrative Agent or the Lenders; (j) if the Refinanced Obligations or any guarantees thereof are secured, the Liens to secure such Indebtedness shall not have a priority more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on such property, shall be subordinated to the Administrative Agent’s Liens on terms and conditions no less favorable; (k) if the Refinanced Obligations or any Guarantees thereof are subordinated to any Indebtedness of the Borrower other than the Obligations, such Refinancing Indebtedness and any Guarantees thereof shall be subordinated to the Obligations on terms (including intercreditor terms) no less favorable to the Administrative Agent or the Lenders; (l) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Indebtedness; and (m) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Indebtedness, taken as a whole, are not more restrictive with respect to the Lead Borrower and the Restricted Subsidiaries, as reasonably determined by the Lead Borrower in good faith, than the terms and conditions of the Refinanced Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in the last paragraph of Section 6.02.

“PPSA” means the Personal Property Security Act (Ontario), the Civil Code of Québec or any other applicable Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Prepayment Event” means:

(a) solely to the extent a Cash Dominion Event then exists or would result therefrom, any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party (other than as set forth in clause (b) below);

(b) any Disposition of Term Priority Collateral other than Permitted Dispositions pursuant to clauses (c), (j), (l), (m) or (n) of the definition thereof;

(c) solely to the extent a Cash Dominion Event then exists or would result therefrom, any Casualty Event with respect to Inventory (including the receipt of any Extraordinary Receipts with respect to such Casualty Event);

(d) solely to the extent a Cash Dominion Event then exists, the issuance by a Loan Party or any of its Restricted Subsidiaries of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or other Investment permitted hereunder or (iii) as a compensatory issuance to any employee, director, or consultant (including pursuant to any employee stock or option plans approved by the board of directors of such Loan Party);

(e) solely to the extent a Cash Dominion Event then exists, the incurrence by any Loan Party, of any Indebtedness for borrowed money issued by any Loan Party or its Restricted Subsidiaries (other than the incurrence of Permitted Indebtedness described in clauses (c) and (l) of the definition thereof); or

(f) solely to the extent a Cash Dominion Event then exists, the receipt by any Loan Party of any Extraordinary Receipts (other than Extraordinary Receipts in respect of Inventory).

“Prepayment Premium” has the meaning specified in Section 2.09(b).

“Public Lender” has the meaning specified in last paragraph of Section 6.02.

“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of the Lead Borrower have been distributed by means of an effective registration statement under the Securities Act of 1933.

“Public Offering” means a public offering of the Equity Interests of the Lead Borrower pursuant to an effective registration statement under the Securities Act of 1933.

“Québec Hypothec” means a hypothec, in form and substance reasonably satisfactory to Agent and all other documents contemplated thereby or delivered in connection therewith, each executed and delivered by the Loan Parties.

“Rabbi Trust” means any grantor trust established by an Obligor in accordance with Internal Revenue Service Revenue Procedure 96-24 to accept both employer and employee contributions made under the terms of one or more SERPs. As of the Closing Date, the Loan Parties have no Rabbi Trusts.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all fixtures, hereditaments, appurtenances, easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof, now or hereafter owned by any Loan Party

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of any Loan Party: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of any Loan Party; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Loan Party or otherwise in favor of or delivered to Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Loan Party, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Loan Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Loan Party) or otherwise associated with any Accounts, Inventory or general intangibles of any Loan Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Loan Party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Loan Party is a beneficiary).

“Receivables Reserves” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the respective meanings set forth in the ABL Loan Agreement. .

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Reports” has the meaning provided in Section 9.12(b).

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50%) of the outstanding Term Loans; provided that if the Term Loans shall then be held by two or more Lenders, then Required Lenders shall be at least two Lenders (treating for purposes of this proviso a Lender and all of its Affiliates and Approved Funds as a single Lender).

“Reserves” and all constituent definitions contained in such term as set forth in the ABL Loan Agreement shall have the meaning set forth in the ABL Loan Agreement.

“Responsible Officer” means the chief executive officer, president, chief financial officer, secretary or assistant secretary, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Restricted Subsidiary” means each Subsidiary of Lead Borrower that is not an Excluded Subsidiary.

“Reuters Screen LIBOR01 Page” means the display page LIBOR01 on the Reuters service or any successor display page, other published source, information vendor or provider that has been designated by the sponsor of Reuters Screen LIBOR01 page.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctions Laws” has the meaning set forth in Section 5.16.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SDN List” means the list of the Specially Designated Nationals and Blocked Persons.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Party” or “Secured Parties” means individually and collectively, each Lender and the Administrative Agent, and the successors and assigns of each of the foregoing.

“Secured Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Documentation Agent and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (but in any event subject to the limitations described below) (i) the reasonable and documented fees, charges and disbursements of (A) counsel for the Administrative Agent and counsel for the Documentation Agent (provided that the fees and expenses of counsel for the Documentation Agent payable on the Closing Date shall not exceed $40,000), (B) outside consultants for the Administrative Agent and the Documentation Agent, (C) appraisers (but only to the extent expressly provided to be paid by the Borrowers as set forth in this Agreement), (D) field examinations (but only to the extent expressly provided to be paid by the Borrowers as set forth in this Agreement), and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations; and (b) all reasonable and documented out-of-pocket expenses incurred by the Lenders who are not the Administrative Agent or the Documentation Agent, or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided, that, such Lenders shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, the Canadian Security Documents, and each other security agreement or other instrument or document executed and delivered to the Administrative Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“SERP” means all non-qualified retirements plans approved by the members of any Loan Party’s board of directors, whether individual supplemental agreements or executive deferred compensation plans.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Canadian Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Specified Event of Default” means the occurrence of (a) any Event of Default described in any of Sections 8.01(a), 8.01(b) (but only with respect to an Event of Default arising from the failure to (x) deliver a Borrowing Base Certificate or (y) comply with Section 7.15), 8.01(d) (but only with respect to representations and warranties set forth in a Borrowing Base Certificate) or 8.01(f) or (b) the exercise by Administrative Agent of its rights and remedies upon an Event of Default.

“Specified Negative Covenants” has the meaning given to such term in Section 1.08 hereof.

“Spot Rate” has the meaning given to such term in Section 1.07 hereof.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party other than a Leased Department.

“Store Leased Location” means any Store which is subject to a lease agreement between a Loan Party and a third party, but excluding any location where a Loan Party is operating pursuant to a Leased Department Agreement.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means, the earliest to occur of (i) the Maturity Date or (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated).

“Term Loan” means a Term Loan made by a Lender to Borrowers under Article II and collectively, the “Term Loans”.

“Term Loan Commitment” means, as to each Lender, its obligation to make a portion of the Term Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable. As of the Closing Date the aggregate amount of the Term Loan Commitments is $32,000,000.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Loan Reserve” shall mean the Term Loan Reserve under and as defined in the Intercreditor Agreement.

“Term Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit A, as each may be amended, supplemented or modified from time to time.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York provided, that, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.22.

“UFTA” has the meaning specified in Section 10.22.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Dollars calculated by Administrative Agent by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published in the Wall Street Journal in the “Exchange Rate” column under the heading “Currency Trading” (if currency is not quoted in the Wall Street Journal on such day, such other source as the Agent shall reasonably select) on the Business Day immediately prior to such determination.

“Value” means, with respect to each category of Inventory, the Cost, consistent with the then current practices of Borrowers, without regard to intercompany profit or increases for currency exchange rates.

“VAT” shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction (including Goods and Services Tax, Harmonized Sales Tax and Québec Sales Tax).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wells Equipment Financing Documents” means that certain Master Lease Number 426197 dated as of September 30, 2014 between Wells Fargo Equipment Finance, Inc. and the Lead Borrower.

“Wells Fargo” means Wells Fargo Bank, N.A. and its successors.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) or other Equity Interests are owned by an one or more of the Borrowers and any of the Borrowers’ other Wholly-Owned Subsidiaries at such time.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, supplemented, extended, renewed, restated or replaced (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein or in any other Loan Document to the “satisfaction”, “repayment”, “paid in full” or “payment in full” of the Obligations (including, the “Guaranteed Obligations” as defined in the Facility Guaranty and the “Secured Obligations” as defined in the Security Agreement) shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Obligations other than unasserted contingent indemnification Obligations.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Lease. Notwithstanding any other provision contained herein, (i) any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Indebtedness or as a capital lease or Capital Lease Obligations and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for the purposes of this Agreement and (ii) any obligation that is not treated as Indebtedness for the purposes of GAAP and otherwise included in the definition of “Indebtedness” as of the Closing Date shall not be treated as Indebtedness for purposes of this Agreement, in each case described in subclauses (i) and (ii), notwithstanding any actual or proposed change in or application of GAAP after the Closing Date.

1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06. [Reserved].

1.07. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided, that, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08. Determination of Compliance with Certain Covenants. For purposes of determining compliance with any negative covenant set forth in Section 7.01 (Liens), Section 7.02 (Investments), Section 7.03 (Indebtedness), Section 7.05 (Dispositions), Section 7.06 (Restricted Payments) and Section 7.07 (Prepayments of Indebtedness) (each of the foregoing, a “Specified Negative Covenant”), at the time of incurrence, or making of any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Indebtedness, the Lead Borrower will be entitled to classify such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Indebtedness, as the case may be, in an applicable subcategory (but not multiple subcategories) permitted under such Specified Negative Covenant (but not other Specified Negative Covenants) (in each case, to the extent available and the criteria of such subcategory is satisfied); provided, that, with respect to such Lien, Investment, Disposition or Restricted Payment, if such election by the Lead Borrower exhausts such applicable subcategory chosen under such Specified Negative Covenant, the Lead Borrower may elect to also use (i) clause (ee) of the definition of Permitted Encumbrances with respect to such Lien, (ii) clause (u) of the definition of Permitted Investments with respect to such Investment, (iii) clause (w) of the definition of Permitted Disposition with respect to such Disposition or (iv) Section 7.06(e) with respect to such Restricted Payment (in each case of the foregoing clauses (i) through (iv), to the extent available and the criteria of such subcategory is satisfied).

1.09. Certain ABL Loan Agreement Provisions. In the event that the ABL Documents shall terminate and be of no further force and effect, the following defined terms and Sections shall be incorporated into this Agreement in the form existing in the ABL Loan Agreement immediately prior to such termination: “Eligible Inventory”, “Eligible LC Inventory”, “Eligible Receivables”, “Eligible Trade Receivables”, Section 6.13 (b), (c), (d), and (e).

ARTICLE II

THE CREDIT FACILITY

2.01. The Term Loans; Reserves.

(a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a single loan in Dollars to the Borrowers on the Closing Date, in the amount of such Lender’s Term Loan Commitment by wire transfer in accordance with the instructions provided (and reasonably acceptable) to such Lender by the Lead Borrower, provided that after giving effect to the funding of the Term Loans hereunder, the aggregate outstanding principal amount of the Term Loans shall not exceed the total aggregate amount of the Term Loan Commitments immediately prior to the funding of the Term Loans. Amounts repaid or prepaid on the Term Loans may not be reborrowed. Upon the funding of a Term Loan in the amount of its Term Loan Commitment on the Closing Date, each Lender’s Term Loan Commitment shall be reduced to zero.

(b) [Reserved].

(c) As of the Closing Date, (i) the Reserves are as set forth in the most recent Borrowing Base Certificate delivered in connection with the ABL Loan Agreement and (ii) the Intellectual Property Reserves are as set forth on the Borrowing Base Certificate delivered on the Closing Date.

(d) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate the Intellectual Property Reserves against the Borrowing Base. The Administrative Agent shall give three (3) Business Days prior notice to the Lead Borrower with respect to the establishment of any new Intellectual Property Reserves or changes in the methodology of the calculation of an existing category of Intellectual Property Reserves (during which period the Administrative Agent shall be available to discuss any such proposed changes to methodology with Borrowers and Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such reserve or change no longer exists in a manner and to the extent reasonably satisfactory to Administrative Agent); provided, that, no such prior notice shall be required (i) at any time that an Event of Default is continuing, (ii) for changes to any Intellectual Property Reserves resulting solely by virtue of mathematical calculations of the amount of the Intellectual Property Reserves in accordance with the methodology of calculation previously utilized, or (iii) for changes to Intellectual Property Reserves or establishment of additional Intellectual Property Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Intellectual Property Reserves not changed or established prior to the expiration of such three (3) Business Day period. The amount of any Intellectual Property Reserves established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by the Administrative Agent in their Permitted Discretion. The Administrative Agent shall not establish any Intellectual Property Reserves that are duplicative of any other Reserves (as defined in the ABL Loan Agreement) or items that are otherwise addressed or excluded through eligibility criteria.

(e) Subject to Section 6.21, if any Borrowing Base Certificate delivered pursuant to Section 6.02(b) shows that the then outstanding principal balance of the Term Loans is in excess of the Borrowing Base, then, pursuant to the terms of the Intercreditor Agreement, the Term Loan Reserve in an amount equal to such excess shall be implemented.

2.02. Permitted Administrative Agent Advances. After obtaining the prior written consent of the Required Lenders, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s discretion, to make Permitted Administrative Agent Advances. The Permitted Administrative Agent Advances shall be repayable on demand of the Administrative Agent or the Required Lenders and together with all interest thereon shall constitute Obligations secured by the Collateral. Permitted Administrative Agent Advances shall not constitute Term Loans but shall otherwise constitute Obligations hereunder. Interest on Permitted Administrative Agent Advances shall be payable at the Interest Rate then applicable and shall be payable on demand of the Administrative Agent or the Required Lenders. Each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent’s demand, in immediately available funds, the amount equal to such Lender’s pro rata share of each such Permitted Administrative Agent Advance. The making of any such Permitted Administrative Agent Advance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Administrative Agent Advance on any other occasion or to permit such Permitted Administrative Agent Advances to remain outstanding. The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to any Permitted Administrative Agent Advance.

2.03. [Reserved].

2.04. [Reserved].

2.05. Prepayments.

(a) The Borrowers may prior to a Cash Dominion Event, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part together with any applicable Prepayment Premium required by Section 2.09(b); provided, that, (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment; and (ii) such notice shall specify the amount of such prepayment of the Term Loans to be prepaid, which shall be in a minimum amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment shall be accompanied by all accrued interest on the amount prepaid together with any applicable Prepayment Premium required by Section 2.09(b). Each such prepayment shall be applied to the Term Loans of the Lenders in accordance with their respective Applicable Percentage, and shall be applied to the scheduled principal installments on a pro rata basis.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved]

(f) [Reserved].

(g) Subject to the terms of the Intercreditor Agreement, the Borrowers shall prepay the Term Loans in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event, unless the Net Proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Administrative Agent and no Net Proceeds remain after such application.

(h) The Lead Borrower shall cause any Foreign Subsidiary which sells any licenses or otherwise makes any Disposition of Intellectual Property (excluding the receipt of royalties in respect of the lease or license of Intellectual Property) to pay 100% of the Net Proceeds of such Disposition (excluding the receipt of royalties in respect of the lease or license of Intellectual Property) to the Administrative Agent as a mandatory prepayment.

(i) [Reserved].

(j) Subject to the terms of the Intercreditor Agreement, prepayments made pursuant to Prepayment Events shall be applied first, to the outstanding ABL Loans (and any ABL Debt then due and payable) in the event that such prepayment arises from a Disposition of, or Extraordinary Receipts with respect to, ABL Priority Collateral (without a permanent reduction in the Commitments (as defined in the ABL Loan Agreement)) and second, to the Obligations, and to the extent any prepayments are made pursuant to Prepayment Events that arise from a Disposition of, or Extraordinary Receipts with respect to Term Priority Collateral, such proceeds shall be applied first, to the Obligations and second, to the outstanding ABL Loans and ABL Debt.

(k) All amounts prepaid pursuant to Section 2.05(g), (h) and (k) shall be applied to scheduled principal installments of the Obligations in the inverse order of maturity to reduce the outstanding principal balance of the Term Loans and shall be accompanied by the amount of the Prepayment Premium (if any) required pursuant to Section 2.09(b) and all accrued interest on the amount prepaid and, in the case of a prepayment in full, all other Obligations then due and owing. Each such prepayment shall be applied to the Term Loans of the Lenders in accordance with their respective Applicable Percentage.

2.06. [Reserved].

2.07. Repayment of Term Loans.

(a) Borrowers shall repay the Term Loans to the Administrative Agent for the ratable account of the Lenders, on the first Business Day of each February, May, August and November, commencing on the first Business Day of August 2016, in an aggregate principal amount of $800,000.00.

(b) On the Termination Date, Borrowers shall repay any remaining principal of the Term Loans outstanding on such date, together with any other outstanding Obligations. In addition, the Borrowers shall repay to the Administrative Agent all outstanding Permitted Administrative Agent Advances within three (3) Business Days of written demand therefor.

2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), Section 3.02 and Section 3.03 below, the Term Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

(b) (i) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Term Loan shall be due and payable in arrears (i) on each Interest Payment Date, and (ii) if not previously paid in full, on the Termination Date, and at such other times as may be specified herein Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09. Fees.

(a) Closing Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders in accordance with their Applicable Percentages a Closing Fee (the “Closing Fee”) in the amount of $640,000, which Closing Fee is deemed fully earned and non-refundable on the Closing Date. No portion of the Closing Fee shall be subject to refund, rebate or abatement in whole or part.

(b) Prepayment Premium.

(i) If the Borrowers pay, for any reason (including, but not limited to, any optional or mandatory payment after the occurrence of an Event of Default or after acceleration of the Term Loans including in connection with the commencement of any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws), all or any part of the principal balance of the Term Loans on or before the third anniversary of the Closing Date, each such payment shall be accompanied by payment of a premium (expressed as a percentage of the aggregate principal amount of the Term Loans that is subject to such prepayment) (the “Prepayment Premium”) as follows: (x) on or prior to the first anniversary of the Closing Date, 3.0%, (y) after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date, 2.0% and (z) after the second anniversary of the Closing Date, but on or prior to the third anniversary of the Closing Date, 1.0%. Any prepayment of the Term Loans made after the third anniversary of the Closing Date shall be without any premium under this Section 2.09(b).

(ii) Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, the commencement of any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws, sale, disposition or encumbrance (including that by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration will also be due and payable as though said Indebtedness was voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Borrowers agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable (i) in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or this Agreement or the Notes evidencing the Obligations) in any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any insolvency proceeding to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations. THE BORROWERS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. The Borrowers expressly agrees that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledges that their agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Term Loan Commitments and make the Term Loans.

(c) Other Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on the Term Loans for the day on which the Term Loans are made, and shall not accrue on the Term Loans, or any portion thereof, for the day on which the Term Loans or such portion is paid (except as otherwise set forth herein). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11. Evidence of Debt.

(a) The Term Loan made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of the Term Loan made by such Lender, each payment and prepayment of principal of any such Term Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Term Note, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Term Note and upon cancellation of such Term Note, the Borrowers will issue, in lieu thereof, a replacement Term Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) [Reserved].

2.12. Payments Generally.

(a) General.

(i) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., at the option of the Administrative Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii) [Reserved].

(b)     (i) [Reserved].

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) [Reserved].

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make the Term Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Term Loan or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment hereunder.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Term Loans in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 8.03, provided, that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any portion of its Term Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14. [Reserved].

2.15. [Reserved].

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01. Taxes. For purposes of this Article III, the term “applicable law” shall include FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes (including any Other Taxes), provided, that, if the Borrowers shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings and (iii) the Borrowers shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent, timely reimburse it for the payment of Other Taxes.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of the Administrative Agent or a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be provided on the Closing Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made, including under FATCA.

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that, the Loan Parties, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Loan Parties under this subsection (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary contained in this subsection (f) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund the Term Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, the outstanding Term Loans made by such Lender shall be immediately converted to Term Loans accruing interest at the Base Rate plus the Applicable Margin until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with the Term Loans that (a) adequate and reasonable means do not exist for determining the LIBO Rate for any Term Loan, or (b) the LIBO Rate with respect to the Term Loans does not adequately and fairly reflect the cost to such Lenders of funding the Term Loans, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Administrative Agent and the Lenders to calculate interest based on the LIBO Rate shall automatically be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice and the Term Loans shall be immediately converted to Term Loans accruing interest at the Base Rate plus the Applicable Margin.

3.04. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate);

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Term Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the Term Loan made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining any Term Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Term Loan made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided, that, the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) [Reserved].

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, so long as the Term Loan of such Lender bears interest at a rate based on the LIBO Rate, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any payment or prepayment of the Term Loan of such Lender (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers to prepay the Term Loan of such Lender on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of the Term Loan of such Lender as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain the Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall (at the request of the Lead Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive repayment of all Obligations hereunder.

3.08. Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Loan Party hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

ARTICLE IV

CONDITIONS PRECEDENT TO THE TERM LOAN

4.01. Conditions of the Term Loans. The obligation of each Lender to make its Term Loan hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii) a Term Note executed by the Borrowers in favor of each Lender requesting a Term Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable legal opinion of Pepper Hamilton LLP, U.S. counsel to the Loan Parties, and Gowlings WLG, Canadian counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Administrative Agent required under the Loan Documents have been obtained and are in effect;

(viii) evidence reasonably satisfactory in form and substance to the Administrative Agent that a portion of the proceeds of the Term Loans will be used to repay the ABL Debt in an amount sufficient to repay the Tranche A-1 Revolving Loans in their entirety and that the Tranche A-1 Revolving Loan Commitments will thereupon be terminated;

(ix) each Security Document set forth on Schedule 4.01(a) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(x) subject to Section 6.21, all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi) appraisals (based on net orderly liquidation value) by a third party appraiser acceptable to the Administrative Agent of all Intellectual Property of the Borrowers, the results of which are satisfactory to the Administrative Agent;

(xii) results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases or subordination agreements reasonably satisfactory to the Administrative Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Administrative Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xiii) (A) all documents and instruments, including Uniform Commercial Code financing statements and PPSA filings, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments will be filed, registered or recorded to the satisfaction of the Administrative Agent, (B) Blocked Account Agreements, and (C) Control Agreements with respect to the Loan Parties’ securities and investment accounts;

(b) The ABL Agent and the Borrowers shall have entered into an amendment to the ABL Loan Agreement in form and substance satisfactory to the Administrative Agent, which, among other things, (i) provides for the extension of the maturity date under the ABL Loan Agreement to be co-terminus with the Maturity Date hereunder, and (ii) permits the Term Loans, the Liens granted under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties, and the consummation of the transactions contemplated hereby.

(c) After giving effect to the funding of the Term Loans on the Closing Date, Excess Availability shall not be less than $45,000,000.

(d) All of the Borrowers’ accounts payable shall be within stated invoice terms as of the Closing Date, or as permitted in the ordinary course of the Borrowers’ business consistent with past practice.

(e) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, as of February 29, 2016, and executed by a Responsible Officer of the Lead Borrower.

(f) The Administrative Agent shall have received the Audited Financial Statements.

(g) The Administrative Agent shall have received and be satisfied with (i) a detailed annual forecast for the period commencing on the Closing Date and ending with the end of the 2016 Fiscal Year, which shall include an Excess Availability model, Consolidated income statement, balance sheet, and statement of cash flow, (ii) a detailed forecast for the period commencing on the Closing Date and ending with the end of the 2016 Fiscal Year, which shall include an Excess Availability model, Consolidated income statement, balance sheet and statement of cash flow, by month (iii) any updates to the projections described in clauses (i) and (ii), in each case in form and substance reasonably satisfactory to Administrative Agent, and (iv) copies of interim unaudited financial statements for each quarter and month since the date of the Audited Financial Statements (including February 2016), in each case of the foregoing clauses (i) through (iv), prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices.

(h) The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(i) All fees required to be paid to the Administrative Agent on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(j) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(k) The Administrative Agent shall have received all documentation and other information reasonably requested in writing at least five (5) Business Days prior to the Closing Date in order to allow the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(l) The representations and warranties of each other Loan Party contained in Article V or any other Loan Document, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (other than if such representations and warranties are subject to “materiality” or “Material Adverse Effect” or similar language, in which case they shall be true and correct in all respects).

(m) No Default or Event of Default shall exist, or would result from the funding of the Term Loans or from the application of the proceeds thereof as contemplated on the Closing Date.

(n) The Lenders have met with Lead Borrower’s management team and the results of such meeting were satisfactory to the Lenders.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Secured Parties to enter into this Agreement and to make the Term Loans hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Secured Parties that:

5.01. Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries which has or would reasonably expected to have a Material Adverse Effect, (ii) any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries, or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject in each case which has or would reasonably expected to have a Material Adverse Effect; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Administrative Agent under the Security Documents); or (d) violate any Law where such violation has or would reasonably be expected to have a Material Adverse Effect.

5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the grant of the security interest by the Loan Parties of the Collateral pledged by the Loan Parties pursuant to the Security Documents or for the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents or the priority thereof, (b) such as have been obtained or made and are in full force and effect, or (c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.04. Binding Effect. This Agreement and each other Loan Document has been, duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness of the Lead Borrower and its Subsidiaries as of the date thereof, if and as required by GAAP.

(b) The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated October 31, 2015, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness of the Loan Parties and their Consolidated Subsidiaries as of the Closing Date.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e) [Reserved].

(f) The Consolidated forecasted balance sheet, statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time of delivery of such forecasts; it being understood that the projections and estimates contained in such Consolidated balance sheet, statements of income and cash flows are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that actual results may vary from projected results and that such variances may be material and that the Loan Parties make no representation as to the attainability of such projection or as to whether such projections will be achieved or materialize.

5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07. No Default or Event of Default. No Loan Party or any Restricted Subsidiary is in default under or with respect to, any Material Indebtedness. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Neither the Lead Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or would reasonably be expected to result in a Material Adverse Effect.

5.08. Ownership of Property; Liens.

(a) Each of the Loan Parties and each Restricted Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Restricted Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business, except in each case as does not have and would not reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties and each of their Restricted Subsidiaries, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party or such Restricted Subsidiary, free and clear of all Liens (other than Permitted Encumbrances), except in each case as or would reasonably be expected to have a Material Adverse Effect. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with name of the lessor with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties and the Restricted Subsidiaries are not in default (beyond applicable cure periods) of the terms of any such Leases and each of the Loan Parties and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such Leases, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(c) Schedule 7.01 sets forth a complete and accurate list of all Liens (other than Liens that constitute Permitted Encumbrances described in clauses (a) through (f), clauses (h) through (l), clauses (n) through (s), and clauses (y) through (bb) of the definition thereof) on the property or assets of each Loan Party and each of its Restricted Subsidiaries, as of the Closing Date showing the lien holder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Restricted Subsidiary subject thereto. The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Restricted Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

(e) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Restricted Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09. Environmental Compliance.

(a) No Loan Party or any Restricted Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently or formerly owned or operated by any Loan Party or Restricted Subsidiary is or was listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws or, to the knowledge of any of the Loan Parties on any property formerly owned or operated by any Loan Party or Restricted Subsidiary; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary; (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws; and (v) to the knowledge of any of the

Loan Parties, there are no pending or threatened Liens under or pursuant to any applicable Environmental Laws on any Real Estate or other assets owned or leased by any Loan Party or Restricted Subsidiary, and to the best of the knowledge of any of the Loan Parties, no actions by any Governmental Authority have been taken or are in process which would subject any of such properties or assets to such Liens, except, in the case of clauses (i) through (v) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as otherwise set forth on Schedule 5,09, no Loan Party or any Restricted Subsidiary thereof is undertaking, and no Loan Party or any Restricted Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

5.10. Insurance. Schedule 5.10 sets forth a list of the Loan Parties’ and their respective Subsidiaries’ insurance policies. The properties of the Loan Parties and their Restricted Subsidiaries are insured with insurance companies the Loan Parties believe (in the good faith judgment of its management) to be financially sound and reputable at the time the relevant coverage is placed or renewed against such loss or damage with respect to its properties and business of the kind customarily insured against by Persons engaged in the same or similar business, of such types and such amounts (after giving effect to self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Loan Parties), in such amounts as are customarily carried under similar circumstances by such other Persons.

5.11. Taxes. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties and their Restricted Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and (b) have paid when due and payable all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Except as set forth on Schedule 5.11, no Loan Party or any Restricted Subsidiary thereof is a party to any tax sharing agreement.

5.12. ERISA and Canadian Pension Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion or advisory letter issued by the IRS with respect to such prototype or volume submitter plan. To the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan except to the extent where such failure has not resulted in and could not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except as would not be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) except as has not and could not be expected to result in a Material Adverse Effect; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has or would be reasonably expected to have a Material Adverse Effect; and (v) except as has not or could not be expected to result in a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d) (i) No Loan Party nor any Restricted Subsidiary maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Specified Canadian Pension Plan, nor has any such Person ever maintained, sponsored, administered, contributed to or participated in any Specified Canadian Pension Plan; (ii) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other applicable Laws which require registration, have been administered in accordance with the Income Tax Act (Canada) and such other applicable Laws and no event has occurred which could cause the loss of such registered status; (iii) all obligations of the Loan Parties and their Restricted Subsidiaries (including funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the Canadian Union Plans have been performed on a timely basis except where the failure to so perform on a timely basis would be reasonably expected to have a Material Adverse Effect; (iv) all contributions or premiums required to be made or paid by the Loan Parties and their Restricted Subsidiaries to the Canadian Pension Plans, Canadian Benefit Plans and Canadian Union Plans have been made on a timely basis in accordance with the terms of such plans and all applicable Laws; (v) the sole obligation of any Loan Party or any Restricted Subsidiary of any Loan Party under a Canadian Union Plan is to make monetary contributions to the plan in the amounts and in the manner set forth in the applicable Canadian Union Plan, collective agreement or participation agreement, and all such contributions have been made; (vi) No Loan Party or Restricted Subsidiary has a material liability with respect to any post-retirement benefit under a Canadian Benefit Plan; (vii) As of the date hereof, no Canadian Pension Event has occurred; (viii) There are no outstanding disputes concerning the Canadian Pension Plans, Canadian Union Plans or Canadian Benefit Plans or the assets thereof which would reasonably be expected to have a Material Adverse Effect.

5.13. Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in the Loan Parties and Restricted Subsidiaries have been validly issued, are fully paid and non-assessable (other than with respect to the Lead Borrower) and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for (i) those created under the Security Documents, and (ii) Permitted Encumbrances securing ABL Debt, and (iii) Permitted Encumbrances under clauses (a) and (e) in the definition thereof. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Restricted Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Term Loans shall be used directly or indirectly for any purpose that might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15. Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information or other data furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements, information or data taken as a whole, in the light of the circumstances under which they were made or delivered, not misleading in any material respect at such time in light of the circumstances under which such information was provided; it being understood that for the purposes of this Section 5.15 such statements or information or data shall not include projections and pro forma financial information or any other forward-looking information or information of a general economic or industry-specific nature.

5.16. Compliance with Laws.

(a) Generally.

(i) Each of the Loan Parties and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii) No part of the proceeds of the Term Loans will be used directly or indirectly (1) for the purpose of financing any activities or business of or with any Person subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including OFAC) or any other applicable sanctions authority (the associated Laws, rules, regulations and orders, collectively, “Sanctions Laws”) or (2) for any payments to any Government Official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Sanctions Laws or the FCPA.

(b) Anti-Terrorism Laws, Etc. Without limiting the foregoing, no Loan Party, any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, any of their respective Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party, any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, any of their respective Affiliates (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

(c) Anti-Corruption Laws, Etc. No Loan Party, any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, any of their respective Affiliates or any officer, director, or employee, or agent, representative, sales intermediary of such Person, in each case, acting on behalf of any Loan Party or any of its Restricted Subsidiaries in violation of any applicable Anti-Corruption Law. None of the Loan Parties, any of their Restricted Subsidiaries or any of their Affiliates has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws. There is no material suit, litigation, arbitration, claim, audit, action, proceeding or investigation pending or, to the knowledge of any executive officer of the Borrowers, threatened against or affecting the Loan Parties, their Restricted Subsidiaries or any of their Affiliates related to any applicable Anti-Corruption Law, before or by any Governmental Authority. None of the Loan Parties nor any of their respective Restricted Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law. In the three (3) years prior to the Closing Date, none of the Loan Parties nor any of their respective Restricted Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing.

(d) Foreign Assets Control Regulations and Anti-Money Laundering. Each Loan Party and its Restricted Subsidiaries are in compliance in all material respects with all Sanctions Laws, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party, any of its Restricted Subsidiaries, or, to the knowledge of the Borrowers, any of their respective Affiliates, officers or directors (i) is a Person designated by the U.S. government on the list of the SDN List with which a U.S. Person cannot deal or otherwise engage in business transactions or (ii) is organized, resident or operating in any country or territory that is itself the target of any Sanctions Laws.

5.17. Intellectual Property; Licenses, Etc. Except as set forth on Schedule 5.17, the Loan Parties and their Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses as currently conducted. Except as set forth on Schedule 5.17, to the knowledge of any of the Loan Parties, the operation of the respective business of the Loan Parties and their Restricted Subsidiaries as currently conducted does not infringe upon misuse, misappropriate or violate any rights held by any other Person except for such infringements, misuses, misappropriations or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Lead Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.18. Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made based on hours worked to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such wage and hour matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law except where such incurrence could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect. All payments due from any Loan Party and its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party nor any Restricted Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement which constitutes a Material Contract, bonus plan, restricted stock plan, stock option plan, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Restricted Subsidiary has made a pending demand for recognition that would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Restricted Subsidiaries. The consummation of the transactions contemplated by the Loan Documents on the Closing Date will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Restricted Subsidiaries is bound.

5.19. Security Documents.

The provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to the Administrative Agent of any Pledged Securities (as defined in the Security Agreement, as required to be delivered pursuant to the applicable Security Documents together with stock powers or other appropriate instruments of transfer executed in blank form), are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in and first priority Lien (except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except as to the ABL Priority Collateral, for the Liens of the ABL

Agent to the extent provided in the Intercreditor Agreement) on all right title and interest of the respective Loan Parties in the Collateral described therein, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, except (a) as otherwise contemplated hereby or under any other Loan Documents, and (b) except as to specific items of Collateral as to which Agent may determine, in consultation with the Lead Borrower, not to perfect its security interest therein based on the value thereof relative to the costs of such perfection.

5.20. Solvency.

On the Closing Date and after giving effect to the transactions contemplated by this Agreement, and before and after giving effect to the incurrence of the Term Loans, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been made by any Loan Party and no obligation has been incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21. Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs (and including Blocked Accounts) maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) the purpose of the DDA, and (iv) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22. Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23. Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any supplier that would reasonably be expected to have a Material Adverse Effect.

5.24. Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the Closing Date. Except as would not be reasonably be expected to have a Material Adverse Effect, the Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25. Payables Practices. No Loan Party has made any material change in its historical accounts payable practices from those in effect immediately prior to the Closing Date that has or would reasonably be expected to have a Material Adverse Effect.

5.26. Credit Card Receivables. As of the time when each of its Accounts is included in the Borrowing Base as an Eligible Credit Card Receivable, such Account and all records, papers and documents relating thereto (a) are genuine and correct in all material respects, (b) represent the legal, valid and binding obligation of the Account Debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such Account Debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (c) are in all material respects in compliance and conform with all applicable material federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Term Loan outstanding hereunder and until as all other Obligations are paid in full, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01. Financial Statements. Deliver to the Administrative Agent for distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an opinion of such Registered Public Accounting Firm independently assessing Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls;

(b) as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter1 of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity (year to date) and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity (year to date) and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

[1]	NTD – WF needs financials w/45 days of year end for EBITDA covenant.

(c) as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of the Lead Borrower, a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d) as soon as available, but in any event no later than thirty (30) days before the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form consistent with the forecasts delivered by Lead Borrower to Administrative Agent for the 2016 Fiscal Year, of consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02. Certificates; Other Information. Deliver to the Administrative Agent for distribution to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) with respect to the financial statements referred to in Sections 6.01(a) and (b), a copy of management’s discussion and analysis with respect to such financial statements;

(b) within ten (10) Business Days after the end of each Fiscal Month, a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided, that, (i) at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, at the election of the Administrative Agent, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday; and (ii) at any time, Lead Borrower may elect to deliver a Borrowing Base Certificate on Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) of each week, as of the close of business on the Saturday of the immediately preceding week, provided, that, in the event that Lead Borrower elects to exercise such option, a weekly Borrowing Base Certificate shall be delivered for not less than eight (8) consecutive weeks thereafter unless otherwise agreed by Administrative Agent;

(c) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Restricted Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or material communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(f) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(g) as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Restricted Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(h) promptly after the Administrative Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness not otherwise previously provided hereunder;

(i) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each material notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof (exclusive of any state or municipal sales tax audits unless the result thereof could reasonably be expected to have a Material Adverse Effect) or any other matter which would reasonably be expected to have a Material Adverse Effect;

(j) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(k) promptly upon receipt, copies of any notices and documents received in connection with the ABL Documents.

Documents and notices required to be delivered pursuant to Section 6.01(a), (b), or (c), Section 6.02(d), (f) or (g) or Section 6.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents or notices, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents or notices are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Lead Borrower shall deliver paper copies of such documents or notices to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopy or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents or notices referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or notices.

The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03. Notices. Promptly notify (and in any event in the case of clause (a) below within two (2) days of the occurrence of such event, and with respect to clauses (b) through (j) within ten (10) Business Days of such event) the Administrative Agent:

(a) of the occurrence of any Event of Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event or any Canadian Pension Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof;

(e) of any change in any Loan Party’s Named Executive Officers (as such term is defined in the Securities Laws);

(f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g) of the filing of any Lien for unpaid Taxes exceeding $1,000,000 in the aggregate against the Loan Parties;

(h) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(i) of any transaction of the nature contained in ARTICLE VII hereof, occurring after the Closing Date, consisting of (i) the incurrence by a Loan Party of Material Indebtedness, (ii) the voluntary or involuntary grant of any Lien other than a Permitted Encumbrance upon any property of any Loan Party, or (ii) the making of any Permitted Investments by a Loan Party in excess of $5,000,000 (provided, that, if Lead Borrower shall have already provided an updated Occurrence Update Schedule or Periodic Update Schedule reflecting any of the foregoing, no additional notice shall be necessary unless the same constitutes an Event of Default); and

(j) of any failure by any Loan Party to pay rent at (i) ten percent (10%) or more of such Loan Party’s locations or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property securing obligations in excess of $250,000; and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto and (v) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent with respect to determining Intellectual Property Reserves in its Permitted Discretion pursuant to this Agreement.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property (except for Permitted Dispositions of Intellectual Property).

6.06. Maintenance of Properties. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary or useful in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance. Maintain at all times with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and such other insurance as may be required by applicable Law. Said policies of insurance shall be reasonably satisfactory to Administrative Agent as to form, amount and insurer. The Lead Borrower shall furnish certificates, policies or endorsements to Administrative Agent as Administrative Agent shall reasonably require as proof of such insurance, and, in the event that the Loan Parties at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Loan Parties hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable, at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Administrative Agent of any cancellation or reduction of coverage and that Administrative Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Administrative Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Administrative Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Administrative Agent as its interests may appear and further specify that Administrative Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Administrative Agent or Lenders, any insurance proceeds received by Administrative Agent at any time may, subject to the terms of the Intercreditor Agreement, be applied to payment of the Obligations (subject to the Intercreditor Agreement), whether or not then due, in any order and in such manner as Administrative Agent may determine. Each Loan Party hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Loan Party’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Administrative Agent in connection with this Section 6.07, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Loan Parties to the Administrative Agent and shall be additional Obligations secured hereby.

6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property (including all applicable ERISA, FCPA, OFAC, PATRIOT Act and anti-money laundering Laws), except in such instances in which the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09. Books and Records; Accountants.

(a) Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties and their Subsidiaries; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties and their Subsidiaries.

(b) at all times retain a Registered Public Accounting Firm of national standing and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Required Lenders and the Administrative Agent or their respective representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Required Lenders or the Administrative Agent.

6.10. Inspection Rights; Field Examinations; Appraisals.

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that, when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants and lawyers) retained by the Administrative Agent to conduct field examinations and other evaluations, including, without limitation, of (1) the Lead Borrower’s practices in the computation of the Borrowing Base, (2) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (3) the Loan Parties’ business plan and cash flows. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such examinations and evaluations, provided, that, the Administrative Agent shall undertake only one (1) field examination in each period of twelve (12) consecutive Fiscal Months at the Loan Parties’ expense; except, that, if (i) Excess Availability is less than the amount equal to thirty percent (30%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) but greater than or equal to fifteen percent (15%) of the ABL Borrowing Base at any time during such twelve (12) consecutive Fiscal Months, the Administrative Agent shall have one (1) additional field examination conducted during such twelve (12) consecutive Fiscal Months at the Loan Parties’ expense, and (ii) Excess Availability is less than the amount equal to fifteen percent (15%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) at any time during such twelve (12) consecutive Fiscal Months, the Administrative Agent shall have two (2) additional field examination conducted during such twelve (12) consecutive Fiscal Months at the Loan Parties’ expense. Notwithstanding the foregoing, in addition to the field examinations described above, the Administrative Agent may have additional field examinations conducted (x) as it in its discretion deems necessary or appropriate at its own expense, and (y) if required by Law or if an Event of Default shall have occurred and be continuing, at the Loan Parties’ expense.

(c) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such appraisals; provided, that (i) prior to the Discharge of the ABL Obligations, so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be responsible for costs, fees and expenses with respect to any appraisal of Inventory or Receivables (it being understood and agreed that the Administrative Agent and Lenders shall receive and may rely on any such appraisals conducted pursuant to the ABL Loan Agreement), and (ii) the Administrative Agent shall undertake not more than one (1) intellectual property appraisal each period of twelve (12) consecutive Fiscal Months at the Loan Parties’ expense; except, that, if (A) Excess Availability is less than the amount equal to thirty-three percent (33%) of the ABL Borrowing Base (calculated without giving effect to the Term Loan Reserve) at any time during such twelve (12) consecutive Fiscal Months, the Administrative Agent shall have one (1) additional appraisal conducted during such twelve (12) consecutive Fiscal Months at the Loan Parties’ expense. Notwithstanding the foregoing, in addition to the appraisals described above, the Administrative Agent may have additional appraisals conducted (x) as it in its Permitted Discretion deems necessary or appropriate at its own expense, (y) if required by Law or if an Event of Default shall have occurred and be continuing, at the Loan Parties’ expense, and (z) as permitted pursuant to clauses (m) and (n) of the defined Permitted Disposition, at the Loan Parties’ expense.

(d) Permit the Administrative Agent, from time to time, to engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Administrative Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Real Estate, provided, that, such assessments may only be undertaken (i) during the continuance of an Event of Default, or (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Real Estate from any Person (including, without limitation, the Environmental Protection Agency) and the Loan Party advises Administrative Agent that it will not conduct an environmental assessment. Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Restricted Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent.

6.11. Use of Proceeds. Use the proceeds of the Term Loans (a) to repay certain Indebtedness outstanding under the ABL Loan Agreement, and (b) to pay costs, fees, and expenses in connection with the credit facility provided hereunder.

6.12. Additional Loan Parties. Promptly (and in any event within five (5) Business Days after the acquisition or formation of any Subsidiary notify the Administrative Agent thereof and (a) unless such Subsidiary is an Excluded Subsidiary, at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within sixty (60) days thereafter), cause any such Person to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) grant a Lien to the Administrative Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to sixty-five percent (65%) of the outstanding voting Equity Interests of such Subsidiary and one hundred percent (100%) of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent and subject to the Intercreditor Agreement. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13. Cash Management.

(a) On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Processors listed on Schedule 5.21(b).

(b) The Loan Parties shall comply with the cash management provisions of the ABL Loan Agreement, including, but not limited to the provisions contained in Section 6.13 of the ABL Loan Agreement.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved]

(f) Upon the written request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14. Information Regarding the Collateral.

(a) Furnish to the Administrative Agent at least ten (10) days prior written notice of any change in: (i) any Loan Party’s legal name; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC, PPSA or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to, with respect to priority, Permitted Encumbrances having priority by operation of law and Permitted Encumbrances on ABL Loan Priority Collateral securing ABL Debt) for its own benefit and the benefit of the other Secured Parties. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in this Section 6.14(a).

(b) The Administrative Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Loan Parties need to be amended as a result of any of the changes described in Section 6.14(a). If any Loan Party fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Loan Party’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Loan Party does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Loan Party.

(c) Should any of the information on any (i) Periodic Update Schedule hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall provide updated versions of such Periodic Update Schedule together with the next delivery of financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(a), (b) or (c) and (ii) Schedule become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same promptly, but in any event within fifteen (15) Business Days. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered materially inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Secured Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Secured Parties’ waiver of any Default or Event of Default resulting from the matters disclosed therein.

6.15. Physical Inventories.

(a) Cause not less than two (2) periodic cycle counts, in each case consistent with practices of the Loan Parties in effect on the date hereof, conducted by such inventory takers as are reasonably satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably satisfactory to the Administrative Agent, so long such cycle counts result in at least two (2) physical inventories of each retail store location and leased department (and so long as cycle counts of each distribution center result in at least one (1) physical inventory of such distribution center) in each consecutive twelve (12) month period. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party with respect to up to ten percent (10%) of all Stores, in any consecutive twelve (12) month period. The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) Permit the Administrative Agent, in its discretion, if any Event of Default exists, to cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).

6.16. Environmental Laws. Conduct its operations and keep and maintain its Real Estate and requires all lessees and sublessees of such Real Estate to operate and maintain such Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except where such failure would not reasonably be expected to have a Material Adverse Effect, provided, that, neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon written request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material assets (including any ABL Priority Collateral but excluding any “Excluded Property,” as such term is defined in the Security Agreement) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof) , notify the Administrative Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any the Administrative Agent in its Permitted Discretion to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.13, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.13(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.13(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c) Use, and cause each of the Restricted Subsidiaries to use, their commercially reasonable efforts to obtain lease terms in any lease entered into by any Loan Party after the date hereof not expressly prohibiting the recording in the relevant real estate filing office of an appropriate memorandum of lease and the encumbrancing of the leasehold interest of such Loan Party in the property that is the subject of such lease.

(d) Upon the request of the Administrative Agent, cause any of its landlords (other than with respect to Department Lessors and lessors of Store Leased Locations except in respect of Store Leased Locations in Landlord Lien States) to deliver a Collateral Access Agreement to the Administrative Agent in such form as the Administrative Agent may reasonably require. With respect to Store Leased Locations in Landlord Lien States, Administrative Agent agrees that it shall only request a Collateral Access Agreement for any such Store Leased Location to the extent the Lead Borrower requests the removal of all or a portion of any Reserves relating to such Store Leased Location.

(e) Upon the request of the Administrative Agent, deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and delivered to each depository institution at which a DDA (other than an Excluded DDA (as defined in the ABL Loan Agreement)) is maintained.

(f) Upon the reasonable request of the Administrative Agent with respect to any Leased Department, the Loan Parties shall send notices to any Department Lessor’s secured creditors holding a lien on such Department Lessor’s inventory and otherwise comply with the relevant provisions of the UCC, including without limitation, Section 9-324, to establish priority of the Loan Parties’ title and rights to all inventory owned by the Loan Parties and located at such Department Lessor.

6.18. Lender Meetings. Within sixty (60) days after the receipt by Administrative Agent of the audited financial statements pursuant to Section 6.01(a)(i) for the then most recently ended Fiscal Year of Lead Borrower or on such other date as the Required Lenders and Lead Borrower may agree, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of the Required Lenders, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of the Lead Borrower and its Subsidiaries and the projections presented for the current Fiscal Year of Lead Borrower.

6.19. [Reserved].

6.20. Designation as Senior Debt. Designate all Obligations as “Designated Senior Indebtedness” or “Senior Indebtedness”, under, and defined in, any agreement evidencing any Subordinated Indebtedness.

6.21. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.21, in each case within the time limits specified on such schedule (unless Administrative Agent, in its Permitted Discretion, shall have agreed to any particular longer period).

6.22. Compliance with Canadian Pension Matters. Promptly notify the Administrative Agent of each Canadian Pension Plan, Canadian Benefit Plan and Canadian Union Plan hereafter adopted or contributed to by any of the Borrowers or their Restricted Subsidiaries. For each existing, or hereafter adopted, Canadian Benefit Plan, Canadian Pension Plan and Canadian Union Plan, each Loan Party and Restricted Subsidiary, as applicable, shall in a timely fashion comply with and perform in all material respects its obligations under and in respect of such Canadian Benefit Plan, Canadian Pension Plan and

Canadian Union Plan in accordance with applicable Laws and plan terms. All employer contributions or premiums required to be remitted or paid (including employee withheld amounts) to or in respect of each Canadian Benefit Plan, Canadian Pension Plan and Canadian Union Plan shall be paid or remitted by each Loan Party or Restricted Subsidiary in a timely fashion in accordance with the terms thereof, any funding agreements and all Applicable Laws. The Lead Borrower shall deliver to the Administrative Agent (i) if requested by the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan required to be and as filed with any applicable Governmental Authority; (ii) promptly, after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Borrower or Restricted Subsidiary may receive from any Governmental Authority with respect to any Canadian Pension Plan or Canadian Union Plan; and (iii) notification within 30 days of any increases having a cost to one or more of the Loan Parties or any Restricted Subsidiaries in excess of $500,000.00 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan, Canadian Benefit Plan or Canadian Union Plan or the commencement of contributions to any such plan to which any Borrower or Restricted Subsidiary was not previously contributing.

6.23. Maintenance of Records. Keep and maintain at their own cost and expense materially complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Loan Party shall, at such Loan Party’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Loan Party). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Loan Party’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Administrative Agent’s security interest therein in accordance with applicable Law without the consent of any Loan Party.

6.24. Collection. Cause to be collected from the Account Debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Loan Party, the Administrative Agent or any other Credit Party, shall be paid by the Loan Parties.

6.25. Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, within five (5) Business Days of written notice thereafter from Administrative Agent, each Loan Party shall make available to Administrative Agent, to the extent within such Loan Party’s power and authority, such personnel in such Loan Party’s employ on the date of the Event of Default as Administrative Agent may reasonably designate to permit such Loan Party to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Loan Party under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Administrative Agent’s behalf.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC, the PPSA, or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Restricted Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Restricted Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances and in the case of the assignment or transfer of accounts or other rights to receive payment except for Permitted Dispositions.

7.02. Investments. Make any Investments, except Permitted Investments.

7.03. Indebtedness; Disqualified Stock.

(a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; or

(b) issue Disqualified Stock except as permitted by clause (m) of the definition of Permitted Indebtedness;

(c) issue and sell Equity Interest in a Restricted Subsidiary of a Loan Party.

7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or (x) agree to do any of the below unless permitted under any of clauses (a)-(i) below or (y) enter into any agreement to do any of the below unless such agreement is conditioned upon either obtaining the consent of the Administrative Agent and Required Lenders to such transaction or the payment in full of the Obligations upon the occurrence of such fundamental change), except, that, so long as no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) (i) any domestic wholly-owned Subsidiary that is not a Loan Party may merge with a Loan Party, provided, that, the Loan Party shall be the continuing or surviving Person and (ii) any Subsidiary of Lead Borrower that is a Loan Party may merge into any Subsidiary that is a Loan Party or into a Borrower; provided, that, in any merger involving a Borrower, such Borrower shall be the continuing or surviving person, and any merger involving the Lead Borrower, the Lead Borrower shall be the continuing or surviving Person;

(b) in connection with a Permitted Acquisition, any Restricted Subsidiary (other than a Loan Party) may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a Wholly-Owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person;

(c) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party

(d) [Reserved];

(e) any Loan Party or Restricted Subsidiary (other than the Lead Borrower) may liquidate, wind-up or dissolve or change its legal form, provided, that, promptly upon the commencement of the winding up, any action to dissolve or change such Loan Party or Restricted Subsidiary, as the case may be, (A) any assets of such Loan Party which constitute Collateral are either (1) transferred to any other Loan Party and are subject to the valid perfected security interests of Administrative Agent or (2) are subject to a Disposition which is a Permitted Disposition and (B) any such Loan Party that is a Borrower shall cease to be a Borrower;

(f) so long as no Event of Default exists or would result therefrom, any Loan Party may merge or consolidate with any other Person in order to effect any Permitted Investment (other than clause (j) of the definition of Permitted Investments); provided, that, the continuing or surviving Person shall be a Borrower or a Loan Party (unless such Subsidiary is an Excluded Subsidiary), which shall have complied with the applicable requirements of Section 6.12;

(g) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than clause (h) of the definition of Permitted Dispositions);

(h) any Subsidiary of Lead Borrower that is a Loan Party may liquidate, wind-up or dissolve, provided, that, promptly upon the commencement of the winding up or any action to dissolve such Subsidiary, (A) any assets of such Subsidiary which constitute Collateral are either (1) transferred to a Loan Party and are subject to the valid perfected security interests of Administrative Agent or (2) are subject to a Disposition which is a Permitted Disposition, and (3) any such Subsidiary that is a Borrower shall cease to be a Borrower; and

(i) any Loan Party may (x) change its name (within the meaning of Section 9-503 of the Code), organizational identification number, jurisdiction of organization or organizational identity or (y) consummate any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted; provided, that, (a) such Loan Party gives at least 10 days’ prior written notice to Administrative Agent of such change; (b) such jurisdiction of organization shall be within the United States; (c) such organizational identity shall be a corporation, a limited liability company or other identity reasonably acceptable to Administrative Agent; and (d) Administrative Agent shall have received such agreements, documents and instruments as it shall reasonably request in order to continue the perfection of its security interests and to confirm the continuation of the party being bound to the Loan Documents to which it is a party immediately prior to such change.

7.05. Dispositions. Make any Disposition (or enter into any agreement to make any Disposition unless such agreement is conditioned upon either obtaining the consent of the Administrative Agent and Required Lenders to such transaction or the payment in full of the Obligations upon the occurrence of such Disposition), except Permitted Dispositions. For the avoidance of doubt, the Loan Parties shall not make any Disposition of any Intellectual Property except for Dispositions as set forth in clauses (c), (j), (l), (m), and (n) of the defined term “Permitted Disposition”.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, (or enter into any agreement which obligates any Loan Party or Restricted Subsidiary to make any Restricted Payment unless such agreement is conditioned upon either obtaining the consent of the Administrative Agent and Required Lenders to such transaction or the payment in full of the Obligations upon the making of such Restricted Payment) except that, so long as no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any Restricted Payment described below or would result therefrom:

(a) following the third anniversary of the Closing Date, if the Payment Conditions are satisfied, the Loan Parties may declare or make any Restricted Payment;

(b) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(c) the Loan Parties and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person, so long as such dividends do not result in a Change of Control;

(d) the Loan Parties and Restricted Subsidiaries may make payments (or make Restricted Payments to the Lead Borrower to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Lead Borrower held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, domestic partners, executors, administrators, heirs, legatees or distributes of any of the foregoing) of the Loan Parties upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Loan Parties in an aggregate amount after the Closing Date together with the aggregate amount of any loans or advances made in lieu of Restricted Payments permitted pursuant to Section 7.03 not to exceed $2,000,000 in any calendar year; provided, that, such amount in any calendar year may be increased by an amount to exceed the cash proceeds of key-man life insurance policies received by the Loan Parties after the Closing Date;

(e) to the extent constituting Restricted Payments, the Loan Parties and Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than clause (k) of the definition of Permitted Investments), 7.04 or 7.09 so long as such Restricted Payment is otherwise permitted to be made pursuant to this Section 7.06; and

(f) [Reserved].

7.07. Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except:

(a) as long as no Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Indebtedness);

(b) prepayments, redemptions, purchases, defeasements and satisfactions prior to the scheduled maturity thereof of any Permitted Indebtedness so long as (i) the Payment Conditions are satisfied after giving effect to such prepayment, redemption, purchase, defeasement or satisfaction, and (ii) Administrative Agent shall have received prior notice of such prepayment, redemption, purchase, defeasement or satisfaction and information related to such prepayment, redemption, purchase, defeasement or satisfaction reasonably requested by Administrative Agent; and

(c) Permitted Refinancings of such Indebtedness; and

(d) Payments and prepayments of the ABL Debt in accordance with the terms of the ABL Loan Agreement.

7.08. Change in Nature of Business. In the case of each of the Loan Parties, engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto and any logical extensions thereof.

7.09. Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided, that, the foregoing restriction shall not apply to:

(a) transactions between or among the Loan Parties, including any entity that becomes a Loan Party as a result of such transactions;

(b) employment and severance arrangements between the Loan Parties and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(c) the non-exclusive licensing of trademarks, copyrights or other Intellectual Property rights in the ordinary course of business to permit the commercial exploitation of Intellectual Property rights between or among Affiliates and Subsidiaries of the Lead Borrower or the Lead Borrower;

(d) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Loan Parties in the ordinary course of business to the extent attributable to the ownership or operation of the Loan Parties;

(e) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by a Loan Party in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02; and

(f) the transactions set forth on Schedule 7.09.

7.10. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any other Contractual Obligation entered into with respect to Permitted Indebtedness described in clauses (c) and (l) of such definition) that limits the ability of the Loan Parties to create, incur, assume or suffer to exist Liens on Collateral of such Person (other than an Excluded Subsidiary) in favor of the Administrative Agent; provided, that, the foregoing shall not apply to Contractual Obligations that:

(a) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.10) are listed on Schedule 7.10 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(b) are customary restrictions that arise in connection with (x) any Permitted Encumbrance and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(c) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business;

(d) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof and, in the case of the ABL Debt, permits the Liens securing the Obligations (subject to the Intercreditor Agreement);

(e) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(f) comprise restrictions imposed by any agreement relating to Permitted Indebtedness to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(g) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(h) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(i) restrictions contained in the ABL Loan Documents and any Permitted Refinancing permitted under the Intercreditor Agreement;

(j) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(k) arise in connection with cash or other deposits permitted under Section 7.01.

7.11. Use of Proceeds. Use the proceeds of any Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.

7.12. Amendment of Material Documents. Amend, modify or waive any of a Loan Party’s rights under: (a) its Organization Documents or Material Contracts in a manner that has or would reasonably be expected to have a Material Adverse Effect, (b) any of the terms of any Indebtedness in excess of $7,500,000 (other than the ABL Debt) to the extent that such amendment, modification or waiver would result in an Event of Default, or that has or could reasonably be expected to have a Material Adverse Effect, or (c) any terms of the ABL Debt, except as permitted by the Intercreditor Agreement.

7.13. Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as permitted by GAAP; provided, that, the Lead Borrower and its Subsidiaries may, after prior written notice to Administrative Agent (not less than thirty (30) days prior to the commencement of such new Fiscal Year), change their Fiscal Year (subject to entering into such amendments to other provisions of the Loan Documents that are affected by such change as required by Administrative Agent).

7.14. Deposit Accounts; Credit Card Processors. Open new DDAs, Blocked Accounts, or Concentration Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Administrative Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Processors other than as expressly contemplated herein or in Section 6.13 hereof.

7.15. Financial Covenants.

(a) Excess Availability. Permit Excess Availability at any time to be less than the greater of (i) ten percent (10%) of the Loan Cap (calculated without giving effect to the Term Loan Reserve) and (ii) $5,000,000.

(b) Minimum EBITDA. Permit Consolidated EBITDA as of the last day of each Fiscal Quarter of the Lead Borrower for each of the applicable periods indicated below, to be less than the applicable amount set forth opposite such period:

Applicable Period	Applicable Amount
For the two Fiscal Quarters ending on July 30, 2016	$9,500,000
For the three Fiscal Quarters ending on October 29, 2016	$12,600,000
For the four Fiscal Quarters ending on January 28, 2017	$19,000,000
For the four Fiscal Quarters ending on April 29, 2017	$20,250,000
For the four Fiscal Quarters ending on July 29, 2017	$21,500,000
For the four Fiscal Quarters ending on October 28, 2017	$22,750,000
For the four Fiscal Quarters ending on February 3, 2018	$24,000,000
For the four Fiscal Quarters ending on May 5, 2018	$24,000,000
For the four Fiscal Quarters ending on August 3, 2018	$25,000,000
For the four Fiscal Quarters ending on November 3, 2018	$26,000,000
For the four Fiscal Quarters ending on February 2, 2019	$27,000,000
For the four Fiscal Quarters ending on May 4, 2019	$27,750,000
For the four Fiscal Quarters ending on August 3, 2019	$28,500,000
For the four Fiscal Quarters ending on November 2, 2019	$29,250,000
For the four Fiscal Quarters ending on February 1, 2020 and for each Fiscal Quarter period ending thereafter	$30,000,000

(c) Maximum Net Capital Expenditures. Net Capital Expenditures for each Fiscal Quarter, measured as of the last day of each Fiscal Quarter on the basis of the four (4) Fiscal Quarters then ending, commencing with the Fiscal Quarter ending January 31, 2017, shall not be greater than $17,000,000. With respect to each period of four (4) Fiscal Quarters ending or the last day of each Fiscal Year of the Borrowers, to the extent the Borrowers do not utilize the entire amount of Net Capital Expenditures permitted during such four (4) Fiscal Quarter period, the Borrowers may carry forward, to the immediately succeeding four (4) Fiscal Quarter period only, fifty percent (50%) of such unutilized amount (with Net Capital Expenditures made by the Borrowers in such succeeding four (4) Fiscal Quarter period applied last to such unutilized amount).

7.16. [Reserved]

7.17. Canadian Pension Plans.

(a) maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.

(b) Contribute to or assume any obligation to contribute to any new “multi-employer pension plan” as such term is defined in the Pension Benefits Act (Ontario) or any similar plan under pension standards Laws in another jurisdiction.

(c) Fail to withhold, make, remit or pay when due or permit any other Loan Party to fail to withhold, make, remit or pay when due any material withheld employee or employer payments, material contributions (including “normal cost”, “special payments” and any other required contributions or payments in respect of any funding deficiencies or shortfalls) or premiums to or in respect of any Canadian Pension Plan, Canadian Benefit Plan or Canadian Union Plan pursuant to the terms of the particular plan, any applicable collective bargaining agreement or participation agreement or applicable Laws.

(d) Establish or terminate, or permit any other Loan Party to establish or terminate, any Canadian Pension Plan or Canadian Benefit Plan or withdraw from any Canadian Union Plan, if such establishment, termination or withdrawal would reasonably be expected to result in any material liability of a Loan Party, or take any other action with respect to any Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan which would reasonably be expected to result in any material liability of a Loan Party.

7.18. Modification of Terms, Etc. Rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice or in accordance with this Agreement without the prior written consent of the Administrative Agent.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of the Term Loans, or (ii) pay within three (3) Business Days after the same becomes due, any interest on the Term Loans, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02 (a), (b), (e), and (g), 6.03 (other than notices of Default), 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 (so long as a Cash Dominion Event has occurred and is continuing), 6.14 or 6.25 or Article VII; or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained the Facility Guaranty beyond any applicable grace or cure period, if any; or (iii) except as specified in subsection (c) below, any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Sections 6(a) and 8(d) of the Mortgages, to which it is a party; or (ii) Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) with respect to notices of Default for more than ten (10) days after the occurrence of such Default; or

(c) Other Defaults. Any Loan Party or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement or any other Loan Document on its part to be performed or observed and such failure continues for twenty (20) days after the date written notice thereof shall have been given to the Lead Borrower by the Administrative Agent; provided, that, in the event the Lead Borrower fails to notify the Administrative Agent in accordance with the terms of Section 6.03(a) within two (2) days after the occurrence of its failure to perform or observe such term, covenant or agreement as provided therein, an Event of Default will occur as a result of the failure to perform or observe such term, covenant or agreement on the date twenty (20) days after the earlier of (i) the date of the event or occurrence which is the basis for such Event of Default or (ii) the date written notice thereof shall have been given to the Lead Borrower by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Subsidiary, any Borrower or any other Loan Party herein, in any other Loan Document, or in any document, report, certificate, financial statement or other instrument delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise after the expiration of any applicable grace period and after giving effect to any waivers or amendments with respect thereto) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than with respect to Material Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required and after the expiration of any applicable cure period and after giving effect to any waiver or amendment with respect thereto, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that, this clause (e)(B) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, if such sale or transfer is otherwise permitted hereunder and under the documents providing for such Material Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property of any of the Loan Parties in an aggregate amount in excess of $2,000,000 (except to the extent paid or covered by third party insurance (where the company has been notified of the potential claim and does not dispute coverage) and is not released, vacated or fully bonded within thirty (30) days after its issuance or levy (except in the case of an attachment of the Blocked Accounts or Concentration Account, within five (5) days), or (3) takes any action for the purpose of effecting the events described in the foregoing paragraph (f) or this paragraph (g); or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the US Dollar Equivalent of $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (A) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000 or which could reasonably likely result in a Material Adverse Effect, or (B) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000 or which could reasonably likely result in a Material Adverse Effect; or

(j) Canadian Pension Event. A Canadian Pension Event occurs with respect to a Canadian Pension Plan or Canadian Union Plan which has resulted or could reasonably be expected to result in Liability of any Loan Party to the Canadian Pension Plan, Canadian Union Plan or other Person in an aggregate amount in excess of $2,000,000 or which could reasonably likely result in a Material Adverse Effect; or

(k) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document and/or the Intercreditor Agreement; or

(l) Change of Control. There occurs any Change of Control; or

(m) Cessation of Business. Except as otherwise expressly permitted hereunder, Lead Borrower and its Restricted Subsidiaries shall take any action to suspend the operation of their business, taken as a whole, in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “going-out-of-business” sales of any material portion of its business, taken as a whole; or

(n) Loss of Collateral. There occurs any uninsured loss to any portion of the Collateral having a Value in excess of $5,000,000; or

(o) Breach of Contractual Obligation. Any Loan Party or any Restricted Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract but only if any of the foregoing could reasonably be expected to result in a Material Adverse Effect; or

(p) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Restricted Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony and such action or proceeding is reasonably expected to have a Material Adverse Effect; or

(q) Guaranty. The termination or attempted termination of any Facility Guaranty by any Guarantor except as expressly permitted hereunder or under any other Loan Document; or

(r) Credit Card Agreements. (i) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments which represent ten percent (10%) or more of the Credit Card Receivables then owing to Borrower and such suspension of payments continues for five (5) consecutive days, or shall send notice to such Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another

Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice or (ii) any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processors such that in the aggregate all of such funds in the reserve account, other than amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an amount equal to or exceeding ten percent (10%) of the Credit Card Receivables processed by such Credit Card Issuer or Credit Card Processor in the immediately preceding Fiscal Year; or

(s) Subordination. The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Loan Party or any Restricted Subsidiary shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party or any Restricted Subsidiary, shall be subject to any of the Subordination Provisions.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the unpaid principal amount of the outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(b) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Secured Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties;

provided, that, upon the occurrence of any Event of Default with respect to any Loan Party or any Restricted Subsidiary thereof under Section 8.01(f), the unpaid principal amount of the Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

Each of the Lenders agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, or other rights to, any of the Collateral.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Secured Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities, Secured Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Administrative Agent Advances;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and other Obligations, and fees (excluding any early termination fees), ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04(b)), ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authority.

(a) Each of the Secured Parties hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Secured Parties hereby irrevocably appoints Wells Fargo as Administrative Agent and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02. Rights as a Lender. Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Loan Parties or a Lender. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.

9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Administrative Agent.

9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent hereunder.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Administrative Agent shall not have any duty or responsibility to provide any Secured Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Lead Arrangers, or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, or a Lender hereunder.

9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of the Term Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, such Secured Parties and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and such Secured Parties under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10. Collateral and Guaranty Matters. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (h), (q) and (r) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Applicable Lenders will confirm in writing such Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11. Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

9.12. Reports and Financial Statements. By signing this Agreement, each Lender:

(a) [Reserved];

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all field examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with the Term Loans that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Term Loan; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

9.14. Indemnification. The Lenders hereby agree to indemnify the Administrative Agent and any of its respective Related Parties, as the case may be (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Administrative Agent in connection therewith; provided, that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction; and provided further, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from circumstances arising prior to the date it became a Lender.

9.15. Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

9.16. [Reserved].

9.17. [Reserved].

9.18. Appointment for the Province of Québec. Without prejudice to Section 9.01 above, each Secured Party hereby appoints Wells Fargo as the person holding the power of attorney (fondé pouvoir) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec (“Deed of Hypothec”) to be executed by any of the Borrowers or Guarantors granting a hypothec pursuant to the laws of the Province of Québec (Canada) and to exercise such powers and duties which are conferred thereupon under such deed. All of the Secured Parties hereby additionally appoint Administrative Agent as agent, mandatary, custodian and depositary for and on behalf of the Secured Parties (a) to hold and to be the sole registered holder of any bond (“Bond”) issued under the Deed of Hypothec, the whole notwithstanding any other applicable law, and (b) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement (“Pledge”) to be executed by such Borrower or Guarantor pursuant to the laws of the Province of Québec and creating a pledge of the Bond as security for the payment and performance of, inter alia, the Obligations. In this respect, (i) Administrative Agent as agent, mandatary, custodian and depositary for and on behalf of the Secured Parties, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Pledge, owing to each of the Secured Parties for and on behalf of whom the Bond is so held from time to time, and (ii) each of the Secured Parties will be entitled to the benefits of any property or assets charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such property or assets. Wells Fargo, in such aforesaid capacities shall (A) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to Wells Fargo, as fondé de pouvoir, with respect to the property or assets charged under the Deed of Hypothec and to Administrative Agent with respect to the property and assets changed under the Pledge, any other applicable law or otherwise, and (B) benefit from and be subject to all provisions hereof with respect to Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, the Borrowers or the Guarantors. The execution prior to the date hereof by Wells Fargo, as fondé de pouvoir, or Administrative Agent of any Deed of Hypothec, Pledge or other security documents made pursuant to the laws of the Province of Québec (Canada) is hereby ratified and confirmed. The constitution of Wells Fargo as the Person holding the power of attorney (fondé de pouvoir), and of Administrative Agent, as agent, mandatary, custodian and depositary with respect to any bond that may be issued and pledged from time to time to Administrative Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any of the Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent by the execution of an assignment agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Administrative Agent hereunder.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a) extend or, increase the Term Loan Commitment of any Lender without the written Consent of such Lender;

(b) as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment;

(c) as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, that, only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) as to any Lender, change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e) change any provision of this Section or the definition of “Required Lenders” or “Applicable Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender; provided that the amount of any Intellectual Property Reserves may be adjusted based on changes in the facts or circumstances that gave rise thereto (as long as the methodology for the calculation thereof is not modified); and provided further that the foregoing shall not limit the discretion of the Administrative Agent to establish or eliminate any Intellectual Property Reserves without the consent of any Lenders so long as such action does not result in an increase in the amount available to be borrowed by the Borrowers under the ABL Facility;

(i) modify the definition of Permitted Administrative Agent Advance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Administrative Agent Advance without the written Consent of each Lender; and

(j) except as set forth in Section 9.10 or as otherwise expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided, that, (i) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

If any Lender (other than any Lender that is a Lead Arranger or an Affiliate of a Lead Arranger or an Approved Fund with respect to a Lead Arranger) does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or of all Lenders directly affected thereby, and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided, that, such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph.

10.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, electronic communication (including via pdf or other similar electronic communication) or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties or the Administrative Agent,, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of their Related Parties (collectively, the “Administrative Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Administrative Agent Party; provided, that, in no event shall the Administrative Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties and the Administrative Agent, may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of the Term Loans shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Secured Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each other Secured Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of counsel to the Indemnitees, limited to one primary counsel (and one local counsel in each appropriate jurisdiction) for all Indemnitees, or in the case of a conflict of interest as reasonably determined by the Indemnitee affected, after notice to the Lead Borrower, separate counsel for such Indemnitee and any other appropriate local counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) the Term Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Restricted Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a Blocked Account Bank or other Person which has entered into a Control Agreement with any Secured Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) arising out of any litigation that does not involve an act or omission of the any of the Loan Parties or their Affiliates and that is brought by an Indemnitee against any other Indemnitee (except when one of the parties to such action was acting in its capacity as an agent, an arranger, a bookrunner or other agency capacity), or (z) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith, or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand therefore by the Administrative Agent.

(f) Survival. The agreements in this Section shall survive the resignation of any Administrative Agent, the assignment of any Term Loan by any Lender, the replacement of any Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Secured Party, or any Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loans at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) [Reserved]; and

(D) [Reserved].

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans; provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) [Reserved].

10.07. Treatment of Certain Information; Confidentiality. Each of the Secured Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors, investors, partners and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (e) to any other party hereto, (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (h) with the consent of the Lead Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Secured Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Secured Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided, that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Secured Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default at the time of the funding of the Term Loans, and shall continue in full force and effect as long as any Term Loans or any other Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any Obligations (other than contingent indemnification obligations for which no claim has been asserted)that may thereafter arise under Section 10.04.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Secured Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Secured Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Secured Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Secured Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Secured Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Secured Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Secured Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Secured Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Term Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18. Foreign Asset Control Regulations. Neither of the Term Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19. Time of the Essence. Time is of the essence of the Loan Documents.

10.20. Reserved.

10.21. Press Releases.

(a) Each Loan Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of, the Documentation Agent, Joint Lead Arranger, or any Lender (other than Wells Fargo Bank, National Association in any such capacity) or any Affiliate of the foregoing without at least two (2) Business Days’ prior notice to such Documentation Agent, Joint Lead Arranger, or Lender and without the prior written consent of such Documentation Agent, Joint Lead Arranger, or Lender except (i) a copy of this Agreement and the other Loan Documents, including the names of the parties hereto and thereto, may be filed as an Exhibit to the public reports of the Lead Borrower filed with the SEC, and (ii) the Loan Parties and their Affiliates may make such other disclosures related to this Agreement and the other Loan Documents as they may reasonably determine to be required under applicable Law, or in connection with any investor presentation.

(b) Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.22. Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent or any other Secured Party.

(b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.24. Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.25. Québec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Québec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

10.26. English Language Only. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated hereby be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

10.27. Lender Action. Notwithstanding anything herein to the contrary, each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or any agreement in respect of bank products or cash management services (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.

10.28. Intercreditor Agreement. Each of the Loan Parties, the Administrative Agent and the Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies hereunder and under the other Loan Documents may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Administrative Agent and the Lenders, shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

DESTINATION MATERNITY CORPORATION

By:	/s/ Judd P. Tirnauer
Name: Judd P. Tirnauer
Title: EVP & Chief Financial Officer

CAVE SPRINGS, INC.

By:	/s/ Judd P. Tirnauer
Name: Judd P. Tirnauer
Title: EVP & Chief Financial Officer

GUARANTOR:

MOTHERS WORK CANADA, INC.

By:	/s/ Judd P. Tirnauer
Name: Judd P. Tirnauer
Title: Treasurer

DM URBAN RENEWAL, LLC

By:	/s/ Judd P. Tirnauer
Name: Judd P. Tirnauer
Title: EVP & Chief Financial Officer

Term Loan Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Joint Lead Arranger and as a Lender

By:	/s/ Wai Yin Cheng
Name: Wai Yin Cheng
Its Authorized Signatory

Term Loan Credit Agreement

TPG SPECIALTY LENDING, INC., as Joint Lead Arranger, Documentation Agent and as a Lender

By:	/s/ Michael Fishman
Name: Michael Fishman
Its Authorized Signatory

Term Loan Credit Agreement

Schedule 1.01(a)

Customer List and Marketing Service Agreements

Marketing Services Agreement between Lead Borrower and Meredith Corporation (as amended).

Amended & Restated Data License and Marketing Services Agreement between Lead Borrower and Shutterfly, LLC (as amended).

Data License and Marketing Services Agreement between Lead Borrower and Mead Johnson & Company, LLC (as amended).

Department License, Data License & Marketing Services Agreement between Lead Borrower, and Bed Bath & Beyond, Inc. and Buy Buy Baby, Inc. (as amended).

Data License and Marketing Service Agreement between Lead Borrower and Cryo-Cell International, Inc.

Schedule 1.01(b)

Leased Department Agreements

Department License Agreement between Lead Borrower and Century 21 Department Stores.

Department License Agreement between Lead Borrower and Boscov’s Department Store, LLC (as amended).

Department License, Data License & Marketing Services Agreement between Lead Borrower, and Bed Bath & Beyond, Inc. and Buy Buy Baby, Inc. (as amended).

License Agreement between Lead Borrower and Macy’s Retail Holdings, Inc. (as amended).

Product Distribution Agreement between Lead Borrower and Sears, Roebuck and Co., Kmart Corporation and other subsidiaries of Sears Holdings Corporation (as amended) termination effective June 30, 2016

Schedule 2.01

Term Loan Commitments and Applicable Percentages

Lender	Amount of Term Loan	Applicable Percentage of Term Loan Commitments
Wells Fargo Bank, National Association	$13,714,285	42.857140625%
TPG Specialty Lending, Inc.	$18,285,715	57.142859375%
Total	$32,000,000	100.00%

Schedule 4.01(a)

Required Security Documents

1.	Security Agreement

2.	Canadian Security Agreement

3.	Grant of Security Interest in United States Patents by Lead Borrower in favor of Administrative Agent

4.	Grant of Security Interest in United States Trademarks by Cave in favor of Administrative Agent

5.	Grant of Security Interest in Canadian Patents by Lead Borrower in favor of Administrative Agent

6.	Grant of Security Interest in Canadian Trademarks by Cave in favor of Administrative Agent

Schedule 5.01

Loan Parties Organizational Information

Legal Name of Loan Party	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Taxpayer Identification Number
Destination Maternity Corporation	Corporation	Delaware	0901481	13-3045573
Cave Springs, Inc.	Corporation	Delaware	2138916	51-0303603
Mothers Work Canada, Inc.	Corporation	Delaware	3706693	20-0244780
DM Urban Renewal, LLC	Limited Liability Company	New Jersey	0600405761	46-4671282

Schedule 5.05

Material Indebtedness

Amounts owing from time to time by Lead Borrower to Lead Borrower’s Subsidiary, Cave Springs, Inc., pursuant to the Amended and Restated Revolving Line of Credit Note dated as of November 1, 2015 in the original principal amount of U.S. $590,000,000 (as the same may be amended, amended and restated, supplemented or modified from time to time).

ABL Debt evidenced by the ABL Documents.

Schedule 5.06

Litigation

None.

Schedule 5.08(b)(1)

Owned Real Estate

None.

Schedule 5.08(b)(2)

Leased Real Estate

(a)	Leased Distribution Centers and Offices:

Name of Loan Party	Addresses of Leased Real Estate	Landlord
Destination Maternity Corporation	Moorestown Corporate Center 232 Strawbridge Drive West Route 38 Moorestown, New Jersey 08057 (Burlington county)	232 Strawbridge Associates, LLC c/o Keystone Property Group, L.P. One Presidential Boulevard Suite 300 Bala Cynwyd, PA 19004

Destination Maternity Corporation	1000 John Galt Way Florence Township, New Jersey (Burlington county)	Haines Center – Florence LLC c/o Whitesell Enterprises One Underwood Court P.O. Box 1605 Delran, New Jersey 08075

(b)	Leased Stores: See attached list.

STR#	Chain	Location	City	ST	Landlord/Developer
63	PEA-C	Water Tower Place, Chicago	CHICAGO	IL	General Growth
110	MHOOD	Coral Ridge Mall, Coralville	CORALVILLE	IA	General Growth
139	MHOOD	Glenbrook Square, Fort Wayne	FORT WAYNE	IN	General Growth
142	MHOOD	Clearwater Mall	CLEARWATER	FL	Brixmor
147	MHOOD	Southridge Mall, Greendale	GREENDALE	WI	Simon
163	MHOOD	Summit Mall, Akron	AKRON	OH	Simon
176	MHOOD	Consumer Square, Mays Landing	MAYS LANDING	NJ	Developers Diversified
200	PEA	One Pacific Place, Omaha	OMAHA	NE	Cole Companies
230	MHOOD	Shoppes at River Crossing	MACON	GA	General Growth
231	MHOOD	Montgomery Mall, North Wales	NORTH WALES	PA	Simon
238	MHOOD	Hanes Mall, Winston-Salem	WINSTON-SALEM	NC	CBL
239	MHOOD	Belden Village Mall, Canton	CANTON	OH	Starwood Capital
241	MHOOD	Great Lakes Mall, Mentor	MENTOR	OH	WP Glimcher
242	MHOOD	Hulen Mall, Fort Worth	FORT WORTH	TX	General Growth
243	MHOOD	Governor’s Square, Tallahassee	TALLAHASSEE	FL	General Growth
246	MHOOD	NorthPark Mall	DAVENPORT	IA	Macerich
248	MHOOD	Parkway Plaza, El Cajon	EL CAJON	CA	Starwood Capital
249	MHOOD	Greenwood Mall, Bowling Green	BOWLING GREEN	KY	General Growth
298	MHOOD	West Ridge Mall, Topeka	TOPEKA	KS	WP Glimcher
300	MHOOD	Queens Center, Elmhurst	ELMHURST	NY	Macerich
301	MHOOD	Town Center Plaza , Kennesaw	KENNESAW	GA	Jones Lang LaSalle
302	MHOOD	Lakewood Village Shopping Park	N. LITTLE ROCK	AR	Lakewood Village Shopping Park LLC
304	MHOOD	Tempe Marketplace	TEMPE	AZ	Vestar
305	MHOOD	Valley Fair, San Jose	SANTA CLARA	CA	Westfield
310	MHOOD	Lakeside Circle, Sterling Heights	STERLING HEIGHTS	MI	General Growth
312	MHOOD	University Town Plaza	PENSACOLA	FL	WP Glimcher
315	MHOOD	Southgate Mall, Missoula	MISSOULA	MT	Southgate Mall Associates
324	MHOOD	Salem Center, Salem	SALEM	OR	Jones Lang LaSalle
325	MHOOD	Fox Valley Mall, Aurora	AURORA	IL	Westfield
329	MHOOD	Tacoma Mall, Tacoma	TACOMA	WA	Simon
338	MHOOD	Hamilton Place, Chatanooga	CHATTANOOGA	TN	CBL
339	MHOOD	Cottonwood Mall, Albuquerque	ALBUQUERQUE	NM	WP Glimcher
341	MHOOD	Westfarms Mall, West Hartford	FARMINGTON	CT	Taubman
344	MHOOD	Midland Park, Midland	MIDLAND	TX	Simon
345	MHOOD	Annapolis Mall, Annapolis	ANNAPOLIS	MD	Westfield
348	MHOOD	Freehold Raceway, Freehold	FREEHOLD	NJ	Macerich
352	MHOOD	Valley River	EUGENE	OR	Broadway and Pearl Associates
362	MHOOD	Clackamas, Portland	HAPPY VALLEY	OR	General Growth
364	MHOOD	North County Fair, Escondido	ESCONDIDO	CA	Westfield
367	MHOOD	Avenue at White Marsh	BALTIMORE	MD	Federal Realty Investment

1	Store

STR#	Chain	Location	City	ST	Landlord/Developer
368	MHOOD	Barton Creek, Austin	AUSTIN	TX	Simon
370	MHOOD	Deerbrook Park Mall, Humble	HUMBLE	TX	General Growth
371	MHOOD	Commons at Willowbrook	HOUSTON	TX	CB Richard Ellis
372	MHOOD	Towne West Square, Wichita	WICHITA	KS	WP Glimcher
374	MHOOD	Northtown Mall, Spokane	SPOKANE	WA	General Growth
376	MHOOD	Hawthorn Center, Vernon Hills	VERNON HILLS	IL	Westfield
377	MHOOD	Park City Center, Lancaster	LANCASTER	PA	General Growth
378	MHOOD	Citadel, Charleston	CHARLESTON	SC	Spinosa
379	MHOOD	Tuscon Mall, Tuscon	TUCSON	AZ	General Growth
386	MHOOD	Oxmoor Ctr, Louisville	LOUISVILLE	KY	General Growth
390	MHOOD	Pearlridge, Aiea	AIEA	HI	WP Glimcher
393	MHOOD	Galleria at Tyler, Riverside	RIVERSIDE	CA	General Growth
394	MHOOD	Bella Terra	HUNTINGTON BEACH	CA	DJM Capital Partners
396	MHOOD	Ppembroke Crossing Shopping Center	PEMBROKE PINES	FL	UCR
421	MHOOD	Baybrook, Friendswood	FRIENDSWOOD	TX	General Growth
424	MHOOD	Arrowhead Twn Ctr, Glendale	GLENDALE	AZ	Macerich
428	MHOOD	Hilldale Mall	MADISON	WI	S.R. Weiner
431	MHOOD	Mall in Columbia, Columbia	COLUMBIA	MD	General Growth
451	MHOOD	Northridge Fashion Ctr, Northridge	NORTHRIDGE	CA	General Growth
455	MHOOD	Serramonte Center, Daly City	DALY CITY	CA	Jones Lang LaSalle
458	MHOOD	Citadel, Colorado Springs	COLORADO SPRINGS	CO	Midwest Mall Properties
461	MHOOD	Montebello Town Ctr, Montebello	MONTEBELLO	CA	Simon
462	MHOOD	Fashion Place, Murray	MURRAY	UT	General Growth
463	MHOOD	Pheasant Ln., Nashua	NASHUA	NH	Simon
465	MHOOD	University Mall, Orem	OREM	UT	Woodbury Corp
470	MHOOD	Mid-Rivers Mall, St, Peters	ST PETERS	MO	CBL
475	MHOOD	Del Amo Fashion Center, Torrance	TORRANCE	CA	Simon
479	MHOOD	The Loop	METHUEN	MA	Core Fund Loop Property
480	MHOOD	Santa Anita Fash. Park, Arcadia	ARCADIA	CA	Westfield
482	MHOOD	Ridgedale Ctr, Minnetonka	MINNETONKA	MN	General Growth
483	MHOOD	Cielo Vista, El Paso	EL PASO	TX	Simon
486	MHOOD	Coddingtown Mall	SANTA ROSA	CA	Simon
488	MHOOD	Quaker Bridge Mall, Lawrenceville	LAWRENCEVILLE	NJ	Simon
490	MHOOD	Village at Sandhill	COLUMBIA	SC	Village at Sandhill LLC
492	MHOOD	Tyson’s Corner, McLean	MCLEAN	VA	Macerich
495	MHOOD	Wheaton Plaza, Wheaton	WHEATON	MD	Westfield
498	MHOOD	Newport Centre, Jersey City	JERSEY CITY	NJ	Simon
501	MHOOD	Oakridge Mall, San Jose	SAN JOSE	CA	Westfield
506	MHOOD	Boise Towne Sq., Boise	BOISE	ID	General Growth
508	MHOOD	Twelve Oaks Mall, Novi	NOVI	MI	Taubman

2	Store

STR#	Chain	Location	City	ST	Landlord/Developer
512	MHOOD	Louis Joliet Mall, Joilet	JOLIET	IL	Starwood Capital
517	MHOOD	Capitola Mall, Capitola	CAPITOLA	CA	Macerich
521	MHOOD	Galleria at Sunset, Henderson	HENDERSON	NV	BPC Henderson LLC
522	MHOOD	King of Prussia Plaza, King of Prussia	KING OF PRUSSIA	PA	Simon
526	MHOOD	Oak View Mall, Omaha	OMAHA	NE	General Growth
527	MHOOD	Staten Island Mall, Staten Island	STATEN ISLAND	NY	General Growth
528	MHOOD	Westside Pavilion, Los Angeles	LOS ANGELES	CA	Macerich
529	MHOOD	Augusta Mall, Augusta	AUGUSTA	GA	General Growth
530	MHOOD	Waterford Commons	WATERFORD	CT	Centro Properties
532	MHOOD	Maine Mall, South Portland	SOUTH PORTLAND	ME	General Growth
536	MHOOD	Mall at Arden Fair, Sacramento	SACRAMENTO	CA	Macerich
539	MHOOD	Seminole Town Center, Sanford	SANFORD	FL	WRI Seminole
543	MHOOD	Kings’ Plaza Shopping Center, Brooklyn	BROOKLYN	NY	Macerich
545	MHOOD	Valencia Town Center, Valencia	VALENCIA	CA	Westfield
546	MHOOD	Town East Mall, Mesquite	MESQUITE	TX	General Growth
549	MHOOD	Parks @ Arlington, Arlington	ARLINGTON	TX	General Growth
554	MHOOD	Woodland Hills Mall, Tulsa	TULSA	OK	Simon
555	MHOOD	Sugar Land Town Square	SUGAR LAND	TX	SLTS Management
557	MHOOD	Wolfchase Galleria, Memphis	MEMPHIS	TN	Simon
560	MHOOD	Lloyd Center, Portland	PORTLAND	OR	Cypress Equitites Real Estate Investment Mgmt.
563	MHOOD	Coronado Center, Alburquerque	ALBUQUERQUE	NM	General Growth
3,089	DM	Hodges Road	OAKBROOK TERRACE	IL	Gus Dames
3,091	DM	Shops at Chauncey Ranch	PHOENIX	AZ	Levine Investments LP
3,092	DM	Victoria Crossroads	RANCHO CUCAMONGA	CA	Silvercreek Properties
3,096	DM	Walden Place	CHEEKTOWAGA	NY	DLC Management Corporation
3,097	DM	Livingston Town Center	LIVINGSTON	NJ	Onyx Equities
3,098	DMC	Promenade at Chenal	LITTLE ROCK	AR	RED Development
3,100	DM	Markets at Town Center	JACKSONVILLE	FL	Genesis
3,104	DMC	Short Pump Town Center	RICHMOND	VA	Forest City
3,108	PEA	The Grove at Shrewsbury	SHREWSBURY	NJ	Federal
3,201	DM	Millenia Crossing Shopping Center	ORLANDO	FL	DDR Corp
3,202	DMC	Centennial Promenade	ENGLEWOOD	CO	Developers Diversified
3,203	DMC	Topanga	CANOGA PARK	CA	Westfield
3,204	DMC	Plaza K	METUCHEN	NJ	Azarian Group LLC
3,205	DM	Montgomery Mall	BETHESDA	MD	Westfield
3,206	DM	3300 North Causeway Blvd	METAIRIE	LA	3300 North Causeway Blvd. Assoc
3,207	DM	Country Glen Center	CARLE PLACE	NY	Murray H. Miller Mgmt. Company
3,208	DMC	Manhattan Village Shopping Ctr.	MANHATTAN BEACH	CA	Rreef America
3,209	DMC	Fairfax Corner	FAIRFAX	VA	The Peterson Companies
3,210	DM	Town Center Crossing	LEAWOOD	KS	WP Glimcher

3	Store

STR#	Chain	Location	City	ST	Landlord/Developer
3,212	DMC	Streets of Woodfield	SCHAUMBURG	IL	Mid-America Asset Management Group
3,213	DM	International Plaza	TAMPA	FL	Taubman
3,214	DMC	The Oaks	THOUSAND OAKS	CA	Macerich
3,215	DMC	Crabtree Valley Mall	RALEIGH	NC	CVM Holdings Inc.
3,216	DM	1604 Mt. Diablo - Walnut Creek	WALNUT CREEK	CA	Greater Bay Development Corp.
3,217	DM	Orland Park Place Shopping Center	ORLAND PARK	IL	Inland Commercial
3,218	DM	Town Center Viriginia Beach	VIRGINIA BEACH	VA	Town Center Block 10
3,219	DM	Woodland Mall	WOODLANDS	TX	General Growth
3,221	PEA-C	Aventura Mall	AVENTURA	FL	Turnberry Associates
3,224	DM	Mall of America	BLOOMINGTON	MN	Triple Five
3,225	DMC	Garden City Center	CRANSTON	RI	Wilder Companies
3,226	DMC	Shops at marcus Dairy	DANBURY	CT	Sugar Hollow Associates
3,227	DM	Pacific Place	SEATTLE	WA	Pine Street
3,228	DMC	Wayside Commons	BURLINGTON	MA	The Wilder Companies
3,229	DMC	Coconut Point	ESTERO	FL	Simon
3,231	DMC	Regalia Center	MEMPHIS	TN	Boyle Investments
3,234	DMC	Avalon North	ALPHARETTA	GA	North American Properties
3,235	DM	Belle Isle Station Shopping Center	OKLAHOMA	OK	BIS Corporation
3,324	DMC	Alderwood Mall	LYNNWOOD	WA	General Growth
3,329	DMC	South Hills Village	PITTSBURGH	PA	Simon
3,423	DM	Houston Galleria	HOUSTON	TX	Simon
3,518	DMC	Galleria at Roseville	ROSEVILLE	CA	Westfield
3,519	DMC	Riverchase Galleria	HOOVER	AL	General Growth
3,520	DMC	Bridgeport Village	TIGARD	OR	BV CenterCal, LLC
3,522	DMC	Crocker Park	WESTLAKE	OH	Robert L Stark Enterprises
3,800	DM	The Corner (Langley)	LANGLEY	BC	Rockcliffe Estates
3,819	OUTLET	Trinity Commons, Brampton	BRAMPTON	ON	RioCan Management Inc.
3,845	DMC	Kingsland Village	S.W. CALGARY	AB	Telsec Group
3,847	DMC	Polo North	WINNIPEG	MB	Cadillac Fairview
3,849	OUTLET	Queensborough	NEW WESTMINSTER	BC	First Queensborogh SC Ltd
3,850	DMC	2146-2148 W 4th Avenue	VANCOUVER	BC	DV &D Enterpise
3,860	OUTLET	Heartland Town Center, Mississauga	MISSISSAUGA	ON	Orlando Corporation
566	MHOOD	Superstition Springs, Mesa	MESA	AZ	Macerich
568	MHOOD	Springfield Mall, Springfield	SPRINGFIELD	PA	Simon
570	MHOOD	Lincoln Place	FAIRVIEW HEIGHTS	IL	Cole Companies
573	MHOOD	Pavilion of Turkey Creek	KNOXVILLE	TN	Developers Diversified
575	MHOOD	Greendale Center	GREENWOOD	IN	Centre Properties
577	MHOOD	Fox River Mall, Grand Chute	APPLETON	WI	General Growth
579	MHOOD	St. Charles Towne Center, Waldorf	WALDORF	MD	Simon
593	MHOOD	Destiny USA	SYRACUSE	NY	Pyramid

4	Store

STR#	Chain	Location	City	ST	Landlord/Developer
595	MHOOD	Stoneridge Mall, Pleasanton	PLEASANTON	CA	Simon
597	MHOOD	Eastview, Victor	VICTOR	NY	Wilmorite
603	OUTLET	Potomac Mills Mall, Prince Williams	PRINCE WILLIAM	VA	Simon Mills
604	OUTLET	Sawgrass Mills, Sunrise	SUNRISE	FL	Simon Mills
606	OUTLET	San Marcos Premium Outlets	SAN MARCOS	TX	Simon Premium
609	OUTLET	Ellenton Premium Outlets	ELLENTON	FL	Simon Premium
610	OUTLET	Outlets at Castle Rock	CASTLE ROCK	CO	Craig Realty
611	OUTLET	Gurnee Mills, Gurnee	GURNEE	IL	Simon Mills
612	OUTLET	Birch Run Premium Outlets	BIRCH RUN	MI	Simon Premium
613	OUTLET	Conroe Outlet Center	CONROE	TX	Craig Realty
614	OUTLET	Prime Outlets at Jeffersonville, Jeffersonville	JEFFERSONVILLE	OH	Tanger
615	OUTLET	Gilroy Premium Outlets	GILROY	CA	Simon Premium
616	OUTLET	Petaluma Village Premium Outlets	PETALUMA	CA	Simon Premium
620	OUTLET	Tanger Factory Outlet, Riverhead	RIVERHEAD	NY	Tanger
624	OUTLET	Osage Beach Premium Outlets	OSAGE BEACH	MO	Simon Premium
625	OUTLET	St. Augustine Premium Outlets	ST AUGUSTINE	FL	Simon Premium
626	OUTLET	Lighthouse Place Premium Outlets	MICHIGAN CITY	IN	Simon Premium
628	OUTLET	Tanger Factory Outlet Ctr., Williamsburg	WILLIAMSBURG	IA	Tanger
630	OUTLET	Edinburgh Premium Outlets	EDINBURGH	IN	Simon Premium
631	OUTLET	Riviera Centre Factory Shops, Foley	FOLEY	AL	Tanger
634	OUTLET	Silver Sands Premium Outlets	DESTIN	FL	Simon Premium
637	OUTLET	Camarillo Premium Outlets	CAMARILLO	CA	Simon Premium
642	OUTLET	Tanger Factory Outlet Ctr., Lancaster	LANCASTER	PA	Tanger
645	OUTLET	The Outlet Collection	AUBURN	WA	WP Glimcher
649	OUTLET	North Georgia Premium Outlets	DAWSONVILLE	GA	Simon Premium
653	OUTLET	Grove City Premium Outlets	GROVE CITY	PA	Simon Premium
655	OUTLET	Grapevine Mills, Grapevine	GRAPEVINE	TX	Simon Mills
656	OUTLET	Premium Outlets Carlsbad	CARLSBAD	CA	Simon Premium
658	OUTLET	Great Mall - Bay Area, Milpitas	MILPITAS	CA	Simon Mills
664	OUTLET	Wrentham Village Premium Outlets	WRENTHAM	MA	Simon Premium
680	OUTLET	Vacaville Premium Outlets	VACAVILLE	CA	Simon Premium
732	MHOOD	Auburn Mall, Auburn	AUBURN	MA	Simon
733	MHOOD	Rushmore Mall, Rapid City	RAPID CITY	SD	WP Glimcher
734	MHOOD	Independence Mall, Wilmington	WILMINGTON	NC	Centro Properties
748	MHOOD	Charleston Town Center, Charleston	CHARLESTON	WV	Forest City
765	MHOOD	White Oaks Mall, Springfield	SPRINGFIELD	IL	Simon
767	MHOOD	Provo Towne Centre, Provo	PROVO	UT	Jones Lang LaSalle
770	OUTLET	Hagerstown Premium Outlets	HAGERSTOWN	MD	Simon Premium
771	OUTLET	Great Lakes Crossing, Auburn Hills	AUBURN HILLS	MI	Taubman
801	PEA-C	Fashion Valley Mall, San Diego	SAN DIEGO	CA	Simon

5	Store

STR#	Chain	Location	City	ST	Landlord/Developer
835	PEA-C	Newbury Street, Boston	BOSTON	MA	Copley
845	PEA	Gateway Mall, Salt Lake City	SALT LAKE CITY	UT	Vestar
858	MHOOD	Mall @ Fairfield Commons, Beaver Creek	BEAVER CREEK	OH	WP Glimcher
860	MHOOD	Hillsdale Shopping Ctr., San Mateo	SAN MATEO	CA	Bohannon Development
875	PEA-C	Town Center @ Boca Raton, Boca Raton	BOCA RATON	FL	Simon
897	PEA-C	Clayton Lane	DENVER	CO	AMCAP Clayton LLC
902	PEA-C	Fashion Square Sherman Oaks, Sherman Oaks	SHERMAN OAKS	CA	Westfield
906	PEA-C	Town Center Corte Madera	CORTE MADERA	CA	Colliers International
913	PEA-C	Mall at Green Hills, Nashville	NASHVILLE	TN	Taubman
921	PEA-C	Fashion Show, Las Vegas	LAS VEGAS	NV	General Growth
923	PEA-C	Tyson’s Galleria, McLean	MCLEAN	VA	General Growth
925	DMC	Northern Boulevard, Manhasset	MANHASSET	NY	1595 NB Associates, LLC
935	PEA-C	352 Beverly Hills Drive	BEVERLY HILLS	CA	Jones Lang LaSalle
936	PEA-C	South Coast Plaza, Costa Mesa	COSTA MESA	CA	Segerstrom
938	PEA-C	Phipps Plaza, Atlanta	ATLANTA	GA	Simon
946	PEA-C	Rice Blvd., Houston	HOUSTON	TX	Rice University Village
950	PEA-C	King of Prussia Plaza, King of Prussia	KING OF PRUSSIA	PA	Simon
969	MHOOD	Cary Towne Center, Cary	CARY	NC	CBL
977	MHOOD	CoolSprings Galleria, Franklin	FRANKLIN	TN	CBL
978	MHOOD	Abercorn Commons	SAVANNAH	GA	A.C./Sav, LLC
980	MHOOD	Antelope Valley Mall, Palmdale	PALMDALE	CA	Forest City
982	MHOOD	Pinnacle Hills Promenade	ROGERS	AR	General Growth
983	MHOOD	Battlefield Mall, Springfield	SPRINGFIELD	MO	Simon
984	MHOOD	Cascade Station	PORTLAND	OR	CenterCal Properties
985	MHOOD	Stirling Bossier	BOSSIER CITY	LA	Stirling Properties
989	MHOOD	La Palmera, Corpus Christi	CORPUS CHRISTI	TX	Trademark Property
1,105	DMC	Eastwood Towne Center, Lansing	LANSING	MI	RPAI US Mgmt
1,113	DMC	Rockland Plaza	NANUET	NY	Brixmor Holdings 11 SPEA
1,120	PEA-C	Barton Creek, Austin	AUSTIN	TX	Simon
1,135	DMC	Racquet Square	INDIANAPOLIS	IN	Racquet Square Center LLC
1,137	DMC	Bridgewater Commons, Bridgewater	BRIDGEWATER	NJ	General Growth
1,139	DMC	Gardens, The, Palm Beach	PALM BEACH	FL	Forbes
1,140	DMC	Glendale Galleria, Glendale	GLENDALE	CA	General Growth
1,142	DMC	Northeast Mall, Hurst	HURST	TX	Simon
1,144	DMC	Shops at Liberty Place	PHILADELPHIA	PA	Liberty Place Retail Assoc
1,145	DMC	Perimeter Mall	ATLANTA	GA	General Growth
1,147	DMC	Legacy Village	LYNDHURST	OH	Legacy Village Investors
1,149	DMC	Haywood Mall, Greenville	GREENVILLE	SC	Simon
1,150	DMC	Southshore Mall	BRAINTREE	MA	Simon
1,152	DMC	Kenwood Towne Centre	CINCINNATI	OH	General Growth

6	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,159	DMC	Somerset Collection - North, Troy	TROY	MI	Forbes
1,160	DM	259 Walt Whitman Road	HUNTINGTON STATION	NY	Sleepy’s Inc.
1,161	DMC	Brea Downtown	BREA	CA	Manley Fanticola Holdings LLC
1,162	DMC	8th & Bellevue	BELLEVUE	WA	Cost Plus Inc.
1,163	DM	West County Mall	ST. LOUIS	MO	CBL
1,164	DM	5539 LBJ Freeway	DALLAS	TX	Peskind Development
1,166	PEA-C	Lincoln Park	DALLAS	TX	RPAI Southwest Mgmt
1,168	DM	Source at White Plains, The	WHITE PLAINS	NY	Bloomingdale Road Investors
1,170	DMC	Evergreen Walk	SOUTH WINDSOR	CT	Poag & McEwen
1,171	DM	Colonnade, The	SAN ANTONIO	TX	Twin Oaks Properties
1,172	DM	1400 Worcester Road	NATICK	MA	Natick Associates
1,173	DM	Sharon Corners	CHARLOTTE	NC	Crosland
1,182	DM	Fountain Square	BROOKFIELD	WI	Integrity Development
1,183	DMC	Franklin Park Mall	TOLEDO	OH	Starwood Capital
1,184	DMC	Acadiana Mall	LAFAYETTE	LA	CBL
1,189	DMC	Old Orchard	SKOKIE	IL	Westfield
1,190	DMC	LaPlaza Mall	MCALLEN	TX	Simon
1,192	DMC	Mission Viejo	MISSION VIEJO	CA	Simon
1,197	DM	35 PLAZA	PARAMUS	NJ	Thirty Five Plaza Associates
1,198	DM	Shops at Riverpark	FRESNO	CA	Madison Marquette
1,199	MHOOD	Alamo Ranch	SAN ANTONIO	TX	RioCan Management Inc.
1,278	PEA-C	Shops at Merrick Park, Coral Gables	CORAL GABLES	FL	General Growth
1,300	MHOOD	Promenade in Temecula Valley, Temecula	TEMECULA	CA	Forest City
1,303	MHOOD	Logan Valley Mall, Altoona	ALTOONA	PA	PREIT
1,306	MHOOD	Turtle Creek Mall, Hattiesburg	HATTIESBURG	MS	CBL
1,313	MHOOD	Chapel Hills, Colorado Springs	COLORADO SPRINGS	CO	Coyote
1,316	MHOOD	WestgatePlaza, Amarillo	AMARILLO	TX	KIR Amarillo
1,317	MHOOD	Dulles Town Center, Leesburg	DULLES	VA	Lerner
1,326	MHOOD	Kirkwood Mall, Bismarck	BISMARCK	ND	CBL
1,327	MHOOD	Southpark Shopping Center	STRONGSVILLE	OH	Starwood Capital
1,335	OUTLET	Kittery Premium Outlets	KITTERY	ME	Simon Premium
1,336	MHOOD	Layton Hills Mall, Layton	LAYTON	UT	CBL
1,337	MHOOD	Neshaminy Mall	BENSALEM	PA	General Growth
1,339	MHOOD	Anchorage 5th Avenue, Anchorage	ANCHORAGE	AK	Simon
1,345	MHOOD	Lakeline Mall, Cedar Park	CEDAR PARK	TX	Simon
1,348	MHOOD	Florence Mall, Florence	FLORENCE	KY	General Growth
1,350	MHOOD	Valley Plaza S.C., Bakersfield	BAKERSFIELD	CA	General Growth
1,354	MHOOD	Rivertown Crossing, Grandville	GRANDVILLE	MI	General Growth
1,356	MHOOD	Parkdale Mall, Beaumont	BEAUMONT	TX	CBL
1,358	MHOOD	Merrillville Plaza	MERRILLVILLE	IN	Acadia Merrillville Realty LP

7	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,359	MHOOD	Dayton Mall, Dayton	DAYTON	OH	WP Glimcher
1,361	MHOOD	South County Center, St. Louis	ST. LOUIS	MO	CBL
1,362	MHOOD	Southern Park Mall, Youngstown	YOUNGSTOWN	OH	WP Glimcher
1,363	MHOOD	Bradley Park Crossing, Columbus	COLUMBUS	GA	Developers Diversified
1,365	MHOOD	Waterford Lakes, Orlando	ORLANDO	FL	WP Glimcher
1,373	MHOOD	Mall of Georgia Crossing, Atlanta	BUFORD	GA	WP Glimcher
1,374	MHOOD	Chino Spectrum Marketplace, Chino	CHINO	CA	Vestar
1,384	MHOOD	Mall Del Norte, Laredo	LAREDO	TX	CBL
1,393	MHOOD	Holyoke Mall, Holyoke	HOLYOKE	MA	Pyramid
1,394	MHOOD	Poughkeepsie Galleria, Poughkeepsie	POUGHKEEPSIE	NY	Pyramid
1,397	MHOOD	Spokane Valley Mall, Spokane	SPOKANE VALLEY	WA	General Growth
1,603	OUTLET	Mills @ Jersey Gardens	ELIZABETH	NJ	Simon Mills
1,605	OUTLET	Concord Mills, North Charlotte	CONCORD	NC	Simon Mills
1,606	OUTLET	Katy Mills, West Houston	KATY	TX	Simon Mills
1,608	OUTLET	Arizona Mills, Tempe	TEMPE	AZ	Simon Premium
1,609	OUTLET	Dolphin Mall, Miami	MIAMI	FL	Taubman
1,610	OUTLET	Rehoboth Outlet 3, Rehoboth	REHOBOTH BEACH	DE	Tanger
1,614	OUTLET	Gulfport Premium Outlets	GULFPORT	MS	Simon Premium
1,615	OUTLET	Woodburn Factory Stores, Woodburn	WOODBURN	OR	Simon Premium
1,616	OUTLET	Orlando Premium Outlets-Vineland Ave	ORLANDO	FL	Simon Premium
1,618	OUTLET	Five Oaks Factory Stores, Sevieville	SEVIERVILLE	TN	Tanger
1,619	OUTLET	Arundel Mills, Baltimore	HANOVER	MD	Simon Mills
1,621	OUTLET	Las Vegas South Premium	LAS VEGAS	NV	Simon Premium
1,624	OUTLET	Williamsburg Premium Outlets	WILLIAMSBURG	VA	Simon Premium
1,625	OUTLET	Prime Outlets Oshkosh, Oshkosh	OSHKOSH	WI	Horizon Group Properties
1,626	OUTLET	Alvertville Premium Outlets	ALBERTVILLE	MN	Simon Premium
1,627	OUTLET	Waterloo Premium Outlets	WATERLOO	NY	Simon Premium
1,629	OUTLET	Las Americas Premium Outlets	SAN DIEGO	CA	Simon Premium
1,630	OUTLET	Leesburg Corner Premium Outlets	LEESBURG	VA	Simon Premium
1,631	OUTLET	Sugarloaf	LAWRENCEVILLE	GA	Simon Mills
1,632	OUTLET	Carolina Premium	SMITHFIELD	NC	Simon Premium
1,633	OUTLET	Waikele Premium Outlets	WAIPAHU	HI	Simon Premium
1,634	OUTLET	Factory Stores @ Park City, Park City	PARK CITY	UT	Tanger
1,635	OUTLET	The Crossing Premium Outlets	TANNERSVILLE	PA	Simon Premium
1,636	OUTLET	Tanger Outlets at Kensington Valley, Howell	HOWELL	MI	Tanger
1,637	OUTLET	Tanger Outlet Center, Myrtle Beach	MYRTLE BEACH	SC	Tanger
1,638	OUTLET	Sparks Marina Outlet	SPARKS	NV	RED Development
1,640	OUTLET	Colorado Mills Mall, Lakewood	LAKEWOOD	CO	Simon Mills
1,642	OUTLET	Johnson Creek Premium Outlets	JOHNSON CREEK	WI	Simon Premium
1,647	OUTLET	Las Vegas North Premium	LAS VEGAS	NV	Simon Premium

8	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,648	OUTLET	Chicago Premium Outlets	AURORA	IL	Simon Premium
1,649	OUTLET	North Bend Premium Outlets	NORTH BEND	WA	Simon Premium
1,651	OUTLET	Columbia Gorge Premium Outlets	TROUTDALE	OR	Woodmont
1,652	OUTLET	Folsom Premium Outlets	FOLSOM	CA	Simon Premium
1,655	OUTLET	Prime Lodi Outlets, Burbank	BURBANK	OH	Lodi Station LLC c/o Gilad Develop
1,656	OUTLET	Hilton Head Village	BLUFFTON	SC	Costa Land Company
1,662	OUTLET	Legends at Village West	KANSAS CITY	KS	Red Speedway, Inc
1,670	OUTLET	Outlets at Hershey	HERSHEY	PA	Tanger
1,671	OUTLET	Jersey Shore Premium Outlets	TINTON FALLS	NJ	Simon Premium
1,672	OUTLET	Opry Mills Mall	NASHVILLE	TN	Simon Mills
1,673	OUTLET	Shops of Grand River	LEEDS	AL	Leeds Retail Center, LLC
1,675	OUTLET	The Outlet Shoppes at El Paso	EL PASO	TX	Horizon Group Properties
1,677	OUTLET	Philadelphia Premium Outlets	POTTSTOWN	PA	Simon Premium
1,678	OUTLET	Outlets at Traverse Mountain	LEHI	UT	Craig Realty
1,679	OUTLET	St. Louis Premium	CHESTERFIELD	MO	Simon Premium
1,680	OUTLET	Outlet Shoppes at Atlanta	ATLANTA	GA	Horizon Group Properties
1,681	OUTLET	Palm Beach Outlets	PALM BEACH	FL	New England Development
1,682	OUTLET	Cincinnati Premium Outlet	MONROE	OH	Simon
1,683	OUTLET	Outlets of Mississippi	PEARL	MS	Bloomfield Holdings
1,684	OUTLET	Tampa Premium Outlets	LUTZ	FL	Simon Premium
1,685	OUTLET	Outlets at Nebraska Crossing	GRETNA	NE	Nebraska Crossing LLC
1,686	OUTLET	Fashion Outlets at Niagara	NIAGARA FALLS	NY	Macerich
1,687	OUTLET	The Outlet Shoppes of the Bluegrass	SIMPSONVILLE	KY	Horizon Group Properties
1,688	OUTLET	Twin Cities Eagan	EAGAN	MN	Simon Premium
1,690	OUTLET	Arches as Dee Park	DEER PARK	NY	Tanger
1,691	OUTLET	Assembly Row	SOMERVILLE	MA	Federal Realty Investment
1,702	MHOOD	Lehigh Valley Mall, Whitehall	WHITEHALL	PA	Simon
1,708	MHOOD	Richland Mall, Waco	WACO	TX	CBL
1,710	MHOOD	Stonebriar Centre, Frisco	FRISCO	TX	General Growth
1,711	MHOOD	Coral Ridge Mall, Ft. Lauderdal	FT. LAUDERDALE	FL	Gumberg Asset
1,712	MHOOD	SouthLake Town Square	SOUTHLAKE	TX	Inland Western
1,717	PEA	Towne Centre Market Place, Mt. Pleasant	MT. PLEASANT	SC	Bayer Properties
1,718	MHOOD	Ashville, Ashville	ASHEVILLE	NC	CBL
1,722	MHOOD	Treasure Coast Square, Jensen Beach	JENSEN BEACH	FL	Simon
1,723	MHOOD	Apache Mall, Rochester	ROCHESTER	MN	General Growth
1,725	MHOOD	Forum @ Olympia Pkwy	LIVE OAK	TX	S.A. Development Company
1,728	MHOOD	Mall of New Hampshire. Manchester	MANCHESTER	NH	Simon
1,732	MHOOD	Shops at College Hills, The	NORMAL	IL	Cullinan Properties
1,733	MHOOD	Kentucky Oaks Mall, Paducah	PADUCAH	KY	Cafaro
1,735	MHOOD	Spotsylvania Mall, Fredericksburg	FREDRICKSBURG	VA	Cafaro

9	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,736	MHOOD	Sunrise Mall, Brownsville	BROWNSVILLE	TX	CBL
1,739	MHOOD	Plainfield Commons, Plainfield	PLAINFIELD	IN	Premier
1,740	MHOOD	Centerpointe Mall	GRAND RAPIDS	MI	Centerpointe Partners
1,741	MHOOD	Ridgmar Mall, Fort Worth	FORT WORTH	TX	GK Development Inc.
1,744	MHOOD	Premier Centre, Mandeville	MANDEVILLE	LA	Stirling
1,747	MHOOD	Killeen Mall, Killeen	KILLEEN	TX	Jones Lang LaSalle
1,748	MHOOD	Milford Marketplace	MILFORD	CT	Inland Real Estate
1,749	MHOOD	Columbiana Centre, Columbia	COLUMBIA	SC	General Growth
1,750	MHOOD	Parkway Place	HUNTSVILLE	AL	CBL
1,753	MHOOD	Oaks Mall, Gainesville	GAINESVILLE	FL	General Growth
1,760	MHOOD	Columbia Mall, Columbia	COLUMBIA	MO	General Growth
1,761	MHOOD	Oakdale Mall, Johnson City	JOHNSON CITY	NY	Vornado
1,763	MHOOD	Evansville Pavillion	EVANSVILLE	IN	General Auto Outlets
1,766	MHOOD	Bellis Fair, Bellingham	BELLINGHAM	WA	General Growth
1,767	MHOOD	Gateway Mall, Lincoln	LINCOLN	NE	Starwood Capital
1,768	MHOOD	University Park Mall, Mishawaka	MISHAWAKA	IN	Simon
1,771	MHOOD	Rookwood Commons, Cincinnati	CINCINNATI	OH	Anderson
1,775	MHOOD	Ashment Shopping Center	IDAHO FALLS	ID	Woodbury Corp
1,776	MHOOD	Mall of Abilene,Abilene	ABILENE	TX	Jones Lang LaSalle
1,777	MHOOD	Robinson Town Center	PITTSBURGH	PA	Forest City
1,778	MHOOD	Shoppes at Montage	MOOSIC	PA	US Properties Group
1,781	MHOOD	Empire, Sioux Falls, SD	SIOUX FALLS	SD	Simon
1,782	MHOOD	Lake Charles Power Center	LAKE CHARLES	LA	Lake Charles Retail Development LLC
1,786	MHOOD	Cross Creek Mall, Fayettevill	FAYETTEVILLE	NC	CBL
1,793	MHOOD	Copperwood, Houston	HOUSTON	TX	Kimco
1,794	MHOOD	Chapel Hill Mall, Akron OH	AKRON	OH	Mckinley
1,799	MHOOD	Jefferson Pointe, Fort Wayne	FORT WAYNE	IN	Miller Capital Advisory
1,800	MHOOD	Tamarak Village	WOODBURY	MN	Doran Management LLC
1,804	MHOOD	Chandler Fashion Center	CHANDLER	AZ	Macerich
1,808	MHOOD	Lakes Mall, The, Muskegon Michigan	MUSKEGON	MI	CBL
1,809	MHOOD	Lakewood Center Mall, Lakewood	LAKEWOOD	CA	Macerich
1,811	MHOOD	Westmoreland Mall	GREENSBURG	PA	CBL
1,813	MHOOD	Birchwood Mall	FORT GRATIOT	MI	Rouse
1,814	MHOOD	Boca Park Marketplace	LAS VEGAS	NV	Triple Five
1,817	MHOOD	Genessee Valley Center, Flint	FLINT	MI	Jones Lang LaSalle
1,819	MHOOD	Grand Prairie, The Shoppes at	PEORIA	IL	Miller Capital Advisory
1,820	MHOOD	Brandon Town Center, Brandon	BRANDON	FL	Westfield
1,821	MHOOD	Citrus Park Town Center, Tampa	TAMPA	FL	Westfield
1,825	MHOOD	University Mall, South Burlington	SOUTH BURLINGTON	VT	CBL
1,826	MHOOD	Triangle Town Center, Raleigh	RALEIGH	NC	CBL

10	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,828	MHOOD	Gallery @ Crystal Run, Middeltown	MIDDLETOWN	NY	Pyramid
1,829	MHOOD	East Town Mall, Madison	MADISON	WI	CBL
1,831	MHOOD	Village at Colony Place	PLYMOUTH	MA	Plymouth Gateway, LLC
1,839	MHOOD	Henry Towne Center, McDonough	MCDONOUGH	GA	RPAI US Mgmt
1,840	MHOOD	Tippecanoe Mall, Lafayette	LAFAYETTE	IN	Simon
1,843	MHOOD	Village Park Plaza	CARMEL	IN	WP Glimcher
1,848	MHOOD	Shoppes at East Chase, Montgomery	MONTGOMERY	AL	Bayer Properties
1,851	MHOOD	Lakeside Village	LAKELAND	FL	Casto-Oakridge Venture LTD
1,852	MHOOD	Palm Desert, Palm Desert	PALM DESERT	CA	Westfield
1,853	MHOOD	Valley View Mall, Roanoke	ROANOKE	VA	CBL
1,856	MHOOD	North Riverside Park Mall, North Riverside	NORTH RIVERSIDE	IL	Urban
1,857	MHOOD	Northwoods Mall, N Charleston	N CHARLESTON	SC	CBL
1,859	MHOOD	Millcreek Mall	ERIE	PA	Cafaro
1,860	MHOOD	Independence Center, Independence	INDEPENDENCE	MO	SPG Independence
1,861	MHOOD	NorthPark Mall, Joplin	JOPLIN	MO	CBL
1,862	MHOOD	Mall at Bay Plaza	BRONX	NY	Prestige Properties
1,863	MHOOD	Town East Square, Witchitka	WICHITA	KS	Simon
1,868	MHOOD	Charlottesville Fashion Square, Charlottesville	CHARLOTTESVILLE	VA	WP Glimcher
1,869	MHOOD	Miller Hill Mall, Duluth	DULUTH	MN	Simon
1,870	MHOOD	Bay Park Square, Green Bay	GREEN BAY	WI	Simon
1,878	MHOOD	Shops at Centerra	LOVELAND	CO	Poag Lifestyle Centers, LLC
1,881	MHOOD	University Mall, Tuscaloosa	TUSCALOOSA	AL	Aronov
1,883	MHOOD	Valley Hills Mall, Hickory	HICKORY	NC	Rouse
1,885	MHOOD	Memorial City Mall, Houston	HOUSTON	TX	Metro National Corporation
1,886	MHOOD	Dogwood Festival Market, Flowood	FLOWOOD	MS	Aronov
1,892	MHOOD	Bel Air Mall, Mobile	MOBILE	AL	Rouse
1,893	MHOOD	Meadowbrook Mall, Bridgeport	BRIDGEPORT	WV	Cafaro
1,902	MHOOD	Gateway Station, Burleson	BURLESON	TX	Sansone Group/DDR
1,904	MHOOD	Los Cerritos	CERRITOS	CA	Macerich
1,905	MHOOD	Internation Speedway	DAYTONA BEACH	FL	Kite
1,907	MHOOD	Madonna Plaza , San Luis Obispo	SAN LUIS OBISPO	CA	Rossetti
1,908	MHOOD	Plaza Las Americas, San Juan	SAN JUAN	PR	Plaza Las Americas Inc.
1,911	MHOOD	Eastgate Mall, Cincinnati	CINCINNATI	OH	CBL
1,915	MHOOD	Cherryvale Mall, Rockford	ROCKFORD	IL	CBL
1,917	MHOOD	Pearland	PEARLAND	TX	CBL
1,920	MHOOD	Central Mall, Fort Smith	FORT SMITH	AR	Jones Lang LaSalle
1,921	MHOOD	Deptford Mall, Deptford	DEPTFORD	NJ	Macerich
1,925	MHOOD	Carillion	PORTAGE	MI	Carillion LLC
1,928	MHOOD	Rogue Valley Mall, Medford	MEDFORD	OR	General Growth
1,942	MHOOD	Riverdale Village, Coon Rapids	COON RAPIDS	MN	Developers Diversified

11	Store

STR#	Chain	Location	City	ST	Landlord/Developer
1,943	MHOOD	Wiregrass Commons Mall, Dothan	DOTHAN	AL	PREIT
1,946	MHOOD	Central Mall, Lawton	LAWTON	OK	Jones Lang LaSalle
1,948	MHOOD	Pecanland Mall, Monroe	MONROE	LA	General Growth
1,950	MHOOD	Pleasant Run Towne Crossing, Cedar Hill	CEDAR HILL	TX	RPAI Southwest Mgmt
1,952	MHOOD	Coastal Grand, Myrtle Beach	MYRTLE BEACH	SC	CBL
1,954	MHOOD	Alexandria Mall, Alexandria	ALEXANDRIA	LA	Jones Lang LaSalle
1,956	MHOOD	Fairway Marketplace S/C, Pasadena	PASADENA	TX	Kimco
1,958	MHOOD	Meyerland Plaza S/C, Houston	HOUSTON	TX	Ronus Properties
1,959	MHOOD	Valley Mall, Union GAP	UNION GAP	WA	Center Investments
1,960	MHOOD	Inland Center, San Bernardino	SAN BERNARDINO	CA	Macerich
1,968	MHOOD	Denton Crossing	DENTON	TX	RPAI Southwest Mgmt
1,969	MHOOD	Park Place Promenade, Visalia	VISALIA	CA	Paynter Realty Investments
1,983	MHOOD	Cache Valley Mall, Logan	LOGAN	UT	Rouse
1,986	MHOOD	Park Place, Tucson	TUCSON	AZ	General Growth
1,987	MHOOD	Red Cliffs Mall, St. George	ST. GEORGE	UT	General Growth
1,988	MHOOD	Westland Mall	WESTLAND	MI	Spinosa
1,995	MHOOD	Mesa Mall, Grand Junction	GRAND JUNCTION	CO	Simon
1,996	MHOOD	Christiana Mall	NEWARK	DE	General Growth
3,037	DMC	Smith Grove Shopping Center	LAKE GROVE	NY	Condan Enterprises LLC
3,053	DMC	Colonie Center	ALBANY	NY	Clifton
3,057	DMC	Willow Grove Park	WILLOW GROVE	PA	PREIT
3,059	DMC	Renaissance	DURHAM	NC	CBL
3,061	DM	180 Post Road	WESTPORT	CT	Baystreet Properties
3,064	DM	Town Place at Garden State	CHERRY HILL	NJ	Cherry Hill Town Center Partners
3,065	DM	Bluebonnett	BATON ROUGE	LA	Viking Partners
3,067	DM	Polaris	COLUMBUS	OH	WP Glimcher
3,863	OUTLET	Cross Iron Mills	ROCKY VIEW	AB	Ivanhoe Cambridge
3,864	OUTLET	Vaughan Mills	VAUGHAN	ON	Ivanhoe Cambridge
3,865	OUTLET	Ottawa Outlet	OTTAWA	ON	RioCan Management Inc.
4,083	MHOOD	South Center Mall	TUKWILA	WA	Westfield
4,114	MHOOD	Fashion Center at Pentagon, Arlington	ARLINGTON	VA	Simon
4,135	MHOOD	Avenue at Viera	MELBOURNE	FL	Lennar Commercial
4,145	MHOOD	Rimrock Mall, Billings	BILLINGS	MT	Starwood Capital
4,146	MHOOD	Yuma Palms	YUMA	AZ	WDP Partners
4,149	MHOOD	Wausau Center	WAUSAU	WI	CBL
4,161	MHOOD	Mall at Johnson City	JOHNSON CITY	TN	WP Glimcher
4,164	MHOOD	Fayette Mall	LEXINGTON	KY	CBL
4,171	MHOOD	Ridge Hill	YONKERS	NY	Forest City Ratner Company
4,195	MHOOD	University Town Center	SARASOTA	FL	Taubman
4,204	MHOOD	Commercial Drive	NEW HARTFORD	NY	Cameron Group

12	Store

STR#	Chain	Location	City	ST	Landlord/Developer
4,205	MHOOD	Rosedale Center, Roseville, Minnesota	ROSEVILLE	MN	Jones Lang LaSalle
4,209	MHOOD	River Hills Mall	MANKATO	MN	General Growth
4,210	MHOOD	Columbia Mall	KENNEWICK	WA	Simon
4,226	MHOOD	Gateway Center	COLLEGE STATION	TX	RPAI Southwest Mgmt
4,232	MHOOD	Market Place Shopping Center	CHAMPAIGN	IL	General Growth
4,249	MHOOD	Shops @ Old Mill	BEND	OR	River Shops LLC
4,250	MHOOD	Avenue @ Murfreeesboro	MURFREESBORO	TN	Cousins
4,273	MHOOD	Riverpoint Shopping Center	CHICAGO	IL	Centrum Properties
4,274	MHOOD	West Acres Shopping Center	FARGO	ND	West Acres Development
4,276	MHOOD	Atlantic Terminal	BROOKLYN	NY	Forest City
4,280	MHOOD	Orchard Town Center	WESTMINSTER	CO	Vestar
4,284	MHOOD	Shoppes at Wyomissing	WYOMISSING	PA	Lincoln Property Company
4,286	MHOOD	University Town Center	NORMAN	OK	Inland Diversified Real Estate Services
4,291	MHOOD	Valley West Mall	WEST DES MOINES	IA	Watson Centers Inc
4,300	MHOOD	Commons at Hooper	TOMS RIVER	NJ	AC I Toms River LLC
4,304	MHOOD	Champlain Centre North	PLATTSBURGH	NY	Pyramid
4,308	MHOOD	Ashley Park	NEWNAN	GA	Thomas Enterprises
4,312	MHOOD	Mission Valley	SAN DIEGO	CA	Westfield
4,336	MHOOD	Oakwood Mall	EAU CLAIRE	WI	General Growth
4,349	MHOOD	Irvine Spectrum	IRVINE	CA	Irvine Company LLC
4,358	MHOOD	Jay Scutti Plaza	ROCHESTER	NY	L&S LLC
4,364	MHOOD	Northshore Mall	PEABODY	MA	Simon
4,376	MHOOD	Mt. Shasta Mall	REDDING	CA	Rouse
4,384	MHOOD	Patrick Henry Mall	NEWPORT NEWS	VA	PREIT
4,391	MHOOD	South Plains Mall	LUBBOCK	TX	Macerich
4,393	MHOOD	Pier Park Mall	PANAMA CITY	FL	Simon
4,394	MHOOD	South Towne Center Mall	SANDY	UT	Macerich
4,405	MHOOD	Shops at Wiregrass	WESLEY CHAPEL	FL	Forest City
4,407	MHOOD	Towson Town Center	TOWSON	MD	General Growth
4,408	MHOOD	West Belt Plaza	WAYNE	NJ	Segal Development Associates
4,409	MHOOD	Village at Fairview	FAIRVIEW	TX	Village at Fairview LP
4,410	MHOOD	Friendly Center	GREENSBORO	NC	CBL
4,412	MHOOD	Briarwood	ANN ARBOR	MI	Simon
4,415	MHOOD	Village at Cumberland Park	TYLER	TX	Retail Connection
4,805	MHOOD	South Edmonton Commons	EDMONTON	AB	Cameron Development
4,808	MHOOD	West Edmonton Mall, Edmonton	EDMONTON	AB	Triple Five
4,816	MHOOD	St Laurent Shopping Center, Ottawa	OTTAWA	ON	Morguard REIT
4,817	MHOOD	Green Lane Power Centre, Newmarket	EAST GWILLIMBURY	ON	RioCan Management Inc.
4,821	MHOOD	Kingfisher Square, Hamilton	HAMILTON	ON	Equitable Life
4,822	MHOOD	Pickering Town Centre	PICKERING	ON	20 Vic Management

13	Store

STR#	Chain	Location	City	ST	Landlord/Developer
4,823	MHOOD	Avalon Mall	ST JOHNS	NF	Crombie Properties
4,824	MHOOD	Orchar Park S/C, Kelowna,	KELOWNA	BC	Primaris Retail Real Estate
4,825	MHOOD	North City Centre, Edmonton	EDMONTON	AB	Colliers International
4,826	MHOOD	655 Fairway Road	KITCHENER	ON	First Capital (Fairway) Corporation
4,827	MHOOD	Halifax Shopping Center	HALIFAX	NS	20 Vic Management
4,828	MHOOD	Wellington Commons	LONDON	ON	Bentall Retail Services
4,831	MHOOD	Moncton Plaza	MONCTON	NB	Plaza Group
4,832	MHOOD	Southland Mall	REGINA	SK	Smart Centers
4,836	DMC	Yorkdale Shopping Centre	TORONTO	ON	OMERS Realty Management Corp.
4,837	MHOOD	New Millenium Center	SUDBURY	ON	RioCan Management Inc.
4,838	MHOOD	212 1st Avenue	SASKATOON	SK	Rosemont Properties Inc.
4,839	MHOOD	Kenaston	WINNIPEG	MB	Callowhill REIT
4,841	MHOOD	Sunridge Mall	CALGARY	AB	Ivanhoe Cambridge
4,842	MHOOD	Big Bend Crossing	BURNABY	BC	Big Bend Crossing LTD
4,843	MHOOD	Springwater Marketplace	BARRIE	ON	Tanurb Development
4,844	MHOOD	Westgate	GRAND PRAIRIE	AB	WAM Development Group

14	Store

Schedule 5.09

Environmental

For a description of environmental matters related to the site of the Distribution Center Facility located at 1000 John Galt Way, Florence, New Jersey (including, without limitation, the presence of underground storage tanks), see the Phase I Environmental Site Assessment dated December 4, 2013 prepared by Partner Engineering & Science, Inc.

Schedule 5.10

Insurance

See attached list of current insurance policies.

Schedule of Insurance As of: 03/01/2016

Prepared For:	Destination Maternity Corporation	Prepared By:	Nathan Baker
	232 Strawbridge Dr.		Philadelphia
	Moorestown, NJ, 08057		Phone: 215-246-1085
Email: Nathan.Baker@marsh.com

Selected Policies

Coverage	Insurer	Policy Number	Policy Period	Amount	(US Dollars unless noted)	Notable Limits & Deductibles / Retentions	Other Comments & Claims Reporting
General Liability (US and PR)	TRAVELERS PROPERTY CASUALTY COMPANY OF AMERICA	TC2J-GLSA-8051X147- TIL-16	03/01/2016 To 03/01/2017	$70,992.00	Premium

General Liability

$1,000,000 each occurrence $20,000,000 general aggregate $2,000,000 completed operations and products aggregate

$1,000,000 personal and

advertising injury

$1,000,000 Damage to Premises Rented to you

$10,000 medical payments

							General Liability $100,000 Deductible
General Liability (Canada)	TRAVELERS INSURANCE COMPANY OF CANADA	TC2-SCPP-234D4960	03/01/2016 To 03/01/2017	$3,190.00	Premium

General Liability

$1,000,000 each occurrence $20,000,000 general aggregate $2,000,000 completed operations and products aggregate

$1,000,000 personal and advertising injury

$1,000,000 Damage to Premises

Rented to you

$10,000 medical payments

							General Liability $100,000 Deductible
Auto- Liability/Physical Damage	TRAVELERS PROPERTY CASUALTY COMPANY OF AMERICA	TJ-CAP-8051X135-TIL-16	03/01/2016 To 03/01/2017	$9,037.00	Premium	Auto $1,000,000 per accident $35,000 per accident for uninsured/underinsured motorists coverage $10,000 auto medical payments	Auto

Issued On: March 1, 2016	Summary of Insurance	Page 1 of 5

This schedule has been prepared for the convenience of the Insured and is not an exact and binding analysis of the coverages. This schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions. Even though care has been taken in the preparation of this schedule, in the event there is a discrepancy, the original policies will prevail as the sole binding documents.

Schedule of Insurance As of: 03/01/2016

Coverage	Insurer	Policy Number	Policy Period	Amount	(US Dollars unless noted)	Notable Limits & Deductibles / Retentions	Other Comments & Claims Reporting

						APD $1,000 comprehensive deductible $1,000 collision deductible
Workers’ Compensation	THE PHOENIX INSURANCE COMPANY and THE TRAVELERS INDEMNITY COMPANY	TC2N-UB-8051X092-16 and TRK-UB-8051X123- 16 (AZ,MA,WI)	03/01/2016 To 03/01/2017	$421,281.00	Premium

Workers Compensation Statutory

Employer’s Liability

$1,000,000 each accident for

bodily injury

$1,000,000 policy limit for bodily

injury by disease

$1,000,000 each employee for

bodily injury by disease

							Workers Compensation $250,000 Deductible
Umbrella Liability	ACE PROPERTY & CASUALTY INSURANCE COMPANY, INC.	M00531522	03/01/2016 To 03/01/2017	$46,160.00 2,308.00 $48,468.00	Premium TRIA Total Premium	Excess $25,000,000 per occurrence and per event aggregate	Excess
Primary Directors & Officers Liability	GREAT AMERICAN INSURANCE COMPANY	DOL5741668	03/01/2016 To 03/01/2017	105,000.00	Premium	Primary D&O $10,000,000 per claim and annual aggregate Retention $0 per claim—Clause A $100,000 per claim—Clause B $100,000 per claim—Clause C $250,000 per claim – Clause B and C- securities claim	Primary D&O
Excess Directors & Officers Liability	ALLIED WORLD NATIONAL ASSURANCE COMPANY	0305-3131	03/01/2016 To 03/01/2017	$29,500.00	Premium	Excess D&O $5,000,000 per claim and annual aggregate	Excess D&O
Directors & Officers Liability	FEDERAL INSURANCE COMPANY	8207-8442	03/01/2016 To 03/01/2017	$25,000.00	Premium	Excess D&O $5,000,000 per claim and annual aggregate	Excess D&O

Issued On: March 1, 2016	Summary of Insurance	Page 2 of 5

This schedule has been prepared for the convenience of the Insured and is not an exact and binding analysis of the coverages. This schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions. Even though care has been taken in the preparation of this schedule, in the event there is a discrepancy, the original policies will prevail as the sole binding documents.

Schedule of Insurance As of: 03/01/2016

Coverage	Insurer	Policy Number	Policy Period	Amount	(US Dollars unless noted)	Notable Limits & Deductibles /Retentions	Other Comments & Claims Reporting
Side A - D & O Liability	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.	01-174-34-97	03/01/2016 To 03/01/2017	$27,169.00	Premium	Side A—D&O $9,000,000 per claim and annual aggregate	Side A—D&O
Misc Professional Liability Tail Coverage	HISCOX INSURANCE COMPANY LTD Accessed through Firm: Amwins of Georgia, Inc.	ME01132259.15	03/01/2016 To 03/01/2017	$8,239.00	Premium	Spa $1,000,000 each claim $3,000,000 aggregate	Spa $2,500 Deductible
Foreign Liability	ACE AMERICAN INSURANCE COMPANY	PHFD38430944 001	03/01/2015 To 03/01/2018	$15,211	Premium

Foreign Liability

General Liability

$1,000,000 each occurrence

$2,000,000 products-completed

operations aggregate

$1,000,000 premises damage

$1,000,000 personal/advertising aggregate

$25,000 medical payments

Employee Benefits Liability

$1,000,000 employee benefits liability

Auto

$1,000,000 Combinded Single Limit

Hired Auto PD

$50,000 any one accident

$50,000 any one policy period

Executive Assistance Services

(including Repatriation)

$1,000,000 bodliy injury by

accident- each accident

$1,000,000 bodily injury by disease- each employee

$1,000,000 bodily injury by

disease- policy limit

Accidental Death and Dismembermant

$50,000 Employee AD&D-per

covered perons

$1,500,000 aggregate limit

							Foreign Liability

Issued On: March 1, 2016	Summary of Insurance	Page 3 of 5

This schedule has been prepared for the convenience of the Insured and is not an exact and binding analysis of the coverages. This schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions. Even though care has been taken in the preparation of this schedule, in the event there is a discrepancy, the original policies will prevail as the sole binding documents.

Schedule of Insurance As of: 03/01/2016

Coverage	Insurer	Policy Number	Policy Period	Amount	(US Dollars unless noted)	Notable Limits & Deductibles / Retentions	Other Comments & Claims Reporting

Kidnap and Extortion

$250,000 Extortion/Ransom

Monies Payment

$250,000 In Transit

Extortion/Ransom Monies Loss

$250,000 Expenses

$250,000 Legal Costs

$100,000 Medical, Death or

Dismemberment- each incident

$250,000 Incident Reponse

Crime	ACE AMERICAN INSURANCE COMPANY	DON G24566547 007	07/01/2015 To 07/01/2016	$11,284.00	Premium

Crime

$1,000,000 Employee Theft

$1,000,000 Forgery or Alteration $1,000,000 Inside the Premises-

loss of money and securities

$1,000,000 Inside the Premises-

robbery or safe burglary of other property

$1,000,000 Outside the Premises

$1,000,000 Computer Fraud

$1,000,000 Funds Transfer Fraud

$1,000,000 Money Orders and

Counterfeit Paper Currency

							Crime 35,000 Deductible for all others $2,500 Deductible for money orders and counterfeit paper currency only
Fiduciary Liability	NATIONAL UNION FIRE INSURANCE COMPANY OF POTTSBURGH, PA	01-501-27-99	07/01/2015 To 07/01/2016	$10,565.00	Premium	Fiduciary $5,000,000 Aggregate	Fiduciary
Cyber	BEAZLEY INSURANCE COMPANY, INC.	V15TL0150701	07/01/2015 To 07/01/2016	$72,290.00	Premium

Cyber

$5,000,000 Aggregate

$2,500,000 Regulatory Defense & Penalties Aggregate

$1,500,000 Crisus Management & Public Relations

$1,000,000 Aggregate limit PCI

Fines and Costs

$2,000,000 Privacy Breach

Reponse Services Aggregate

							Cyber $50,000 Deductible Security & Privacy Liability and Regulatory Defense & Penalties

Issued On: March 1, 2016	Summary of Insurance	Page 4 of 5

This schedule has been prepared for the convenience of the Insured and is not an exact and binding analysis of the coverages. This schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions. Even though care has been taken in the preparation of this schedule, in the event there is a discrepancy, the original policies will prevail as the sole binding documents.

Schedule of Insurance As of: 03/01/2016

Coverage	Insurer	Policy Number	Policy Period	Amount	(US Dollars unless noted)	Notable Limits & Deductibles /Retentions	Other Comments & Claims Reporting
Special-K&R	FEDERAL INSURANCE COMPANY	8169-0896	07/01/2015 To 07/01/2018	$7,875.00	Premium

Special

$3,000,000 Special Coverage

$3,000,000 Custody

$3,000,000 Expense Accidental Loss

$25,000 Loss of Life

$1,250,000 Event Benefit

Mulilation-25% of loss of life limit

Accidental Loss-50% of loss of life limit

$3,000,000 Legal Liability Costs

							Special
Property	AFFILIATED FM INSURANCE COMPANY	KL277	07/01/2015 To 07/01/2016	$429,463.00 6,045.00 $435,508.00	Premium TRIA Total	Property $350,000,000 Policy Limit	Property $50,000 Deductible
Property (Canada)	AFFILIATED FM INSURANCE COMPANY	KL278	07/01/2015 To 07/01/2016	$13,446.00	Premium	Property $18,914,047 Blanket Canadian Locations	Property $50,000 Deductible
Cargo	THE CONTINENTAL INSURANCE COMPANY	OC 7300191	07/01/2015 To 07/01/2016	$26,340.00 $50.00 $26,390.00	Premium TRIA Total	Cargo $5,000,000 Per Conveyance $5,000,000 War Limit	Cargo $5,000 Deductible

Additional Notes

Fees, taxes and surcharges are not included in the premium figures. If applicable, the premiums may also be subject to audit and retrospective rating.

Surplus lines taxes and fees are not included in the above amount but will be calculated based upon Marsh’s understanding of statutory rates, rules and regulations governing surplus lines. Surplus lines taxes and fees are in addition to the premium above and will be payable by you.

†SL = Surplus Lines

Issued On: March 1, 2016	Summary of Insurance	Page 5 of 5

This schedule has been prepared for the convenience of the Insured and is not an exact and binding analysis of the coverages. This schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions. Even though care has been taken in the preparation of this schedule, in the event there is a discrepancy, the original policies will prevail as the sole binding documents.

Schedule 5.11

Tax Sharing Agreement

Tax Sharing Agreement between Lead Borrower and Cave Springs, Inc. dated June 1, 2003.

Schedule 5.13

Subsidiaries; Other Equity Investments

(a)	Subsidiaries:

Legal Name of Entity	Jurisdiction of Organization	Authorized Equity Interests	Total Equity Interests Outstanding	Stockholders / Capital Structure
Cave Springs, Inc.	Delaware	3,000 shares of common stock ($1.00 par value)	1,000 shares of common stock	100% owned by Destination Maternity Corporation

Mothers Work Canada, Inc.	Delaware	3,000 shares of common stock ($0.01 par value)	100 shares of common stock	100% owned by Destination Maternity Corporation

Destination Maternity Apparel Private Limited	India	10,000 equity shares	10,000 equity shares	99.9% owned by Destination Maternity Corporation; 0.01% owned by Mothers Work Canada, Inc.

DM Urban Renewal, LLC	New Jersey	N/A	N/A	100% owned by Destination Maternity Corporation

(b)	Equity Interests in other corporations or entities: None.

Schedule 5.17

Intellectual Property Matters

The Borrowers intend to abandon the “Oh Baby by Motherhood” trademarks in connection with the cessation of the exclusive licensed relationship with Kohl’s Department Stores (currently scheduled for February 2017).

The Borrowers intend to abandon the “Two Hearts by Destination Maternity” trademarks in connection with the cessation of the exclusive leased department relationship with Sears (currently scheduled for June 2016).

Schedule 5.18

Collective Bargaining and Other Agreements

(a)	Collective Bargaining Agreements: None

(b)	Equity Plans and Related Documents:

i.	1994 Director Stock Option Plan, and agreements issued thereunder.

ii.	1987 Stock Option Plan (as amended and restated), as amended November 13, 2002, and agreements issued thereunder.

iii.	2005 Equity Incentive Plan (as amended and restated), and agreements issued thereunder.

(c)	Employment Agreements which are Material Agreements:

i.	Employment Agreement, dated August 10, 2014, between the Lead Borrower and Anthony M. Romano, as amended December 3, 2014.

ii.	Employment Agreement, dated July 23, 2008, between the Lead Borrower and Judd P. Tirnauer, as amended August 10, 2011, November 22, 2011, December 7, 2013, and December 3, 2014.

iii.	Employment Agreement, dated July 16, 2009, between Ronald J. Masciantonio and the Lead Borrower, as amended April 27, 2010, August 10, 2011, November 22, 2011, November 15, 2012, December 7, 2013, August 10, 2014, and December 3, 2014.

iv.	Restrictive Covenant Agreement, dated July 16, 2009, between Ronald J. Masciantonio and the Lead Borrower.

v.	Restrictive Covenant Agreement with Judd P. Tirnauer dated July 23, 2008.

vi.	Letter to the Lead Borrower from Ronald J. Masciantonio on August 16, 2013.

(d)	Bonus Plan:

i.	2013 Management Incentive Program (as adopted by the Lead Borrower’s Board of Directors on December 10, 2012, adopted by the Lead Borrower’s stockholders in January 2013, and amended December 3, 2014).

Schedule 5.21(a)

DDAs

See attached list.

BANK ACCOUNTS

BANK NAME	Contact	Title	Email	Phone	BANK ADDRESS					BANK ACCOUNT #	DESCRIPTION
Bank of America	Anute Boonyachai	Client Service Rep	dedicatedcentralone@bankofamerica.com	888-715-1000	901 Main St, 7th floor		Dallas	TX	75202	XXXXXXXXXX	Concentration

Bank of America	Anute Boonyachai	Client Service Rep	dedicatedcentralone@bankofamerica.com	888-715-1000	901 Main St, 7th floor		Dallas	TX	75202	XXXXXXXX	Disbursement

Bank of America	Anute Boonyachai	Client Service Rep	dedicatedcentralone@bankofamerica.com	888-715-1000	901 Main St, 7th floor		Dallas	TX	75202	XXXXXXXXXX	BOA LC Cash Collateral

Bank of America India			india.clientservices@baml.com		Express Towers	Nariman Point	Mumbai		India	XXXXXXXXXXXXXX	INR - Disbursement Account

Bank of America India			india.clientservices@baml.com		Express Towers	Nariman Point	Mumbai		India	XXXXXXXXXXXXXX	US$

Bank of America India			india.clientservices@baml.com		Express Towers	Nariman Point	Mumbai		India	XXXXXXXXXXXXXX	INR

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXXXXX	Corporate - Operating Account

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXXXXX	Payroll

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXXXXX	Payroll - Federal Taxes

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXXXXX	International Duty

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXX	ACH Consolidated/ Non- Consolidated Store Transfer Depository Account

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXX	Credit Card Depository Account

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXX	Lockbox

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXX	Check Disbursement Account

Wells Fargo	Keisha Coles	Client Service Officer	juakeisha.coles@wellsfargo.com	704-444-6007	301 S. Tyron St, M6		Charlotte	NC	28288	XXXXXXXXXX	DM Urban Renewal Main Account

Wells Fargo			european.customercare@wellsfargo.com	+44(0) 20 7149 8135						XXX XXXXXXXX	UK operating account

Bank of Montreal	Sarah Drazilov	Commerical Account Manager	Sarah.Drazilov@bmo.com	(416) 867-5070	1st Canadian Place	100 King Street W, Concourse Level, PO Box 3	Toronto	ON	M5X 1A3	XXXX-XXXX-XXX	Corporate - Payroll

Bank of Montreal	Sarah Drazilov	Commerical Account Manager	Sarah.Drazilov@bmo.com	(416) 867-5070	1st Canadian Place	100 King Street W, Concourse Level, PO Box 3	Toronto	ON	M5X 1A3	X-XXXX-XXX	Consolidated Depository - Stores	FirstBank Cash Concentrator Service, Zero Balancing to account: XXXX- XXXX-XXX. No Interest Earned.

Bank of Montreal	Sarah Drazilov	Commerical Account Manager	Sarah.Drazilov@bmo.com	(416) 867-5070	1st Canadian Place	100 King Street W, Concourse Level, PO Box 3	Toronto	ON	M5X 1A3	X-XXXX-XXX	Corporate - Credit Card Deposits and Disb	Main operating account, POS deposits, Zero Balancing to Savings account with a minimum of $55,000 maintained and Cash Management Soltuions.

R-G Premier Bank	Francisco Javier Gonzalez	Branch Manager	francisco.gonzalez@rgonline.com	787-786-2200	280 Jesus T Pinero Ave	PO Box 2510	Guaynabo	PR	00970	XXXXXXXXXX	Payroll - Puerto Rico

PNC - Cave Springs		PNC Customer Service		800-669-1518	500 First Avenue		Pittsburgh	PA	15219	XX-XXXX-XXXX	Business Basic Checking

Citibank, N.A.	Barbara Bajurny	Customer Service Dept		860-226-9693	1 Penns Way		New Castle	DE	19720	XXXXXXXX	Cigna Dental Claims

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
9	63	835 N MICHIGAN AVENUE	CHICAGO	IL	60611	JP Morgan Chase	N/A	XXXXXXXXX
4	107	1701 SUNRISE HWY	BAY SHORE	NY	11706	Capital One Bank	N/A	XXXXXXXXX
4	108	3000 184TH STREET SW	LYNNWOOD	WA	98037	Bank of America	N/A	XXXXXXXXXX
4	110	1451 CORAL RIDGE AVENUE	CORALVILLE	IA	52241	N/A	Two Rivers Bank and trust	XXXXXXXXX
4	139	4201 COLDWATER RD.	FORT WAYNE	IN	46805	PNC Bank	N/A	XXXXXXXXXX
4	142	27001 US HWY 19 NORTH	CLEARWATER	FL	33761	Wells Fargo	N/A	XXXXXXXXXX
4	147	5300 S. 76TH STREET	GREENDALE	WI	53129	US Bank	N/A	XXXXXXXXX
4	163	3265 W. MARKET STREET	AKRON	OH	44333	JP Morgan Chase	N/A	XXXXXXXXX
4	176	324 CONSUMER SQUARE	MAYS LANDING	NJ	8330	PNC Bank	N/A	XXXXXXXXXX
9	200	10321 PACIFIC STREET	OMAHA	NE	68114	Wells Fargo	N/A	XXXXXXXXXX
4	230	3661 EISENHOWER PKWY	MACON	GA	31206	N/A	Capital City	XXXXXXXXXX
4	231	217 MONTGOMERY MALL	NORTH WALES	PA	19454	Citizens Bank	N/A	XXXXXXXXXX
4	238	3320 SILAS CREEK PRKWAY	WINSTON-SALEM	NC	27103	Wells Fargo	N/A	XXXXXXXXXX
4	239	4385 BELDEN VILLAGE MALL	CANTON	OH	44718	Key Bank	N/A	XXXXXXXXXXXX
4	241	7850 MENTOR AVENUE	MENTOR	OH	44060	Fifth Third Bank	N/A	XXXXXXXX
4	242	4800 S HULEN STREET	FORT WORTH	TX	76132	Bank of America	N/A	XXXXXXXXXX
4	243	1500 APALACHEE PKWY	TALLAHASSEE	FL	32301	BB&T	N/A	XXXXXXXXX
4	246	320 W KIMBERLY RD	DAVENPORT	IA	52806	US Bank	N/A	XXXXXXXXX
4	248	595 PARKWAY PLAZA	EL CAJON	CA	92020	Wells Fargo	N/A	XXXXXXXXXX
4	249	2625 SCOTTSVILLE RD	BOWLING GREEN	KY	42104	PNC Bank	N/A	XXXXXXXXXX
4	298	1801 SW WANAMAKER RD	TOPEKA	KS	66604	Bank of America	N/A	XXXXXXXXXX
4	300	90-15 QUEENS BOULEVARD	ELMHURST	NY	11373	Bank of America	N/A	XXXXXXXXXX
4	301	400 ERNEST W BARRETT PKY	KENNESAW	GA	30144	Bank of America	N/A	XXXXXXXXXX
4	302	MC CAIN MALL	N. LITTLE ROCK	AR	72116	Bank of America	N/A	XXXXXXXXXX
4	304	2000 E RIO SALADO PKWY	TEMPE	AZ	85281	US Bank	N/A	XXXXXXXXX
4	305	2329 VALLEY FAIR SOUTH	SANTA CLARA	CA	95050	Bank of America	N/A	XXXXXXXXXX
4	310	14600 LAKESIDE CIRCLE	STERLING HEIGHTS	MI	48313	JP Morgan Chase	N/A	XXXXXXXXX
4	312	5100 NORTH NINETH AVE	PENSACOLA	FL	32504	Bank of America	N/A	XXXXXXXXXX
4	315	SOUTHGATE MALL	MISSOULA	MT	59801	Wells Fargo	N/A	XXXXXXXXXX
4	324	480 CENTER STREET N.E.	SALEM	OR	97301	Bank of America	N/A	XXXXXXXXXX
4	325	2082 FOX VALLEY MALL	AURORA	IL	60504	JP Morgan Chase	N/A	XXXXXXXXX
4	329	4502 S. STEELE ST	TACOMA	WA	98409	Wells Fargo	N/A	XXXXXXXXXX
4	338	2100 HAMILTON PLACE	CHATTANOOGA	TN	37421	First Tennessee	N/A	XXXXXXXXX
4	339	10,000 COORS BLVD NW	ALBUQUERQUE	NM	87114	Bank of America	N/A	XXXXXXXXXX
4	340	5902 MOWRY AVENUE	NEWARK	CA	94560	Wells Fargo	N/A	XXXXXXXXXX
4	341	224 WESTFARMS MALL	FARMINGTON	CT	6032	Bank of America	N/A	XXXXXXXXXX
4	344	4511 MIDKIFF ROAD	MIDLAND	TX	79705	JP Morgan Chase	N/A	XXXXXXXXX
4	345	1450 ANNAPOLIS MALL	ANNAPOLIS	MD	21401	Wells Fargo	N/A	XXXXXXXXXX
4	348	FREEHOLD RACEWAY MALL	FREEHOLD	NJ	7728	Bank of America	N/A	XXXXXXXXXX
4	352	3000 GATEWAY STREET	SPRINGFIELD	OR	97477	Wells Fargo	N/A	XXXXXXXXXX
4	362	12000 SE 82ND AVENUE	PORTLAND	OR	97266	US Bank	N/A	XXXXXXXXX
4	364	200 E VIA RANCHO PKWY	ESCONDIDO	CA	92025	Wells Fargo	N/A	XXXXXXXXXX
4	367	8200 PERRY HALL BLVD	BALTIMORE	MD	21236	Bank of America	N/A	XXXXXXXXXX
4	368	2901 CAPITOL OF TEXAS HIGHWAY	AUSTIN	TX	78746	Bank of America	N/A	XXXXXXXXXX
4	370	20131 HIGHWAY 59	HUMBLE	TX	77338	Bank of America	N/A	XXXXXXXXXX
4	371	7925 FM 1960 WEST	HOUSTON	TX	77070	Bank of America	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	372	TOWNE WEST SQ.	WICHITA	KS	67209	Bank of America	N/A	XXXXXXXXXX
4	374	4750 DIVISON ST	SPOKANE	WA	99207	Bank of America	N/A	XXXXXXXXXX
4	376	329 HAWTHORN CIRCLE	VERNON HILLS	IL	60061	PNC Bank	N/A	XXXXXXXXXX
4	377	814 PARK CITY CENTER	LANCASTER	PA	17601	Wells Fargo	N/A	XXXXXXXXXX
4	378	600 THE CITADEL MALL	CHARLESTON	SC	29407	Wells Fargo	N/A	XXXXXXXXXX
4	379	4500 N. ORACLE ROAD	TUCSON	AZ	85705	Bank of America	N/A	XXXXXXXXXX
4	386	7900 SHELBYVILLE ROAD	LOUISVILLE	KY	40222	PNC Bank	N/A	XXXXXXXXXX
4	390	98-1005 MANALUA ROAD	AIEA	HI	96701	N/A	American Savings	XXXXXXXXXX
4	391	5085 WESTHEIMER	HOUSTON	TX	77056	Compass Bank	N/A	XXXXXXXX
4	393	2025 GALLERIA AT TYLER	RIVERSIDE	CA	92503	Wells Fargo	N/A	XXXXXXXXXX
4	394	1024 WESTMINSTER MALL	WESTMINSTER	CA	92683	Bank of America	N/A	XXXXXXXXXX
4	396	11401 PINES BLVD #722	PEMBROKE PINES	FL	33026	Bank of America	N/A	XXXXXXXXXX
4	399	2401 S STEMMONS FRWY#1426	LEWISVILLE	TX	75067	Bank of America	N/A	XXXXXXXXXX
4	421	1312 BAYBROOK MALL	FRIENDSWOOD	TX	77546	Bank of America	N/A	XXXXXXXXXX
4	424	7700 W. ARROWHEAD CENTER	GLENDALE	AZ	85308	Bank of America	N/A	XXXXXXXXXX
4	428	642 N. Midvale Blvd, suite c-2	MADISON	WI	53703	N/A	BMO Harris	XXXXXXXX
4	431	2322 COLUMBIA MALL	COLUMBIA	MD	21044	Bank of America	N/A	XXXXXXXXXX
4	451	9301 TAMPA AVENUE	NORTHRIDGE	CA	91324	Bank of America	N/A	XXXXXXXXXX
4	455	37 SERRAMONTE CENTER	DALY CITY	CA	94015	Wells Fargo	N/A	XXXXXXXXXX
4	458	750 CITADEL DRIVE EAST 2144	COLORADO SPRINGS	CO	80909	Wells Fargo	N/A	XXXXXXXXXX
4	461	1856 MONTEBELLO TOWN CENT	MONTEBELLO	CA	90640	Bank of America	N/A	XXXXXXXXXX
4	462	6191 SOUTH STATE	MURRAY	UT	84107	Wells Fargo	N/A	XXXXXXXXXX
4	463	310 DANIEL WEBSTER HWY.	NASHUA	NH	3060	Bank of America	N/A	XXXXXXXXXX
4	465	575 EAST UNIVERSITY PARKWAY	OREM	UT	84097	Wells Fargo	N/A	XXXXXXXXXX
4	470	MIDRIVERS MALL	ST PETERS	MO	63376	Bank of America	N/A	XXXXXXXXXX
4	475	DEL AMO FASHION SQUARE	TORRANCE	CA	90503	Bank of America	N/A	XXXXXXXXXX
4	476	FOUR SEASONS	GREENSBORO	NC	27407	Wells Fargo	N/A	XXXXXXXXXX
4	479	99 ROCKINGHAM PARK	SALEM	NH	3079	Citizens Bank	N/A	XXXXXXXXXX
4	480	603 SANTA ANITA FASHION PARK	ARCADIA	CA	91006	Bank of America	N/A	XXXXXXXXXX
4	482	12327 WAYZATA BLVD	MINNETONKA	MN	55305	Wells Fargo	N/A	XXXXXXXXXX
4	483	CIELO VISTA MALL	EL PASO	TX	79925	Bank of America	N/A	XXXXXXXXXX
4	486	1036 SANTA ROSA PLAZA	SANTA ROSA	CA	95401	Bank of America	N/A	XXXXXXXXXX
4	488	150 QUAKER BRIDGE MALL	LAWRENCEVILLE	NJ	8648	JP Morgan Chase	N/A	XXXXXXXXX
4	490	7201/AL-154 TWO NOTCH RD	COLUMBIA	SC	29223	Wells Fargo	N/A	XXXXXXXXXX
4	491	7101 DEMOCRACY BLVD 255	BETHESDA	MD	20817	Wells Fargo	N/A	XXXXXXXXXX
4	492	1961 CHAIN BRIDGE ROAD	MCLEAN	VA	22102	Capital One Bank	N/A	XXXXXXXXX
4	495	11160 VEIRS ROAD	WHEATON	MD	20902	Wells Fargo	N/A	XXXXXXXXXX
4	498	30-264 MALL DRIVE	JERSEY CITY	NJ	7310	Bank of America	N/A	XXXXXXXXXX
4	501	925 BLOSSOM HILL ROAD	SAN JOSE	CA	95123	Bank of America	N/A	XXXXXXXXXX
4	506	350 N. MILWALUKEE	BOISE	ID	83704	JP Morgan Chase	N/A	XXXXXXXXX
4	508	27378 NOVI ROAD	NOVI	MI	48377	JP Morgan Chase	N/A	XXXXXXXXX
4	512	1488 LOUIS JOLIET MALL	JOLIET	IL	60435	N/A	First American Bank	XXXXXXXXXXXX
4	521	1300 WEST SUNSET BLVD.	HENDERSON	NV	89015	Bank of America	N/A	XXXXXXXXXX
4	522	160 N. GULPH RD	KING OF PRUSSIA	PA	19406	Wells Fargo	N/A	XXXXXXXXXX
4	526	3001 S. 144TH STREET	OMAHA	NE	68144	Wells Fargo	N/A	XXXXXXXXXX
4	527	2655 RICKMOND AVEENUE	STATEN ISLAND	NY	10314	JP Morgan Chase	N/A	XXXXXXXXX
4	528	10800 WEST PICO BLVD.	LOS ANGELES	CA	90064	Bank of America	N/A	XXXXXXXXXX
4	529	3450 WRIGHTSBORO RD	AUGUSTA	GA	30909	Wells Fargo	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	530	850 HARTFORD TNPK	WATERFORD	CT	6385	N/A	People’s United Bank	XXXXXXXXXX
4	532	364 MAINE MALL ROAD	SOUTH PORTLAND	ME	4106	Bank of America	N/A	XXXXXXXXXX
4	536	1689 ARDEN WAY	SACRAMENTO	CA	95815	Bank of America	N/A	XXXXXXXXXX
4	539	283 TOWN CENTER CIRCLE	SANFORD	FL	32771	PNC Bank	N/A	XXXXXXXXXX
4	543	5377 KINGS PLAZA	BROOKLYN	NY	11234	Bank of America	N/A	XXXXXXXXXX
	545	24201 W VALENCIA BLVD 2210	VALENCIA	CA	91355	Bank of America	N/A	XXXXXXXXXX
4	546	2204 TOWN EAST MALL	MESQUITE	TX	75150	Wells Fargo	N/A	XXXXXXXXXX
4	548	11700 PRINCETON PIKE	CINCINNATI	OH	45246	US Bank	N/A	XXXXXXXXX
4	549	3811 S COOPER ST	ARLINGTON	TX	76015	JP Morgan Chase	N/A	XXXXXXXXX
4	554	7021 S. MEMORIAL DRIVE	TULSA	OK	74133	Bank of America	N/A	XXXXXXXXXX
4	555	16205 CITY WALK	SUGAR LAND	TX	77479	JP Morgan Chase	N/A	XXXXXXXXX
4	557	2760 N. GERMANTOWN PKWY	MEMPHIS	TN	38133	First Tennessee	N/A	XXXXXXXXX
4	560	2201 LLOYD CENTER	PORTLAND	OR	97232	Wells Fargo	N/A	XXXXXXXXXX
4	563	6600 MENAUL BLVD., NE	ALBUQUERQUE	NM	87110	Bank of America	N/A	XXXXXXXXXX
4	566	6555 E. SOUTHERN AVENUE	MESA	AZ	85206	Bank of America	N/A	XXXXXXXXXX
4	568	1250 BLTIMORE PIKE	SPRINGFIELD	PA	19064	Citizens Bank	N/A	XXXXXXXXXX
4	570	154 ST. CLAIR SQUARE	FAIRVIEW HEIGHTS	IL	62208	Regions	N/A	XXXXXXXXXX
4	573	7600 KINGSTON PIKE	KNOXVILLE	TN	37919	First Tennessee	N/A	XXXXXXXXX
4	575	789 US 31 NORTH	GREENWOOD	IN	46142	Fifth Third Bank	N/A	XXXXXXXX
4	577	4301 W. WISCONSIN AVE.	APPLETON	WI	54915	JP Morgan Chase	N/A	XXXXXXXXX
4	579	11110 MALL CIRCLE	WALDORF	MD	20603	M&T Bank	N/A	XXXXXXXXXX
4	593	9597 CAROUSEL CENTER	SYRACUSE	NY	13290	M&T Bank	N/A	XXXXXXXXXX
4	595	2121 STONERIDGE MALL	PLEASANTON	CA	94588	US Bank	N/A	XXXXXXXXX
4	597	708 EASTVIEW MALL	VICTOR	NY	14564	Citizens Bank	N/A	XXXXXXXXXX
6	600	1574 FRANKLIN MILLS CIRCLE	PHILADELPHIA	PA	19154	Citizens Bank	N/A	XXXXXXXXXX
6	603	2700 POTOMAC MILLS CIRCLE	PRINCE WILLIAM	VA	22192	PNC Bank	N/A	XXXXXXXXXX
6	604	12801 WEST SUNRISE BLVD	SUNRISE	FL	33323	Bank of America	N/A	XXXXXXXXXX
6	606	3939 I-35 SOUTH	SAN MARCOS	TX	78666	Bank of America	N/A	XXXXXXXXXX
6	609	5277 FACTORY SHOPS BLVD	ELLENTON	FL	34222	Suntrust Bank	N/A	XXXXXXXXXXXXX
6	610	5050 FACTORY STORES BLVD	CASTLE ROCK	CO	80108	Wells Fargo	N/A	XXXXXXXXXX
6	611	6170 W GRAND AVE	GURNEE	IL	60031	JP Morgan Chase	N/A	XXXXXXXXX
6	612	12158 BEYER ROAD	BIRCH RUN	MI	48415	PNC Bank	N/A	XXXXXXXXXX
6	613	1111 LEAGUE LINE RD	CONROE	TX	77303	JP Morgan Chase	N/A	XXXXXXXXX
6	614	8000 FACTORY SHOPS BLVD	JEFFERSONVILLE	OH	43128	Fifth Third Bank	N/A	XXXXXXXX
6	615	684 LEAVESLEY	GILROY	CA	95020	Bank of America	N/A	XXXXXXXXXX
6	616	2200 PETALUMA BLVD NORTH	PETALUMA	CA	94952	Wells Fargo	N/A	XXXXXXXXXX
6	620	1770 W.MAIN	RIVERHEAD	NY	11901	Bank of America	N/A	XXXXXXXXXX
6	624	4540 HIGHWAY 54	OSAGE BEACH	MO	65065	N/A	First Bank of the Lake	XXXXXXXXXX
6	625	2700 STATE ROAD	ST AUGUSTINE	FL	32092	Wells Fargo	N/A	XXXXXXXXXX
6	626	118 LIGHTHOUSE PLACE	MICHIGAN CITY	IN	46360	Fifth Third Bank	N/A	XXXXXXXX
6	628	TANGER DRIVE #110	WILLIAMSBURG	IA	52361	N/A	Keokuk County State Bank	XXXXXX
6	630	3155 OUTLET DRIVE	EDINBURGH	IN	46124	N/A	Main Source Bank	XXXXXXXXX
6	631	2601 S. MCKENZIE ST	FOLEY	AL	36535	Regions	N/A	XXXXXXXXXX
6	634	10676 W EMERALD COAST PARKWAY	DESTIN	FL	32550	Regions	N/A	XXXXXXXXXX
6	637	740 VENTURA BLVD	CAMARILLO	CA	93010	Wells Fargo	N/A	XXXXXXXXXX
6	642	STANLEY K TANGER BLVD	LANCASTER	PA	17602	Wells Fargo	N/A	XXXXXXXXXX
6	645	1101 SUPER MALL WAY	AUBURN	WA	98001	Wells Fargo	N/A	XXXXXXXXXX
6	649	800 HWY., 400 SOUTH	DAWSONVILLE	GA	30534	N/A	United Community Bank	XXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
6	653	1-79 & RT. 208	GROVE CITY	PA	16127	PNC bank	N/A	XXXXXXXXXX
6	655	3000 GRAPEVINE MILLS PKWY	GRAPEVINE	TX	76051	Bank of America	N/A	XXXXXXXXXX
6	656	5630 PASEO DEL NORTE	CARLSBAD	CA	92008	Wells Fargo	N/A	XXXXXXXXXX
6	658	266 GREAT MALL DRIVE	MILPITAS	CA	95035	Wells Fargo	N/A	XXXXXXXXXX
6	664	1 PREMIUM OUTLET BLVD	WRENTHAM	MA	2093	N/A	Wrentham Cooperative Bank	XXXXXXXX
6	680	311-H NUT TREE ROAD	VACAVILLE	CA	95688	Bank of America	N/A	XXXXXXXXXX
4	732	385 SOUTHBRIDGE STREET	AUBURN	MA	1501	Bank of America	N/A	XXXXXXXXXX
4	733	220 NORTH MAPLE,	RAPID CITY	SD	57701	US Bank	N/A	XXXXXXXXX
4	734	3500 OLEANDER DRIVE	WILMINGTON	NC	28403	Bank of America	N/A	XXXXXXXXXX
4	748	2003 CHARLESTON TOWN CENTER	CHARLESTON	WV	25389	N/A	United Bank	XXXXXXXXX
4	765	2501 WEST WABASH AVENUE	SPRINGFIELD	IL	62704	PNC Bank	N/A	XXXXXXXXXX
4	767	1200S. TOWNE CENTER	PROVO	UT	84601	Wells Fargo	N/A	XXXXXXXXXX
6	770	320 PRIME OUTLETS BLVD	HAGERSTOWN	MD	21740	M&T Bank	N/A	XXXXXXXXXX
6	771	4686 BALDWIN ROAD	AUBURN HILLS	MI	48326	Bank of America	N/A	XXXXXXXXXX
9	801	7007 FRIARS	SAN DIEGO	CA	92108	Wells Fargo	N/A	XXXXXXXXXX
9	835	10 NEWBURY STREET	BOSTON	MA	2116	Bank of America	N/A	XXXXXXXXXX
4	853	100 CAMBRIDGESIDE PLACE	CAMBRIDGE	MA	2141	Bank of America	N/A	XXXXXXXXXX
4	857	6270 NORTH POINTE PKWY.	ALPHARETTA	GA	30022	Bank of America	N/A	XXXXXXXXXX
4	858	2727 FAIRFIELD COMMONS	BEAVER CREEK	OH	45431	JP Morgan Chase	N/A	XXXXXXXXX
4	860	233 HILLSDALE CENTER	SAN MATEO	CA	94403	Wells Fargo	N/A	XXXXXXXXXX
9	875	6000 W GLADES ROAD	BOCA RATON	FL	33431	Bank of America	N/A	XXXXXXXXXX
9	897	2751 EAST 1ST AVENUE	DENVER	CO	80206	JP Morgan Chase	N/A	XXXXXXXXX
3	902	14006 RIVERSIDE DRIVE	SHERMAN OAKS	CA	91423	Bank of America	N/A	XXXXXXXXXX
3	906	1514 REDWOOD HIGHWAY	CORTE MADERA	CA	94925	Bank of America	N/A	XXXXXXXXXX
3	913	2126 ABBOTT MARTIN ROAD	NASHVILLE	TN	37215	Suntrust Bank	N/A	XXXXXXXXXXXXX
3	914	1726 UTICA SQUARE	TULSA	OK	74114	JP Morgan Chase	N/A	XXXXXXXXX
3	921	3200 LAS VEGAS BLVD SOUTH	LAS VEGAS	NV	89109	Bank of America	N/A	XXXXXXXXXX
3	923	1847G INTERNATIONAL DR	MCLEAN	VA	22102	Wells Fargo	N/A	XXXXXXXXXX
3	925	1595 NORTHERN BLVD.	MANHASSET	NY	11030	Capital One Bank	N/A	XXXXXXXXX
3	935	352 N. BEVERLY DRIVE	BEVERLY HILLS	CA	90210	Bank of America	N/A	XXXXXXXXXX
3	936	3333 BEAR STREET	COSTA MESA	CA	92626	Bank of America	N/A	XXXXXXXXXX
3	938	3500 PEACHTREE ROAD NORTH	ATLANTA	GA	30326	Bank of America	N/A	XXXXXXXXXX
3	946	2367 RICE BLVD.	HOUSTON	TX	77005	Compass Bank	N/A	XXXXXXXX
3	948	6130 POPLAR AVENUE	MEMPHIS	TN	38119	Bank of America	N/A	XXXXXXXXXX
3	950	160 N. GULPH RD.	KING OF PRUSSIA	PA	19406	Wells Fargo	N/A	XXXXXXXXXX
4	969	1105 WALNUT ST	CARY	NC	27511	Bank of America	N/A	XXXXXXXXXX
4	977	1800 GALLERIA BLVD	FRANKLIN	TN	37067	First Tennessee	N/A	XXXXXXXXX
4	978	8408 ABERCORN ST	SAVANNAH	GA	31406	Bank of America	N/A	XXXXXXXXXX
4	980	1233 WEST AVENUE P	PALMDALE	CA	93551	Wells Fargo	N/A	XXXXXXXXXX
4	982	1122 PINNACLE HILLS PROMENADE	ROGERS	AR	72703	N/A	Bear State Bank	XXXXXXX
4	983	2825 S. GLENSTONE	SPRINGFIELD	MO	65804	Bank of America	N/A	XXXXXXXXXX
4	984	9945 NE CASCADES PARKWAY	PORTLAND	OR	97220	Wells Fargo	N/A	XXXXXXXXXX
4	985	2950 EAST TEXAS STREET	BOSSIER CITY	LA	71111	Regions	N/A	XXXXXXXXXX
4	989	5488 PADRE STAPLES	CORPUS CHRISTI	TX	78411	Bank of America	N/A	XXXXXXXXXX
9	1105	3008 TOWN CENTER BLVD	LANSING	MI	48912	N/A	Comerica	XXXXXXXXXX
9	1113	2780 PALISADES CENTER DRIVE	WEST NYACK	NY	10994	JP Morgan Chase	N/A	XXXXXXXXX
9	1120	2901 CAPITAL OF TEXAS HWY	AUSTIN	TX	78746	Bank of America	N/A	XXXXXXXXXX
9	1135	8702 KEYSTONE CROSSING	INDIANAPOLIS	IN	46240	JP Morgan Chase	N/A	XXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
9	1137	400 COMMONS WAY	BRIDGEWATER	NJ	8807	PNC Bank	N/A	XXXXXXXXXX
9	1139	3101 PGA BLVD	PALM BEACH	FL	33410	Wells Fargo	N/A	XXXXXXXXXX
	1140	1102 GLENDALE GALLERIA, SUITE G001	GLENDALE	CA	91210	Bank of America	N/A	XXXXXXXXXX
9	1142	1101 MELBOURNE ROAD	HURST	TX	76053	Bank of America	N/A	XXXXXXXXXX
9	1144	1615 WALNUT STREET	PHILADELPHIA	PA	19102	Wells Fargo	N/A	XXXXXXXXXX
9	1145	4400 ASHFORD-DUNWOODY RD	ATLANTA	GA	30346	Bank of America	N/A	XXXXXXXXXX
9	1147	26300 CEDAR ROAD	CLEVELAND	OH	44122	Fifth Third Bank	N/A	XXXXXXXX
9	1148	715 CHRISTIANA MALL	NEWARK	DE	19702	PNC Bank	N/A	XXXXXXXXXX
9	1149	700 HAYWOOD ROAD	GREENVILLE	SC	29607	Wells Fargo	N/A	XXXXXXXXXX
9	1150	250 GRANITE STREET	BRAINTREE	MA	2184	Bank of America	N/A	XXXXXXXXXX
9	1152	7875 MONTGOMERY ROAD	CINCINNATI	OH	45236	US Bank	N/A	XXXXXXXXX
9	1158	MONROEVILLE MALL	MONROEVILLE	PA	15146	PNC bank	N/A	XXXXXXXXXX
9	1159	2800 W BIG BEAVER ROAD	TROY	MI	48084	PNC Bank	N/A	XXXXXXXXXX
9	1160	259 WALT WHITMAN ROAD	HUNTINGTON STATION	NY	11746	Bank of America	N/A	XXXXXXXXXX
9	1161	2121 BREA MALL	BREA	CA	92821	Wells Fargo	N/A	XXXXXXXXXX
9	1162	10300 N.E. 8TH STREET	BELLEVUE	WA	98004	Bank of America	N/A	XXXXXXXXXX
9	1163	70 WEST COUNTY CENTER	ST. LOUIS	MO	63131	Bank of America	N/A	XXXXXXXXXX
9	1164	5539 LBJ FREEWAY	DALLAS	TX	75240	JP Morgan Chase	N/A	XXXXXXXXX
9	1166	7700 W NORTHWEST HWY	DALLAS	TX	75225	Wells Fargo	N/A	XXXXXXXXXX
9	1168	5 MAPLE AVENUE	WHITE PLAINS	NY	10605	JP Morgan Chase	N/A	XXXXXXXXX
9	1170	510 EVERGREEN WAY	SOUTH WINDSOR	CT	6074	Bank of America	N/A	XXXXXXXXXX
9	1171	9802 COLONNADE BLVD	SAN ANTONIO	TX	78230	Bank of America	N/A	XXXXXXXXXX
9	1172	104 WORCESTER ROAD	NATICK	MA	1760	Bank of America	N/A	XXXXXXXXXX
9	1173	4716 SHARON ROAD	CHARLOTTE	NC	28210	Bank of America	N/A	XXXXXXXXXX
9	1182	16010 W BLUEMOUND ROAD	BROOKFIELD	WI	53005	US Bank	N/A	XXXXXXXXX
9	1183	5001 MONROE STREET	TOLEDO	OH	43623	Key Bank	N/A	XXXXXXXXXXXX
9	1184	5727 JOHNSON STREET	LAFAYETTE	LA	70503	JP Morgan Chase	N/A	XXXXXXXXX
9	1189	34 OLD ORCHARD CENTER	SKOKIE	IL	60077	Bank of America	N/A	XXXXXXXXXX
9	1190	2200 S 10TH STREET	MCALLEN	TX	78503	Wells Fargo	N/A	XXXXXXXXXX
9	1192	555 THE SHOPS AT VIEJO	MISSION VIEJO	CA	92691	Bank of America	N/A	XXXXXXXXXX
9	1195	28 EAST 57TH STREET	NEW YORK	NY	10022	Bank of America	N/A	XXXXXXXXXX
9	1197	65 EAST RT 4 WEST	PARAMUS	NJ	7652	Bank of America	N/A	XXXXXXXXXX
9	1198	40 E VIA DEL ORO	FRESNO	CA	93720	Bank of America	N/A	XXXXXXXXXX
3	1278	350 AVE SAN LORENZO	CORAL GABLES	FL	33146	JP Morgan Chase	N/A	XXXXXXXXX
9	1280	380 E COLORADO BLVD	PASADENA	CA	91101	Bank of America	N/A	XXXXXXXXXX
4	1300	40820 WINCHESTER RD	TEMECULA	CA	92591	Bank of America	N/A	XXXXXXXXXX
4	1303	RTE. 220 & GOODS LA	ALTOONA	PA	16601	N/A	First Commonwealth Bank	XXXXXXXXX
4	1306	1000 TURTLE CREEK DRIVE	HATTIESBURG	MS	39402	Regions	N/A	XXXXXXXXXX
4	1313	1710 BRIARGATE BLVD	COLORADO SPRINGS	CO	80920	US Bank	N/A	XXXXXXXXX
4	1316	7701 W. I-40	AMARILLO	TX	79121	Bank of America	N/A	XXXXXXXXXX
4	1317	21100 DULLES TOWN CENTER	DULLES	VA	20166	Capital One Bank	N/A	XXXXXXXXX
4	1324	4950 PACIFIC MALL	STOCKTON	CA	95207	Bank of America	N/A	XXXXXXXXXX
4	1326	705 KIRKWOOD MALL	BISMARCK	ND	58504	N/A	Kirkwood Bank & Trust	XXXXXXX
4	1327	8031 W. RIDGEWOOD DR	PARMA	OH	44129	Key Bank	N/A	XXXXXXXXXXXX
6	1335	US RTE 1 & EXIT 3A	KITTERY	ME	3904	N/A	TD Bank	XXXXXXXXX
4	1336	2043 LAYTON HILLS MALL	LAYTON	UT	84041	Key Bank	N/A	XXXXXXXXXXXX
4	1337	718 NESHAMINY MALL	BENSALEM	PA	19020	Wells Fargo	N/A	XXXXXXXXXX
4	1339	320 WEST 5TH AVENUE	ANCHORAGE	AK	99501	Wells Fargo	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	1345	11200 LAKELINE MALL DR	CEDAR PARK	TX	78613	Wells Fargo	N/A	XXXXXXXXXX
4	1348	2026 FLORENCE MALL	FLORENCE	KY	41042	Fifth Third Bank	N/A	XXXXXXXX
4	1350	2701 MING AVENUE	BAKERSFIELD	CA	93304	Bank of America	N/A	XXXXXXXXXX
4	1354	3700 RIVERTOWN PARKWAY	GRANDVILLE	MI	49418	PNC bank	N/A	XXXXXXXXXX
4	1356	6155 EASTEX FRWY. #A-118	BEAUMONT	TX	77706	JP Morgan Chase	N/A	XXXXXXXXX
4	1358	1941 SOUTHLAKE MALL	MERILVILLE	IN	46410	Fifth Third Bank	N/A	XXXXXXXX
4	1359	2700 MIAMISBURG-CNTRVILLE	DAYTON	OH	45459	Key Bank	N/A	XXXXXXXXXXXX
4	1361	309 SOUTH COUNTY WAY	ST. LOUIS	MO	63129	US Bank	N/A	XXXXXXXXX
4	1362	7401 MARKET STREET	YOUNGSTOWN	OH	44512	PNC bank	N/A	XXXXXXXXXX
4	1363	1591 BRADLEY PARK DR	COLUMBUS	GA	31904	Wells Fargo	N/A	XXXXXXXXXX
4	1365	385 N. ALAFAYA TRAIL	ORLANDO	FL	32828	JP Morgan Chase	N/A	XXXXXXXXX
4	1371	1620 NORTH MAIN ST	SALINAS	CA	93906	Wells Fargo	N/A	XXXXXXXXXX
4	1373	3385 WOODWARD MILL CROSSING	BUFORD	GA	30519	Wells Fargo	N/A	XXXXXXXXXX
4	1374	3926 GRAND AVE.	CHINO	CA	91710	Wells Fargo	N/A	XXXXXXXXXX
4	1384	5300 N. SAN DARIO	LAREDO	TX	78041	Wells Fargo	N/A	XXXXXXXXXX
4	1393	50 HOLYOKE STREET	HOLYOKE	MA	1040	Bank of America	N/A	XXXXXXXXXX
4	1394	790 SOUTH ROAD	POUGHKEEPSIE	NY	12601	Wells Fargo	N/A	XXXXXXXXXX
6	1603	651 KAPKOWSKI RD.	ELIZABETH	NJ	7201	Bank of America	N/A	XXXXXXXXXX
6	1605	8111 CONCORD MILLS BLVD	CONCORD	NC	28027	First Citizens Bank	N/A	XXXXXXXXXX
6	1606	5000 KATY MILLS CIRCLE	KATY	TX	77494	JP Morgan Chase	N/A	XXXXXXXXX
6	1608	5000 ARIZONA MILLS CIRCLE	TEMPE	AZ	85282	Bank of America	N/A	XXXXXXXXXX
6	1609	11401 NW 12TH STREET	MIAMI	FL	33172	Bank of America	N/A	XXXXXXXXXX
6	1610	36461 SEASIDE OUTLET DRIVE	REHOBOTH BEACH	DE	19971	PNC Bank	N/A	XXXXXXXXXX
6	1614	10835 FACTORY SHOPS BLVD	GULFPORT	MS	39503	Regions	N/A	XXXXXXXXXX
6	1615	1001 ARNEY ROAD	WOODBURN	OR	97071	Wells Fargo	N/A	XXXXXXXXXX
6	1616	8200 VINELAND AVENUE	ORLANDO	FL	32821	Bank of America	N/A	XXXXXXXXXX
6	1618	1645 PARKWAY	SEVIERVILLE	TN	37862	BB&T	N/A	XXXXXXXXX
6	1619	7000 ARUNDEL MILLS CIRCLE	HANOVER	MD	21076	Bank of America	N/A	XXXXXXXXXX
6	1621	7400 LAS VEGAS BLVD	LAS VEGAS	NV	89123	Bank of America	N/A	XXXXXXXXXX
6	1622	CARRETERA ESTATAL PR #3	CANOVANAS	PR	729	N/A	Banco Popular	XXXXXXXXX
6	1624	5709-62 RICHMOND RD	WILLIAMSBURG	VA	23188	Bank of America	N/A	XXXXXXXXXX
6	1625	3001 S WASHBURN STREET	OSHKOSH	WI	54904	US Bank	N/A	XXXXXXXXX
6	1626	6415 LABEAUX AVE NE	ALBERTVILLE	MN	55301	N/A	Premier Bank Minnesota	XXXXXXXXX
6	1627	655 ROUTE 318	WATERLOO	NY	13165	N/A	Five Star Bank	XXXXXXXXX
6	1629	4201 CAMINO DELA PLAZA	SAN DIEGO	CA	92173	Bank of America	N/A	XXXXXXXXXX
6	1630	241 FORT EVAN ROAD NE	LEESBURG	VA	20176	Bank of America	N/A	XXXXXXXXXX
6	1631	5900 SUGARLOAF PARKWAY	LAWRENCEVILLE	GA	30043	Wells Fargo	N/A	XXXXXXXXXX
6	1632	1025 INDUSTRIAL PARK DR	SMITHFIELD	NC	27577	First Citizens Bank	N/A	XXXXXXXXXX
6	1633	94792 LUMIANINA STREET	WAIPAHU	HI	96797	N/A	Bank of Hawaii	XXXXXXXXXX
6	1634	6699 NORTH LANDMARK DR	PARK CITY	UT	84098	Wells Fargo	N/A	XXXXXXXXXX
6	1635	1000 ROUTE 611	TANNERSVILLE	PA	18372	Citizens Bank	N/A	XXXXXXXXXX
6	1636	1475 N BURKHART ROAD	HOWELL	MI	48843	JP Morgan Chase	N/A	XXXXXXXXX
6	1637	10839 KINGS ROAD	MYRTLE BEACH	SC	29572	Bank of America	N/A	XXXXXXXXXX
6	1640	14500 W COLFAX AVE	LAKEWOOD	CO	80401	Key Bank	N/A	XXXXXXXXXXXX
6	1642	575 W LINMAR LANE	JOHNSON CREEK	WI	53038	N/A	Premier Bank	XXXXXX
6	1647	855 S GRAND CENTRAL PKWY	LAS VEGAS	NV	89106	Wells Fargo	N/A	XXXXXXXXXX
6	1648	1650 PREMIUM OUTLETS BLVD	AURORA	IL	60504	JP Morgan Chase	N/A	XXXXXXXXX
6	1649	561A1 SOUTH FORK AVENUE SOUTH	NORTH BEND	WA	98045	Bank of America	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
6	1651	450 NW 257TH AVE	TROUTDALE	OR	97060	Wells Fargo	N/A	XXXXXXXXXX
6	1652	13000 FOLSOM BLVD	FOLSOM	CA	95630	Wells Fargo	N/A	XXXXXXXXXX
6	1655	9909 AVON LAKE ROAD	BURBANK	OH	44214	N/A	First Merit Bank	XXXXXXXXXX
6	1656	1414 FORDING ISLAND ROAD	HILTON HEAD	SC	29910	N/A	South State bank	XXXXXXXXX
6	1658	11800 FACTORY SHOPS BLVD	HUNTLEY	IL	60142	JP Morgan Chase	N/A	XXXXXXXXX
6	1662	1829 VILLAGE WEST PARKWAY	KANSAS CITY	KS	66111	US Bank	N/A	XXXXXXXXX
6	1668	4801 MCKNIGHT ROAD ROOM 105	PITTSBURGH	PA	15237	PNC bank	N/A	XXXXXXXXXX
6	1670	46 OUTLET SQUARE SPACE 149	HERSHEY	PA	17033	Wells Fargo	N/A	XXXXXXXXXX
6	1671	ONE PREMIUM OUTLET BLVD, SPACE 829	TINTON FALLS	NJ	7753	JP Morgan Chase	N/A	XXXXXXXXX
6	1672	433 OPRY MILLS DR, STE 334	NASHVILLE	TN	37214	Bank of America	N/A	XXXXXXXXXX
6	1673	6200 GRANDWAY BLVD, SUITE 616	LEEDS	AL	35094	Regions	N/A	XXXXXXXXXX
6	1675	7051 S. DESERT BLVD, SUITE F660	EL PASO	TX	79835	Wells Fargo	N/A	XXXXXXXXXX
6	1677	16 W LIGHTCAP RD 1241	POTTSTOWN	PA	19464	M&T Bank	N/A	XXXXXXXXXX
6	1678	3700 CABELAS BLVD 349	LEHI	UT	84043	JP Morgan Chase	N/A	XXXXXXXXX
6	1679	18521 OUTLET BLVD SUITE 843	CHESTERFIELD	MO	63005	PNC bank	N/A	XXXXXXXXXX
6	1680	915 RIDGEWALK PKWY, STE 445	ATLANTA	GA	30188	Suntrust Bank	N/A	XXXXXXXXXXXXX
6	1681	1781 PALM BEACH LAKES BLVD	PALM BEACH	FL	33401	Bank of America	N/A	XXXXXXXXXX
6	1682	400 PREMIUM OUTLETS DR	MONROE	OH	45050	JP Morgan Chase	N/A	XXXXXXXXX
6	1683	21355 NEBRASKA CROSSING DR F149	GRETNA	NE	68028	Regions	N/A	XXXXXXXXXX
6	1685	200 BASS PRO DR #440	PEARLAND	MS	39208	N/A	Pinnacle Bank	XXXXXXXXXX
6	1686	1821 FASHION OUTLETS BLVD	NIAGARA FALLS	NY	14304	Bank of America	N/A	XXXXXXXXXX
6	1687	1155 BUCK CREEK RD, E516	SIMPSONVILLE	KY	40067	Fifth Third Bank	N/A	XXXXXXXX
6	1688	3925 EAGAN OUTETS PARKWAY, STE 825	EAGAN	MN	55122	US Bank	N/A	XXXXXXXXX
6	1690	152 THE ARCHES CIRCLE SUITE 1382	DEER PARK	NY	11729	JP Morgan Chase	N/A	XXXXXXXXX
6	1691	411 ARTISAN WAY	SOMERVILLE	MA	02415	Citizens Bank	N/A	XXXXXXXXXX
4	1702	203 LEHIGH VALLEY MALL	WHITEHALL	PA	18052	Wells Fargo	N/A	XXXXXXXXXX
4	1708	6001 WEST WACO DRIVE	WACO	TX	76710	N/A	American Bank	XXXXXXXXX
4	1710	2601 PRESTON ROAD	FRISCO	TX	75034	Bank of America	N/A	XXXXXXXXXX
4	1711	3200 N. FEDERAL HIGHWAY	FT. LAUDERDALE	FL	33306	Wells Fargo	N/A	XXXXXXXXXX
4	1712	1451 STATE HWY. 114 WEST	GRAPEVINE	TX	76051	Bank of America	N/A	XXXXXXXXXX
9	1717	1620 PALMETTO GRANDE	MT. PLEASANT	SC	29464	Bank of America	N/A	XXXXXXXXXX
4	1718	3 SOUTH TUNNEL ROAD	ASHVILLE	NC	28805	Wells Fargo	N/A	XXXXXXXXXX
4	1722	3054 NW FEDERAL HIGHWAY	JENSEN BEACH	FL	34957	Bank of America	N/A	XXXXXXXXXX
4	1723	333 APACHE MALL	ROCHESTER	MN	55902	N/A	Associated Bank	XXXXXXXXXX
4	1725	8222 AGORA PARKWAY	LIVE OAK	TX	78233	Compass Bank	N/A	XXXXXXXXX
4	1728	1500 S. WILLOW ST	MANCHESTER	NH	3103	Citizens Bank	N/A	XXXXXXXXXX
4	1732	1615 EAST EMPIRE	BLOOMINGTON	IL	61701	PNC Bank	N/A	XXXXXXXXXX
4	1733	5101 HINKLEVILLE RD.	PADUCAH	KY	42001	US Bank	N/A	XXXXXXXXX
4	1735	355 SPOTSYLVANIA MALL	FREDRICKSBURG	VA	22407	Bank of America	N/A	XXXXXXXXXX
4	1736	2370 N. EXPRESSWAY	BROWNSVILLE	TX	78521	Wells Fargo	N/A	XXXXXXXXXX
4	1739	2685 E. MAIN STREET	PLAINFIELD	IN	46168	PNC Bank	N/A	XXXXXXXXXX
4	1740	3175 28TH STREET	GRAND RAPIDS	MI	49508	PNC bank	N/A	XXXXXXXXXX
4	1741	1866 GREEN OAKS ROAD	FORT WORTH	TX	76116	JP Morgan Chase	N/A	XXXXXXXXX
4	1744	3414 HIGHWAY 190	MANDEVILLE	LA	70470	JP Morgan Chase	N/A	XXXXXXXXX
4	1747	2100 SOUTH WS YOUNG DR	KILLEEN	TX	76543	Bank of America	N/A	XXXXXXXXXX
4	1748	1201 BOSTON POST ROAD	MILFORD	CT	6460	N/A	People’s United Bank	XXXXXXXXXX
4	1749	100 COLUMBIANA CIRCLE	COLUMBIA	SC	29212	Bank of America	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	1750	5901 UNIVERSITY DRIVE	HUNTSVILLE	AL	35806	Regions	N/A	XXXXXXXXXX
4	1753	6279 NEWBERRY ROAD	GAINESVILLE	FL	32605	Wells Fargo	N/A	XXXXXXXXXX
4	1760	2300 BERNADETTE DRIVE	COLUMBIA	MO	65203	Bank of America	N/A	XXXXXXXXXX
4	1761	233 REYNOLDS ROAD	JOHNSON CITY	NY	13790	N/A	Chemung Canal Trust	XXXXXXXXX
4	1763	800 N GREEN RIVER RD	EVANSVILLE	IN	47715	Fifth Third Bank	N/A	XXXXXXXXX
4	1766	ONE BELLIS PARKWAY	BELLINGHAM	WA	98226	Key Bank	N/A	XXXXXXXXXXXXX
4	1767	6100 EAST O STREET	LINCOLN	NE	68505	Wells Fargo	N/A	XXXXXXXXXX
4	1768	6501 N. GRAPE ROAD	MISHAWAKA	IN	46545	Wells Fargo	N/A	XXXXXXXXXX
4	1771	2745 EDMONDSON ROAD	CINCINNATI	OH	45209	Fifth Third Bank	N/A	XXXXXXXX
4	1775	2300 E 17TH STREET	IDAHO FALLS	ID	83404	Key Bank	N/A	XXXXXXXXXXXXX
4	1776	4310 BUFFALO GAP ROAD	ABILENE	TX	79606	JP Morgan Chase	N/A	XXXXXXXXX
4	1777	1310 ROBINSON CENTER DR	PITTSBURGH	PA	15205	PNC bank	N/A	XXXXXXXXXX
4	1778	29 WYOMING VALLEY MALL	WILKES-BARRE	PA	18702	Wells Fargo	N/A	XXXXXXXXXX
4	1781	4001 WEST 41ST STREET	SIOUX FALLS	SD	57106	Wells Fargo	N/A	XXXXXXXXXX
4	1782	544 W PRIEN LAKE ROAD	LAKE CHARLES	LA	70601	JP Morgan Chase	N/A	XXXXXXXXX
4	1786	419 CROSS CREEK MALL	FAYETTEVILLE	NC	28303	Wells Fargo	N/A	XXXXXXXXXX
4	1793	15757 FM 529	HOUSTON	TX	77095	JP Morgan Chase	N/A	XXXXXXXXX
4	1794	2000 BRITTIAN ROAD	AKRON	OH	44310	JP Morgan Chase	N/A	XXXXXXXXX
4	1799	4110 WEST JEFFERSON BLVD	FORT WAYNE	IN	46804	PNC Bank	N/A	XXXXXXXXXX
4	1800	8390 TAMARAK VILLAGE	WOODBURY	MN	55125	Wells Fargo	N/A	XXXXXXXXXX
4	1804	3111 WEST CHANDLER BLVD	CHANDLER	AZ	85226	Bank of America	N/A	XXXXXXXXXX
4	1808	5600 HARVEY MALL	MUSKEGON	MI	49444	Fifth Third Bank	N/A	XXXXXXXX
4	1809	88 LAKEWOOD CENTER	LAKEWOOD	CA	90712	Bank of America	N/A	XXXXXXXXXX
4	1811	239 WESTMORELAND, RTE 30E	GREENSBURG	PA	15601	PNC bank	N/A	XXXXXXXXXX
4	1813	4350 24TH AVENUE	FORT GRATIOT	MI	48059	JP Morgan Chase	N/A	XXXXXXXXX
4	1814	8800 WEST CHARLESTON	LAS VEGAS	NV	89117	JP Morgan Chase	N/A	XXXXXXXXX
4	1817	3215 SOUTH LINDEN RD	FLINT	MI	48507	JP Morgan Chase	N/A	XXXXXXXXX
4	1819	2200 WEST WAR MEMORIAL DR	PEORIA	IL	61613	N/A	Commerce	XXXXXXXXX
4	1820	SR 60 & I-75	BRANDON	FL	33511	Bank of America	N/A	XXXXXXXXXX
4	1821	8021 CITRUS PARK DRIVE	TAMPA	FL	33625	Bank of America	N/A	XXXXXXXXXX
4	1825	155 DORSET STREET	SOUTH BURLINGTON	VT	5403	N/A	People’s United Bank	XXXXXXXX
4	1826	5959 TRIANGLE TOWN CENTER	RALEIGH	NC	27616	Wells Fargo	N/A	XXXXXXXXXX
4	1828	1 GALLERIA DRIVE	MIDDLETOWN	NY	10941	1st Niagara Bank	N/A	XXXXXXXXX
4	1829	89 EAST TOWN MALL	MADISON	WI	53704	US Bank	N/A	XXXXXXXXX
10	1830	975 HOSTOS AVENUE	MAYAGUEZ	PR	680	N/A	Banco Popular	XXXXXXXXX
4	1831	125B COLONY PLACE	PLYMOUTH	MA	2360	N/A	Sovereign Bank	XXXXXXXXXXX
4	1839	1804 JONEBORO ROAD	MCDONOUGH	GA	30253	Suntrust Bank	N/A	XXXXXXXXXXXXX
4	1840	2415 SAGAMORE PRKY SOUTH	LAFAYETTE	IN	47905	JP Morgan Chase	N/A	XXXXXXXXX
4	1843	2007-3 E GREYHOUND PASS	CARMEL	IN	46032	JP Morgan Chase	N/A	XXXXXXXXX
4	1848	7052 EAST CHASE PKWY	MONTGOMERY	AL	36117	Wells Fargo	N/A	XXXXXXXXXX
4	1851	3800 US HWY 98 N	LAKELAND	FL	33809	Regions	N/A	XXXXXXXXXX
4	1852	72840 HIGHWAY 111	PALM DESERT	CA	92260	Bank of America	N/A	XXXXXXXXXX
4	1853	4802 VALLEY VIEW BLVD	ROANOKE	VA	24012	First Citizens Bank	N/A	XXXXXXXXXX
4	1856	7501 CERMAK ROAD	NORTH RIVERSIDE	IL	60546	Fifth Third Bank	N/A	XXXXXXXX
4	1857	2150 NORTHWOODS BLVD	N CHARLESTON	SC	29406	Wells Fargo	N/A	XXXXXXXXXX
4	1859	624 MILLCREEK MALL	ERIE	PA	16565	PNC bank	N/A	XXXXXXXXXX
4	1860	2088 INDEPENDENCE CTR DR	INDEPENDENCE	MO	64057	US Bank	N/A	XXXXXXXXX
4	1861	101 NORTH RANGE LINE	JOPLIN	MO	64801	US Bank	N/A	XXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	1862	1445 METROPOLITAN AVENUE	BRONX	NY	10462	Bank of America	N/A	XXXXXXXXXX
4	1863	7700 E KELLOGG	WICHITA	KS	67207	Bank of America	N/A	XXXXXXXXXX
4	1868	1564 EAST RIO ROAD	CHARLOTTESVILLE	VA	22901	Bank of America	N/A	XXXXXXXXXX
4	1869	1600 MILLER TRUNK HWY	DULUTH	MN	55811	Wells Fargo	N/A	XXXXXXXXXX
4	1870	970 BAY PARK SQUARE	GREEN BAY	WI	54304	JP Morgan Chase	N/A	XXXXXXXXX
4	1878	215 E FOOTHILLS PKWY	FT. COLLINS	CO	80525	Wells Fargo	N/A	XXXXXXXXXX
4	1881	1701 MCFARLAND BLVD EAST	TUSCALOOSA	AL	35404	Regions	N/A	XXXXXXXXXX
4	1883	1960 HIGHWAY 70 SE	HICKORY	NC	28602	First Citizens Bank	N/A	XXXXXXXXXX
4	1885	900 GESSNER STREET	HOUSTON	TX	77024	JP Morgan Chase	N/A	XXXXXXXXX
4	1886	114 DOGWOOD BLVD	FLOWOOD	MS	39208	Regions	N/A	XXXXXXXXXX
4	1891	780 BROOKWOOD VILLAGE	HOMEWOOD	AL	35209	Compass Bank	N/A	XXXXXXXX
4	1892	3428 BEL AIR MALL	MOBILE	AL	36606	Regions	N/A	XXXXXXXXXX
4	1893	2399 MEADOWBROOK ROAD	BRIDGEPORT	WV	26330	JP Morgan Chase	N/A	XXXXXXXXX
4	1895	1736 NORTHWEST CHIPMAN RD	LEES SUMMIT	MO	64081	Bank of America	N/A	XXXXXXXXXX
4	1902	1185 NORTH BURLESON BLVD	BURLESON	TX	76028	Wells Fargo	N/A	XXXXXXXXXX
4	1905	2500 W. INTERNATIONAL BLVD, SPACE 303	DAYTONA BEACH	FL	32114	Suntrust Bank	N/A	XXXXXXXXXXXXX
4	1904	449 LOS CERRITOS CENTER SPACE F12	CERRITOS	CA	90703	Bank of America	N/A	XXXXXXXXXX
4	1907	257 MADONNA ROAD	SAN LUIS OBISPO	CA	93401	JP Morgan Chase	N/A	XXXXXXXXX
10	1908	525 FD ROOSEVELT&LAS AMERICAS	SAN JUAN	PR	918	N/A	R-G Premier Bank	XXXXXXXXXX
4	1911	4601 EASTGATE BLVD	CINCINNATI	OH	45245	Key Bank	N/A	XXXXXXXXXXXX
4	1915	7200 HARRISON AVENUE	ROCKFORD	IL	61112	US Bank	N/A	XXXXXXXXX
4	1917	10504 BROADWAY	PEARLAND	TX	77581	Bank of America	N/A	XXXXXXXXXX
4	1920	5111 ROGERS AVENUE	FORT SMITH	AR	72903	Regions	N/A	XXXXXXXXXX
4	1921	1750 DEPTFORD CENTER ROAD	DEPTFORD	NJ	8096	Wells Fargo	N/A	XXXXXXXXXX
4	1922	113 CENTRAL MALL	TEXARKANA	TX	75503	Regions	N/A	XXXXXXXXXX
4	1925	6800 S. WESTNEDGE AVE, SUITE 4	PORTAGE	MI	49002	PNC Bank	N/A	XXXXXXXXXX
4	1928	1600 NORTH RIVERSIDE	MEDFORD	OR	97501	Wells Fargo	N/A	XXXXXXXXXX
4	1938	5555 YOUNGSTOWN-WARREN ROAD	NILES	OH	44446	JP Morgan Chase	N/A	XXXXXXXXX
4	1942	12764 RIVERDALE BLVD	COON RAPIDS	MN	55448	Wells Fargo	N/A	XXXXXXXXXX
4	1943	900 COMMONS DRIVE	DOTHAN	AL	36303	Regions	N/A	XXXXXXXXXX
4	1946	3RD ST & C AVE	LAWTON	OK	73501	N/A	IBC	XXXXXXXXXX
4	1948	4700 MILLHAVEN ROAD	MONROE	LA	71201	JP Morgan Chase	N/A	XXXXXXXXX
4	1950	715 NORTH HWY 67	CEDAR HILL	TX	75104	Wells Fargo	N/A	XXXXXXXXXX
4	1952	2000 COASTAL GRAND CIRCLE	MYRTLE BEACH	SC	29577	Bank of America	N/A	XXXXXXXXXX
4	1954	3437 MASONIC DRIVE	ALEXANDRIA	LA	71301	JP Morgan Chase	N/A	XXXXXXXXX
4	1956	5576 FAIRMOUNT PKWY	PASADENA	TX	77502	Bank of America	N/A	XXXXXXXXXX
4	1958	722 MEYERLAND PLAZA	HOUSTON	TX	77096	Bank of America	N/A	XXXXXXXXXX
4	1959	2529 MAIN STREET	UNION GAP	WA	98903	Bank of America	N/A	XXXXXXXXXX
4	1960	500 INLAND CENTER DRIVE	SAN BERNARDINO	CA	92408	Bank of America	N/A	XXXXXXXXXX
4	1968	1800 S LOOP 288	DENTON	TX	76205	Wells Fargo	N/A	XXXXXXXXXX
4	1969	2226 S MOONEY BLVD	VISALIA	CA	93277	Bank of America	N/A	XXXXXXXXXX
4	1977	4801-B302 OUTER LOOP RD	LOUISVILLE	KY	40219	Fifth Third Bank	N/A	XXXXXXXX
4	1983	1300 N MAIN STREET	LOGAN	UT	84341	Wells Fargo	N/A	XXXXXXXXXX
4	1986	5870 EAST BROADWAY	TUCSON	AZ	85711	Bank of America	N/A	XXXXXXXXXX
4	1987	1770 W REDCLIFFS DRIVE	ST. GEORGE	UT	84790	Wells Fargo	N/A	XXXXXXXXXX
4	1988	35000 W WARREN ROAD	WESTLAND	MI	48185	JP Morgan Chase	N/A	XXXXXXXXX
4	1995	2424 US HWY 6 & 50	GRAND JUNCTION	CO	81505	Wells Fargo	N/A	XXXXXXXXXX
9	3037	127 ALEXANDER AVENUE	LAKE GROVE	NY	11755	N/A	Citi Bank	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
9	3053	131 COLONIE CENTER	ALBANY	NY	12205	Key Bank	N/A	XXXXXXXXXXXX
9	3057	2500 MORELAND ROAD	WILLOW GROVE	PA	19090	Wells Fargo	N/A	XXXXXXXXXX
9	3058	19575 BISCAYNE BLVD	AVENTURA	FL	33180	Bank of America	N/A	XXXXXXXXXX
9	3059	6910 FAYETTEVILLE ROAD	DURHAM	NC	27713	Bank of America	N/A	XXXXXXXXXX
9	3061	180 POST ROAD EAST	WESTPORT	CT	6880	Bank of America	N/A	XXXXXXXXXX
9	3064	901 HADDONFIELD RD, SUITE B	CHERRY HILL	NJ	08002	Citizens Bank	N/A	XXXXXXXXXX
9	3065	5921 BLUEBONNET BLVD	BATON ROUGE	LA	70806	JP Morgan Chase	N/A	XXXXXXXXX
9	3067	1540 POLARIS PARKWAY, SUITE 104	COLUMBUS	OH	43240	JP Morgan Chase	N/A	XXXXXXXXX
9	3089	1 SOUTH 550 ROUTE 83	OAKBROOK TERRACE	IL	60181	JP Morgan Chase	N/A	XXXXXXXXX
9	3091	18560 NORTH SCOTTSDALE ROAD, STE 185	PHOENIX	AZ	85054	Bank of America	N/A	XXXXXXXXXX
9	3092	12455 VICTORIA GARDENS LANE	RANCHO CUCAMONGA	CA	91730	Wells Fargo	N/A	XXXXXXXXXX
9	3096	2130 WALDEN AVENUE, SUITE 2	CHEEKTOWAGA	NY		N/A	Northwest Savings Bank	XXXXXXXXXX
9	3097	2115 TOWN CENTER WAY	LIVINGSTON	NJ	7039	Wells Fargo	N/A	XXXXXXXXXX
9	3098	17717 CHENAL PARKWAY	LITTLE ROCK	AZ	72223	US Bank	N/A	XXXXXXXXX
9	3100	4880 BIG ISLAND DRIVE, SUITE 6	JACKSONVILLE	FL	32246	N/A	Ameris Bank	XXXXXXXXXX
9	3104	11800 W. BROAD ST, SUITE 2108	RICHMOND	VA	23233	BB&T	N/A	XXXXXXXXX
9	3108	597 ROUTE 35,	SHREWSBURY	NJ	7702	Bank of America	N/A	XXXXXXXXXX
9	3201	4060 EASTGATE DR A101	ORLANDO	FL	32839	Fifth Third Bank	N/A	XXXXXXXXX
9	3202	9611 E. COUNTY LINE RD	ENGLEWOOD	CO	80112	Wells Fargo	N/A	XXXXXXXXXX
9	3203	6600 TOPANGA CANYON BLVD, STE 2048	CANOGA PARK	CA	91303	JP Morgan Chase	N/A	XXXXXXXXX
9	3204	181 ROUTE 1 SOUTH SUITE D	METUCHEN	NJ	8840	JP Morgan Chase	N/A	XXXXXXXXX
9	3205	7101 DEMOCRACY BLVD SPACE 1242	BETHESDA	MD	20817	Wells Fargo	N/A	XXXXXXXXXX
9	3206	3300 NORTH CAUSEWAY BLVD	METAIRIE	LA	70002	Regions	N/A	XXXXXXXXXX
9	3207	120-122 GLEN COVE RD	CARLE PLACE	NY	11514	Wells Fargo	N/A	XXXXXXXXXX
9	3208	3200 NORTH SEPULVEDA BLVD	MANHATTAN BEACH	CA	90266	Wells Fargo	N/A	XXXXXXXXXX
9	3209	11941 GRAND COMMONS AVE	FAIRFAX	VA	22030	PNC Bank	N/A	XXXXXXXXXX
9	3210	4521 119TH STREET, SPACE A123	LEAWOOD	KS	66209	US Bank	N/A	XXXXXXXXX
9	3212	601 NORTH MARTINGALE RD, SPACE 125	SCHAUMBURG	IL	60173	JP Morgan Chase	N/A	XXXXXXXXX
9	3213	2223 N. WEST SHORE BLVD, SPACE 251	TAMPA	FL	33607	Bank of America	N/A	XXXXXXXXXX
9	3214	196 HILLCREAST DRIVE, SUITE 95	THOUSAND OAKS	CA	91360	Bank of America	N/A	XXXXXXXXXX
9	3215	4325 GLENWOOD AVENUE	RALEIGH	NC	27612	Bank of America	N/A	XXXXXXXXXX
9	3216	1604 MT DIABLO	WALNUT CREEK	CA	94596	Bank of America	N/A	XXXXXXXXXX
9	3217	15345 S LAGRANGE ROADE	ORLAND PARK	IL	60462	PNC Bank	N/A	XXXXXXXXXX
9	3218	4537 MAIN ST	VIRGINIA BEACH	VA	23462	Suntrust Bank	N/A	XXXXXXXXXXXXX
9	3219	1201 LAKE WOODLANDS DRIVE 1214	WOODLANDS	TX	77380	Bank of America	N/A	XXXXXXXXXX
9	3224	258 SOUTH AVE	BLOOMINGTON	IN	55425	US Bank	N/A	XXXXXXXXX
9	3226	5 SUGAR HOLLOW RD	DANBURY	CT	6810	Wells Fargo	N/A	XXXXXXXXXX
9	3227	600 PINE ST, SUITE 630	SEATTLE	WA	98101	JP Morgan Chase	N/A	XXXXXXXXX
9	3225	196 HILLCREAST DRIVE, SUITE 95	THOUSAND OAKS	CA	91360	Citizens Bank	N/A	XXXXXXXXXX
9	3226	5G SUGAR HOLLOW RD	DANBURY	CT	6180	Wells Fargo	N/A	XXXXXXXXXX
9	3228	6 SOUTH WAYSIDE RD, SPACE N141	BURLINGTON	MA	1803	N/A	Stoneham Savings Bank	XXXXXXXXXX
9	3231	6130 POPLAR AVENUE, SUITE 1	MEMPHIS	TN	38119	Regions	N/A	XXXXXXXXXX
9	3235	1841-B BELLE ISLE BLVD	OKLAHOMA	OK	73112	Bank of America	N/A	XXXXXXXXXX
9	3324	3000 184ST SW, SPACE 348	LYNNWOOD	WA	98037	Bank of America	N/A	XXXXXXXXXX
9	3329	301 SOUTH HILLS VILLAGE, SPACE 1355	PITTSBURGH	PA	15241	Citizens Bank	N/A	XXXXXXXXXX
9	3234	4105 Avalon Boulevard	ALPHARETTA	GA	30009	Wells Fargo	N/A	XXXXXXXXXX
9	3423	5135 W. ALABAMA RD SPACE 5116	HOUSTON	TX	77056	Compass Bank	N/A	XXXXXXXX
9	3518	1151 GALLERIA BLVD, SUITE 1200	ROSEVILLE	CA	95678	Bank of America	N/A	XXXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
9	3519	3000 RIVERCHASE GALLERIA, SUITE 168	HOOVER	AL	35244	Regions	N/A	XXXXXXXXXX
9	3522	220 CROCKER PARK BLVD	WESTLAKE	OH	44145	PNC Bank	N/A	XXXXXXXXXX
8	3800	6070 200TH STREET	LANGLEY	BC		Bank of Montreal	N/A	XXXX-XXXXXXX
8	3845	7337 MACLEOD TRAIL 303	S.W. CALGARY	AB	T2H0L8	Bank of Montreal	N/A	XXXX-XXXXXXX
8	3846	805 BOYD ST, SUITE F110	NEW WESTMINSTER	BC	V3M5X2	TD Canada Trust	N/A	XXXXXXX
8	3847	1440 JACK BLICK AVE	WINNIPEG	MB	R3G0L	N/A	ScotiaBank	XXXXXXXXXXXXX
4	4083	1018 SOUTH CENTER MALL	SEATTLE	WA	98188	Bank of America	N/A	XXXXXXXXXX
4	4114	1100 S HAYNES STREET	ARLINGTON	VA	22202	Capital One Bank	N/A	XXXXXXXXX
4	4134	4600 S MEDFORD DRIVE	LUFKIN	TX	75901	Capital One Bank	N/A	XXXXXXXXX
4	4135	2221-2261 TOWN CENTER AVE	MELBOURNE	FL	32940	Wells Fargo	N/A	XXXXXXXXXX
4	4141	301 COX CREEK BLVD	FLORENCE	AL	35630	Suntrust Bank	N/A	XXXXXXXXXXXXX
4	4145	300 S 24TH STREET W	BILLINGS	MT	59102	Wells Fargo	N/A	XXXXXXXXXX
4	4146	1401 YUMA PALMS PKWY	YUMA	AZ	85364	Wells Fargo	N/A	XXXXXXXXXX
4	4161	2011 N ROAN STREET	JOHNSON CITY	TN	37601	First Tennessee	N/A	XXXXXXXXX
4	4164	3401 NICHOLASVILLE ROAD	LEXINGTON	KY	40503	PNC bank	N/A	XXXXXXXXXX
4	4195	140 UNIVERSITY TOWN CENTER DR #209	SARASOTA	FL	34243	BB&T	N/A	XXXXXXXXX
4	4204	4628 COMMERCIAL DRIVE	NEW HARTFORD	NY	13413	M&T Bank	N/A	XXXXXXXXXX
4	4205	111 ROSEDALE CENTER	ROSEVILLE	MN	55113	Wells Fargo	N/A	XXXXXXXXXX
4	4209	1850 ADAMS ST	MANKATO	MN	56001	Wells Fargo	N/A	XXXXXXXXXX
4	4210	1321 NORTH COLUMBIA CTR BLVD	KENNEWICK	WA	99336	US Bank	N/A	XXXXXXXXX

4	4226	1505 UNIVERSITY DRIVE	COLLEGE STATION	TX	77840	Bank of America	N/A	XXXXXXXXXX
4	4232	2000 NORTH NEIL STREET	CHAMPAIGN	IL	61820	N/A	Bank Champlain	XXXXXXX
4	4245	246 NORTH NEW HOPE ROAD	GASTONIA	NC	28054	BB&T	N/A	XXXXXXXXX
4	4249	450 SW POWERHOUSE DRIVE	BEND	OR	97702	Wells Fargo	N/A	XXXXXXXXXX
4	4250	2615 MEDICAL CENTER PARKWAY	MURFREESBORO	TN	37129	US Bank	N/A	XXXXXXXXX
4	4273	1730 W. FULLERTON AVENUE	CHICAGO	IL	60614	US Bank	N/A	XXXXXXXXX
4	4274	3902 13TH AVENUE SW	FARGO	ND	58103	N/A	Union State Bank	XXXXXXXXX
4	4276	139 FLATBUSH AVE	BROOKLYN	NY	11217	JP Morgan Chase	N/A	XXXXXXXXX
4	4280	14676 DELAWARE STREET, STE 300	WESTMINSTER	CO	80020	Key Bank	N/A	XXXXXXXXXXXX
4	4284	750 Woodland Road	Wyomissing	PA	19610	Wells Fargo	N/A	XXXXXXXXXX
4	4286	1432 24TH AVE. NW	NORMAN	OK	73069	N/A	IBC	XXXXXXXXXX
4	4291	1551 VALLEY WEST DRIVE	WEST DES MOINES	IA	50266	Bank of America	N/A	XXXXXXXXXX
4	4300	1350 HOOPER AVE	TOMS RIVER	NJ	8753	PNC Bank	N/A	XXXXXXXXXX
4	4304	60 SMITHFIELD BLVD	PLATTSBURGH	NY	12901	N/A	Community Bank NA	XXXXXXXX
4	4308	370 NEWNAN CROSSING BYPASS	NEWNAN	GA	30265	Wells Fargo	N/A	XXXXXXXXXX
4	4336	4800 GULF ROAD, STE 120	EAU CLAIRE	WI	54701	US Bank	N/A	XXXXXXXXX
4	4349	1539 KENASTON BLVD, UNIT 200	WINNIPEG	MB	R3P 2N3	Bank of America	N/A	XXXXXXXXXX
4	4358	1000 HYLAND DRIVE	ROCHESTER	NY	14623	Bank of America	N/A	XXXXXXXXXX
4	4376	900 DANA DRIVE	REDDING	CA	96003	Bank of America	N/A	XXXXXXXXXX
4	4384	12300 JEFFERSON AVE	NEWPORT NEWS	VA	23602	Wells Fargo	N/A	XXXXXXXXXX
4	4391	6002 SLIDE ROAD	LUBBOCK	TX	79414	Bank of America	N/A	XXXXXXXXXX
4	4393	15600 STARFISH STREET, STE 120	PANAMA CITY	FL	32413	Regions	N/A	XXXXXXXXXX
4	4394	10450 S STATE STREET	SANDY	UT	84070	Wells Fargo	N/A	XXXXXXXXXX
4	4405	28163 PASEO DRIVE, UNIT 135	WESLEY CHAPEL	FL	33543	Fifth Third Bank	N/A	XXXXXXXX
4	4407	825 DULANEY VALLEY ROAD	TOWNSON	MD	21204	Bank of America	N/A	XXXXXXXXXX
4	4408	57 ROUTE 23	WAYNE	NJ	7470	N/A	Valley National Bank	XXXXXXXX
4	4409	329 TOWN PLACE	FAIRVIEW	TX	75069	JP Morgan Chase	N/A	XXXXXXXXX

CO	STORE	ADDRESS	CITY	STATE	ZIP	CONSOLIDATED	NONCONSOLIDATED	ACCOUNT #
4	4410	605 FRIENDLY CENTER RD	GREENSBORO	NC	27408	Wells Fargo	N/A	XXXXXXXXXX
4	4412	100 BRIARWOOD CIRCLE	ANN ARBOR	MI	48108	JP Morgan Chase	N/A	XXXXXXXXX
8	4804	1600 MERIVALE ROAD	NEPEAN	ON	K2G5J7	TD Canada Trust	N/A	XXXXXXX
8	4805	9765 19TH AVE NW	EDMONTON	AB	T6N1N5	TD Canada Trust	N/A	XXXXXXX
8	4808	8882 170TH STREET, SUITE 2590	EDMONTON	AB	T5T4M2	TD Canada Trust	N/A	XXXXXXX
8	4816	1200 ST. LAURENT BLVD	OTTAWA	ON	K1K3B5	TD Canada Trust	N/A	XXXXXXX
8	4817	18166 YONGE ST, UNIT A8	NEWMARKET	ON	L3Y4V8	TD Canada Trust	N/A	XXXXXXX
8	4819	210 GREAT LAKES DRIVE	BRAMPTON	ON	L6R2K7	TD Canada Trust	N/A	XXXXXXX
8	4822	13555 KINGSTON ROAD	PICKERING	ON	L1V1B8	N/A	Scotiabank	XXXXXXXXXXXX
8	4823	48 KENMOUNT ROAD	ST JOHNS	NF	A1N5C8	N/A	Scotiabank	XXXXXXXXXXXX
8	4824	2271 HARVEY AVENUE	KELOWNA	BC	V1Y6H2	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4825	13246 137TH AVENUE	EDMONTON	AB	T5L4Z6	TD Canada Trust	N/A	XXXXXXX
8	4826	655 FAIRWAY ROAD	KITCHENER	ON	N2C1X4	TD Canada Trust	N/A	XXXXXXX
8	4827	7001 MUMFORD ROAD	HALIFAX	NS	B3L2H8	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4828	1230 WELLINGTON ROAD	LONDON	ON	N6E1M3	TD Canada Trust	N/A	XXXXXXX
8	4829	940 MAIN STREET—B3	WEST VANCOUVER	BC	V7T2W4	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4831	35-45 PLAZA BLVD	MONCTON	NB	E1C0E8	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4832	2965 GORDON ROAD	REGINA	SK	S4S6H7	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4835	2146-2148 W 4TH AVENUE	VANCOUVER	BC	V6E4M3	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4836	1 YORKDALE ROAD	TORONTO	ON	M6A3A1	N/A	Scotiabank	XXXXXXXXXXXX
8	4837	110 DONNA DRIVE	SUDBURY	ON	P3B4K5	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4838	1ST AVENUE & 21ST STREET	SASKATOON	SK	S7K1J9	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4839	1539 KENASTON BLVD	WINNIPEG	MB	R3P2N3	TD Canada Trust	N/A	XXXXXXX
8	4841	2525-36TH STREET NE	CALGARY	AB	T1Y5T4	TD Canada Trust	N/A	XXXXXXX
8	4842	5761 MARINE WAY	BURNABY	BC	V5J0A6	TD Canada Trust	N/A	XXXXXXX
8	4843	411 BAYFIELD STREET	BARRIE	ON	L4M6E5	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4844	218-11801 100TH STREET	GRAND PRAIRIE	AB	T8V3Y2	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4860	6045 MAVIS ROAD	MISSISSAUGA	ON	L5R4G6	N/A	Pace Bank	XXXXXXXX
8	4862	97 DALTON AVENUE	KINGSTON	ON	K7J0C4	Bank of Montreal	N/A	XXXX-XXXXXXX
8	4863	261055 CROSSIRON MILLS	CALGARY	AB	T4A0G3	TD Canada Trust	N/A	XXXXXXX
8	4864	1 BASS PRO MILLS DR SPACE 752	VAUGHN	ON	L4K 5W4	TD Canada Trust	N/A	XXXXXXX
8	4865	8555 CAMPEAU DR, UNIT #990	OTTAWA	ON	K2T 0K5	Bank of Montreal	0002-1354764	XXXXXXX

SHORT TERM INVESTMENT ACCOUNTS

BANK NAME	Contact	Title	Email	Phone	BANK ADDRESS					BANK ACCOUNT #	DESCRIPTION
UBS	Kenneth Labarge	Customer Service	Kenneth.Labarge@UBS.com	312-525-4500	One North Wacker Drive	Suite 2500	Chicago	IL	60606	XX-XXXXX-XX	ST Investments, Money Mkt
Bank of Montreal	Monica Singh	Commerical Account Manager	Monica.Singh@bmo.com	416-867-5367	First Canadian Place	PO Box 3, B 2 Level	Toronto	ON	M5X1A3	XXXXXXXX	ST Investments, Money Mkt
PNC - Cave Springs		PNC Customer Service		800-669-1518	500 First Avenue		Pittsburgh	PA	15219	XX-XXXX-XXXX	Business Premium Money Mkt
Well Fargo	Ed Sarmiento	Fixed Income Sales	edward.sarmiento@wellsfargo.com	877-433-9975	123 South Broad St	17th Floor	Philadelphia	PA	19109	XXXXXXXX	ST Investments, Money Mkt

Schedule 5.21(b)

Credit Card Arrangements

The Lead Borrower sends daily reports of credit card transactions to the credit card providers listed below. Within one to seven business days of the delivery of these reports, the credit card provider remits payment to the Lead Borrower.

Providers:

MasterCard and Visa for credit and debit cards in the United States, pursuant to Merchant Agreement with Bank of America, N.A. dated June 12, 2007, as amended December 4, 2007, December 8, 2008, June 11, 2009 and June 29, 2009.

Discover Card credit cards, pursuant to Merchant Services Agreement with Discover Financial Services, Inc. dated October 1, 2013.

Discover Card credit cards in Canada, pursuant to Canadian Merchant Services Agreement with Discover Financial Services, LLC dated January 24, 2013.

American Express credit cards pursuant to Merchant Agreement with American Express dated July 1, 2003.

PayPal, pursuant to Merchant Agreement with PayPal, Inc. and Bill Me Later, Inc. dated May 18, 2011.

PayPal in Canada, pursuant to Accession Agreement with PayPal CA Limited dated February 14, 2013.

Bank of America Merchant Services Canada Corp., pursuant to Merchant Processing Agreement dated January 30, 2015.

Schedule 5.24

Material Contracts

See exhibit list to Form 10-K for Lead Borrower’s fiscal year ended September 30, 2015.

Schedule 6.02

Financial and Collateral Reporting

In addition to the other materials and information required to be provided pursuant to the terms of the Credit Agreement, the Loan Parties shall provide Administrative Agent, on the applicable day specified below, the following documents (each in such form and detail as the Administrative Agent from time to time may specify):

Weekly Reports. After an Accelerated Borrowing Base Delivery Event has occurred and is continuing, the Loan Parties shall provide to Administrative Agent original counterparts of (each in such form as Administrative Agent from time to time may specify), no later than 5:00 p.m. EST on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day) as of the closing of business on the immediately preceding week supporting source documents for the Borrowing Base Certificate delivered in accordance with Section 6.02 of the Credit Agreement.

Monthly Reports. Monthly, the Loan Parties shall provide to Administrative Agent original counterparts of (each in such form as Administrative Agent from time to time may specify):

ARTICLE XI Within fifteen (15) days of the end of each Fiscal Month for the immediately preceding Fiscal Month:

(i)	Purchases and accounts payable analysis report (together with account payable aging) for each Loan Party, in a format acceptable to Administrative Agent in its Permitted Discretion; and

(ii)	Inventory summary by location and inventory summary by product category at cost (and including the amounts of Inventory and the value thereof at any leased locations (including Stores and Leased Departments) and at premises of warehouses, processors or other third parties); and

(iii)	Inventory certificate in a format acceptable to Administrative Agent’s in its Permitted Discretion; and

ARTICLE XII Within thirty (30) days of the end of each Fiscal Month for the immediately preceding Fiscal Month:

(i)	Reconciliation of the stock ledger to the general ledger and the calculation of Availability; and

(ii)	Gross Margin Reconciliation; and

(iii)	Statement of Store Activity in a format acceptable to Administrative Agent’s in its Permitted Discretion; and

(iv)	Such other information as the Administrative Agent may from time to time reasonably request in its Permitted Discretion.

For purposes of Sections (a) and (b) above, the first “preceding Fiscal Month” in respect of which the items required by such Section shall be provided shall be March 2016.

Qualified Cash Reporting. Promptly, with respect to any withdrawal of Qualified Cash (but in no event later than the close of business on such date), a copy of the bank statement reflecting such withdrawal, including to reflect the balance after giving effect to such withdrawal.

Quarterly Reports.

Quarterly, together with the delivery of the financial statements required under Section 6.01(b) of the Credit Agreement, the Loan Parties shall provide to Administrative Agent (i) a list of any exclusive licenses of Intellectual Property (including, without limitation, the Customer List) that the Loan Parties have entered into in the most recent fiscal quarter, and (ii) a list of revenue generated in connection with the licensing of the Loan Parties’ Customer List for the most recent fiscal quarter, sorted by customer where the annual revenue attributable to such customer is $1,000,000 or more.

Schedule 6.21

Post-Closing Matters

1.	Not later than thirty (30) days after the Closing Date (as such period may be extended with the Required Lenders’ consent), the Loan Parties shall deliver a certificate of good standing for Mothers Work Canada, Inc. in British Columbia.

2.	No later than sixty (60) days after the Closing Date (as such period may be extended with the Required Lenders’ consent), the Loan Parties shall have entered into Blocked Account Agreements consistent with the provisions of Section 6.13 of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

3.	No later than sixty (60) days after the Closing Date (as such period may be extended with the Required Lenders’ consent), the Loan Parties shall have entered into Control Agreements in respect of the Loan Parties’ securities and investment accounts consistent with the provisions of the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

4.	The Loan Parties shall use commercially reasonable efforts to deliver evidence to the Administrative Agent that all indebtedness of the Loan Parties to Fleet Capital Corporation or its successors has been repaid and that the assignment/security interest filing made by Fleet Capital Corporation with respect to certain Intellectual Property of the Loan Parties at the United States Patent and Trademark Office has been released no later than sixty (60) days after the Closing Date (as such period may be extended with the Required Lenders’ consent).

5.	Not later than ninety (90) days after the Closing Date, the Loan Parties shall deliver evidence to the Administrative Agent that credit card processor notifications have been sent to each of (1) Bank of America Merchant Services Corp; (2) PayPal, Inc.; and (3) Discover Canadian Merchant Services.

Schedule 7.01

Existing Liens

Company	Lienholder	Principal Amount Secured	Property Subject to Lien
Lead Borrower	Macy’s Retail Holdings, Inc.	N/A	Security interest granted pursuant to the applicable Leased Department Agreement providing Lienholder and offset right

Schedule 7.02

Existing Investments

Equity Interests listed on Schedule 5.13.

Short term investment and money market account of Lead Borrower with UBS (One North Wacker Drive, Suite 2500, Chicago, IL 60606) under account number “xx-xxxx3-16”.

Short term investment and money market account of Lead Borrower with Bank of Montreal (First Canadian Place, PO Box 3, B 2 Level, Toronto, ON M5X1A3) under account number “xxxxx891”.

Money market account of Lead Borrower with PNC under account number “xxxxxxx566”.

Short term investment and money market account of Lead Borrower with Wells Fargo under number “1BA13487”

Schedule 7.03(a)

Existing Indebtedness

(a)	Obligations of Lead Borrower to repurchase or retire Securities (including, without limitation, options, restricted stock and restricted stock units) under outstanding equity agreements entered into pursuant to the Lead Borrower equity plans listed on Schedule 5.18(b) in connection with any rights of a holder to return Securities to the Lead Borrower to meet tax withholding obligations.

(b)	Obligations of Loan Parties to pay employees pursuant to employment agreements and or other payment arrangements with such employees (including the employment agreements which are Material Agreements) to the extent any such payments would be deemed to be “deferred compensation” under the Code.

(c)	Obligations pursuant to the Lead Borrower’s employee American Express corporate credit card program pursuant to the Corporate Services Commercial Account Agreement between Lead Borrower and American Express Travel Related Services Company, Inc. dated September 4, 2007.

Schedule 7.09

Transactions with Affiliates

Assignment and Assumption of Single-Tenant Industrial Lease dated December 9, 2013 by and between DM Urban Renewal, L.L.C. and the Lead Borrower.

Sublease dated December 9, 2013 by and between DM Urban Renewal, L.L.C. and the Lead Borrower.

Schedule 7.10

Burdensome Agreements

None.

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

Notices and Account Information for Administrative Agent

Wells Fargo Bank, National Association

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention: Wai Yin Cheng, Vice President - Destination Maternity Corporation

Telephone: 617-854-7242

Email: wai.y.cheng@wellsfargo.com

Notices for Loan Parties

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Attn: Judd P. Tirnauer

Executive Vice President & Chief Financial Officer

Telephone: 856-291-9777

Email: jtirnauer@DestinationMaternity.com

With a copy to:

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Attn: Kristen D. Han

Vice President & General Counsel

Telephone: 856-291-9822

Email: khan@DestinationMaternity.com

Web Address: http://www.DestinationMaternity.com

EXHIBIT A

FORM OF TERM NOTE

$[ ]	March 25, 2016

FOR VALUE RECEIVED, Destination Maternity Corporation, a Delaware corporation (the “Lead Borrower”), Cave Springs, Inc., a Delaware corporation (“Cave” and together with Lead Borrower, each a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of                              (hereinafter, with any subsequent holders, the “Payee”), c/o Wells Fargo Bank, National Association, One Boston Place, 18th Floor, Boston, Massachusetts 02108, the principal sum of [            ] ($[            ]), or, if less, the aggregate unpaid principal balance of the Term Loan made by the Payee to or for the account of any Borrower pursuant to the Term Loan Credit Agreement, dated as of March 25, 2016 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) among the Borrowers, Mothers Work Canada, Inc., a Delaware corporation (“Mothers Work”), DM Urban Renewal, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), with interest at the rate and payable in the manner stated therein.

This is a “Term Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Term Loans, the accrual of interest thereon, and the repayment of such Term Loans, shall be prima facie evidence of the indebtedness to the Payee hereunder.

No delay or omission by the Administrative Agent or the Payee in exercising or enforcing any of the Administrative Agent’s or the Payee’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

To the fullest extent permitted by applicable Law, each Borrower, and each endorser and guarantor of this Term Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Administrative Agent and/or the Payee with respect to this Term Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Term Note.

This Term Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Payee and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Term Note, are joint and several; provided, that, the release by Administrative Agent or the Payee of any one or more such Persons shall not release any other Person obligated on account of this Term Note. Each reference in this Term Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Term Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS TERM NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE PAYEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS TERM NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Payee, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Term Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE PAYEE, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TERM NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

2

THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE PAYEE HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be duly executed as of the date set forth above.

BORROWERS:

DESTINATION MATERNITY CORPORATION

By:
Name:
Title:

CAVE SPRINGS, INC.

By:
Name:
Title:

Note - [Name of Lender]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association Date: _____________________

One Boston Place, 18th Floor

Boston, MA 02108

Attention: Portfolio Manager

Re:	Term Loan Credit Agreement, dated as of March 25, 2016 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) among Destination Maternity Corporation, a Delaware corporation (the “Lead Borrower”), Cave Springs, Inc., a Delaware corporation (“Cave” and together with Lead Borrower, each a “Borrower” and collectively, the “Borrowers”), Mothers Work Canada, Inc., a Delaware corporation (“Mothers Work”), DM Urban Renewal, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Default.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.	No Material Accounting Changes, Etc. The financial statements furnished to the Administrative Agent for the month/quarter/year ending [ ] were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as noted therein, and fairly present in all material respects the financial condition of the Lead Borrower and its Subsidiaries at the date thereof and the results of their operations for the period(s) covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. To the extent there has been any change in generally accepted accounting principles used in the preparation of such financial statements, attached as Appendix II hereto is a statement of reconciliation conforming such financial statements to GAAP. Attached as Appendix III hereto is a copy of management’s discussion and analysis with respect to such financial statements.

3.	Financial Covenant. Attached hereto as Appendix IV are the calculations used in determining, as of the last day of such Fiscal Quarter of the Lead Borrower, whether the Borrowers are in compliance with the financial covenant set forth in Section 7.15(b) and Section 7.15(c) of the Credit Agreement.

4.	Intellectual Property. Appendix V hereto sets forth all federally registered Intellectual Property Collateral (as such term is defined in the Security Agreement) registered during the Fiscal Quarter of the Lead Borrower and its Subsidiaries most recently ended.[2]

[2]	To be included with each quarterly Compliance Certificate.

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

DESTINATION MATERNITY CORPORATION

By:
Name: Judd P. Tirnauer
Title: EVP & Chief Financial Officer

Compliance Certificate

APPENDIX I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

Compliance Certificate

APPENDIX II

Except as set forth below, no changes in GAAP used in the preparation of the financial statements of the Lead Borrower and its Subsidiaries have occurred since [the date of the most recently delivered financial statements to the Administrative Agent prior to the date of this Certificate]. [If any change in GAAP used in the preparation of the financial statements of the Lead Borrower and its Subsidiaries has occurred, the Lead Borrower shall provide a statement of reconciliation conforming such financial statements to GAAP.]

Compliance Certificate

Appendix III

Compliance Certificate

Appendix IV

Consolidated EBITDA Calculation for Section 7.15(b)

(1)	Consolidated Net Income for such period:		$	____________

(2)	Additions to Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):

	(a) Consolidated Interest Charges for such period	$

	(b) The provision for federal, state, local and foreign income taxes payable for such period	$

	(c) The amount of depreciation and amortization expense for such period	$

	(d) Loss on extinguishment of debt for such period	$

(e)    Stock based compensation expense (which do not represent a cash item in such period or any future period) mark to market adjustments in respect of derivatives, and write offs, write downs or other impairment of long lived assets

$

(f)     Any loss from extraordinary, unusual or non-recurring items to the extent not in excess of $1,000,000 per measurement period in Fiscal 2016, Fiscal 2017 and Fiscal 2018 and $1,500,000 in Fiscal 2019 and Fiscal 2020, or such greater amount reasonably acceptable to the Required Lenders

$

	(g) Add Lines (2)(a) through (2)(f)	$

(3)	Net Income plus Additions: Add Lines (1) and (2)(g)		$

(4)	Reductions from Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):		$

	(a) Consolidated Interest Income for such period	$

	(b) Income tax credits (to the extent not netted from income taxes payable); provided however, that the proceeds of the sale of any Incentive Program Assets shall not be excluded	$

Compliance Certificate

	(c) Any extraordinary, unusual or non-recurring income or gains (including gains on the sale of assets outside the ordinary course of business) and related tax effects thereon	$

(d) All non-cash income which does not represent a cash item in such period or any future period

	(e) Add Lines (4)(a) through (4)(d)		($		)

(5)	Consolidated EBITDA: Subtract Line (4)(e) from Line (3)		$

	Minimum EBITDA required pursuant to Section 7.15(b)		$

	In compliance:			[Yes or No	]

Section 7.15(c) Maximum Net Capital Expenditures. The Net Capital Expenditures for the Fiscal Quarter ended [            ],, measured as of the last day of each Fiscal Quarter on the basis of the four (4) Fiscal Quarters then ending, is [            ], [which complies/does not comply] with the requirement that such Net Capital Expenditures not be greater than $17,000,000 (subject to the carryover provisions set forth in Section 7.15(c)).

Compliance Certificate

Appendix V

Compliance Certificate

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Term Loan Credit Agreement, dated as of March 25, 2016 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) among Destination Maternity Corporation, a Delaware corporation (the “Lead Borrower”), Cave Springs, Inc., a Delaware corporation (“Cave” and together with Lead Borrower, each a “Borrower” and collectively, the “Borrowers”), Mothers Work Canada, Inc., a Delaware corporation (“Mothers Work”), DM Urban Renewal, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mothers Work, each a “Guarantor” and collectively, “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

                                 (the “Assignor”) and                                      (the “Assignee”) agree as follows:

ARTICLE XIII The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement (including, without limitation the Term Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s amount of the Term Loans owing to the Assignor and the will be as set forth in Section 2 of Schedule I hereto.

ARTICLE XIV The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the principal outstanding balance of the Term Loans of the Assignor subject to this Assignment and Assumption, is not less than $            , or, if less, the entire remaining amount of the Assignor’s Term Loans owing to it, unless the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Lead Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).

1

ARTICLE XV The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, it shall deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Loan Parties within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

ARTICLE XVI Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount required as set forth in Section 10.06 to the Credit Agreement, to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

ARTICLE XVII Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consent by the Administrative Agent and the Lead Borrower, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this

2

Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

ARTICLE XVIII Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

ARTICLE XIX This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of , :

WELL FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

Assignment and Assumption

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this              day of                     ,                :

LEAD BORROWER:

DESTINATION MATERNITY CORPORATION

By:
Name:
Title:

Assignment and Assumption

SCHEDULE I

Section 1. Percentage/Amount of Term Loan Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Aggregate Outstanding Principal Amount of Term Loans assigned by Assignor:	$

Section 2. Percentage3/Amount of Term Loans Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage:		%

Assignee’s Applicable Percentage:		%

Aggregate Outstanding Principal Amount of
Term Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of
Term Loans Owing to Assignee:	$

Section 3. Effective Date

Effective Date:	,

[3]	Percentages to be carried out to the ninth decimal place.

Assignment and Assumption

EXHIBIT D

FORM OF CUSTOMS BROKER AGENCY AGREEMENT

CUSTOMS BROKER AGENCY AGREEMENT

                         , 2016

Ladies and Gentlemen:

Please be advised that we and certain of our subsidiaries and affiliates (collectively, the “Company”) have entered or are about to enter into financing arrangements with Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”) and the parties to the Credit Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”), pursuant to which the Company has granted or will grant to Agent a security interest in, among other collateral, all of the Company’s existing and future inventory and other goods and documents of title, including, without limitation, all of the Company’s documents of title which may at any time now or hereafter be in your possession or control and all inventory and other goods which may at any time now or hereafter be located on or in real property or buildings owned, leased or otherwise in your possession or control, and/or received or delivered to you for shipment, customs clearance, distribution, storage or otherwise, whether pursuant to any agreement or otherwise (collectively, “Collateral”). For purposes of this agreement, the term “Credit Agreement” means the Credit Agreement by and among Agent, Lenders, us and certain of our subsidiaries and affiliates, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

By your signature below, you acknowledge receipt of the above notice of Agent’s security interest and agree to follow all instructions that Agent may from time to time hereafter give to you with respect to Collateral in your possession or control or located on or in any of your premises, and/or received or delivered to you by or for our account for distribution, customs clearance, storage or otherwise. For the present, Agent consents to you continuing to release Collateral pursuant to the instructions given to you by the Company, or any of the Company’s authorized agents, but this consent may be terminated or changed at any time by notice to you from Agent. Upon being so notified by Agent, you are to abide solely by Agent’s instructions with respect to any of such goods or other Collateral and you are not to release any Collateral to the Company or to anyone else except according to written instructions which may be given to you from time to time by Agent. If so instructed by Agent, you agree to return to Agent all of the Company’s goods and other Collateral in your custody, control or possession. You hereby acknowledge and agree that you hold and will have possession of such goods or other Collateral and proceeds for the benefit of Agent and Lenders and you shall not take any action purporting to encumber or transfer any interest in such goods or other Collateral or the proceeds thereof.

You agree and acknowledge that you do not have and in no event will you assert against Agent or any Lender any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any Collateral now or hereafter located on any of your premises or in your custody, possession or control, including any of the foregoing which might otherwise arise or exist in your favor pursuant to any agreement, common law, statute (including the U.S. Bankruptcy Code or any state insolvency law) or otherwise. You certify that you do not know of any security interest or other claim with respect to any of the Collateral, other than the security interest which is the subject of this agreement. You agree and acknowledge that no negotiable or non-negotiable warehouse receipts, documents of title or similar instruments have been or will be issued by you with respect to any of the Company’s goods, except for non-negotiable receipts naming Agent or the Company as consignee. You shall not take any action purporting to encumber or transfer any interest in such inventory or other goods or other Collateral. You are holding the Collateral as bailee for Agent for the purpose of perfecting the security interest and lien of Agent in the Collateral.

You further agree to allow Agent, any Lender and their respective agents to enter upon your premises during business hours for the purpose of examining, removing, taking possession of or otherwise dealing with any of the Collateral at any time in your possession or control or copies of any books and records related thereto.

Agent and Lenders are relying upon this agreement in connection with their financing arrangements with the Company. This agreement may not be changed or terminated orally or by course of conduct. Any change to the terms of this agreement must be in writing and signed by Agent. This agreement shall be binding upon you and your successors and assigns and shall be enforceable by and inure to the benefit of Agent, Lenders and their respective successors and assigns.

This agreement constitutes our acknowledgment that Agent or any Lender may assert any of the rights set forth or referred to herein, without objection by the Company. We also agree to reimburse you for all reasonable costs and expenses incurred by you as a direct result of compliance with the instructions of Agent as to the disposition of any of the Collateral.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please acknowledge your agreement to the foregoing by signing in the space provided below.

Very truly yours,

[APPLICABLE BORROWER]

By:

Title:

ACKNOWLEDGED AND AGREED:

By:

Title:

(Customs Broker/Freight Forwarder)

Signature Page to Customs Broker Agreement

EXHIBIT E

FORM OF BORROWING BASE CERTIFICATE

(See attached.)

Exhibit E

Destination Maternity Corporation		As of Date:		3/23/2016
Pro-Forma Borrowing Base Certificate		Certificate #		1.0

			ABL Revolver	Term Loan
Eligible Credit Card Receivables	Cross Reference
Credit Card Receivables as of:		2/27/2016
US Credit Card Receivables			$2,856,298
Canadian Credit Card Receivables			223,210

Total Credit Card Receivables			$3,079,508
Less: Accrued fees	def of Eligible Credit Card Receivables (a)		(49,531)
Less: Cash received but not yet applied	def of Eligible Credit Card Receivables (b)		—
Less: Amounts over 5 business days	def of Eligible Credit Card Receivables (ii)		—
Less: In dispute / subject to chargeback	def of Eligible Credit Card Receivables (vi)		—
Less: Other
	def of Eligible Credit Card Receivables____		—
	def of Eligible Credit Card Receivables____		—
Eligible Credit Card Receivables			$3,029,977

Advance Rate			90.0%	10.0%

Total Eligible Credit Card Receivables Availability			$2,726,979	$302,998

Eligible Trade Receivables	Cross Reference
Wholesale Receivables as of:		2/27/2016	$6,220,283
Less: Kohl’s dilution 20%	def of Eligible Trade Receivables (i)	$5,528,071	(1,105,614)
Less: Discounts, allowances, finance charges, etc. (not included above)	def of Eligible Trade Receivables (i)		—
Less: Cash received but not yet applied	def of Eligible Trade Receivables (ii)		—
Less: Debit memos	def of Eligible Trade Receivables (A)		—
Less: 90 days past sale date or 60 days past due	def of Eligible Trade Receivables (B)		(7,231)
Less: In dispute / subject to chargeback	def of Eligible Trade Receivables (F)		—
Less: Foreign A/R in excess of letters of credit	def of Eligible Trade Receivables (O)		(390,606)
Less: Other
	def of Eligible Trade Receivables____		—
	def of Eligible Trade Receivables____		—
Eligible Trade Receivables			$4,716,831

Advance Rate			85.0%	10.0%

Total Eligible Trade Receivables Availability			$4,009,306	$471,683

Eligible Receivables—Customer List and Marketing Services Receivables	Cross Reference
Customer List and Marketing Services Receivables as of:		2/27/2016	$2,261,340
Less: Discounts, allowances, finance charges, etc. (not included above)	def of Eligible Receivables (x)(i)		—
Less: Cash received but not yet applied	def of Eligible Receivables (x)(ii)		—
Less: Concentration in excess of 15%	def of Eligible Receivables (x) (Admin Agent discretion)		—
Less: Debit memos	def of Eligible Receivables (x)(A)		—
Less: 90 days past sale date or 60 days past due, excluding aged credits	def of Eligible Receivables (x)(B)(1)		(142,736)
Less: In dispute / subject to chargeback	def of Eligible Receivables (x)(F)		—
Less: Other
	def of Eligible Receivables (x)____		—
	def of Eligible Receivables (x)____		—

Eligible Receivables—Customer List and Marketing Services Receivables			$2,118,605
Advance Rate			80.0%	10.0%

Total Eligible Receivables—Customer List and Marketing Services Receivables Availability			$1,694,884	$211,860

Eligible Receivables—Leased Department Receivables	Cross Reference
Leased Department Receivables as of:		2/27/2016	$1,997,338
Less: Discounts, allowances, finance charges, etc. (not included above)	def of Eligible Receivables (y)(i)		—
Less: Cash received but not yet applied	def of Eligible Receivables (y)(ii)		—
Less: Accrued shrink	def of Eligible Receivables (y) (Admin Agent discretion)		—
Less: 30 days past sale date or 15 days past due	def of Eligible Receivables (y)(B)(bb)		—
Less: In dispute / subject to chargeback	def of Eligible Receivables (y)(F)		—
Less: Other
	def of Eligible Receivables (y)____		—
	def of Eligible Receivables (y)____		—
Eligible Receivables—Leased Department Receivables			$1,997,338
Advance Rate			80.0%	10.0%

Total Eligible Receivables—Leased Department Receivables Availability			$1,597,870	$199,734

Total All Eligible Receivables Availability		$10,029,039
Receivables Cap (30% of total Borrowing Base)	def of Tranche A Borrowing Base (a)(ii)	20,351,889	—

Limit on Eligible Receivables Availability		$—
Total All Eligible Receivables Availability			$10,029,039	$1,186,275
Eligible Inventory—Finished Goods & L/C Inventory	Cross Reference		At Cost
Finished Goods Inventory as of:		3/22/2016
US DC & Store Inventory			$59,339,035
Canadian Store Inventory			2,130,204

Total Finished Goods Inventory			$61,469,239
Less: NFL (#15), US Weekly (#93), closed stores	def of Eligible Inventory (b) (Admin Agent discretion)		(105,208)
Less: Shrink reserve	def of Eligible Inventory (b) (Admin Agent discretion)		(557,195)
Less: Damage inventory (#98)	def of Eligible Inventory (E)		(62,018)
Less: Stores with UCC’s filed	def of Eligible Inventory (F)		(29,780)
Less: Sample inventory	def of Eligible Inventory (G)		—

Destination Maternity Corporation		As of Date:		3/23/2016
Pro-Forma Borrowing Base Certificate		Certificate #		1.0

			ABL Revolver	Term Loan
Less: Other
	def of Eligible Inventory____		—
	def of Eligible Inventory____		—

Eligible Inventory—Finished Goods Inventory			$60,715,038

L/C Inventory as of:		3/22/2016	$—
Less: Incomplete documentation	def of Eligible L/C Inventory (i), (ii), (iii)		—
Less: Other
	def of Eligible L/C Inventory____		—

Eligible Inventory—L/C Inventory			$—

Total Eligible Inventory—Finished Goods & L/C Inventory			$60,715,038
		NOLV
Advance Rate (90% of NOLV)	90.0%	88.6%	79.7%	8.9%

Total Eligible Inventory—Finished Goods & L/C Inventory Availability			$48,414,171	$5,379,352

Eligible Inventory—Leased Department Inventory	Cross Reference		At Cost
Leased Department Inventory as of:		3/22/2016	$11,656,221
Less: UCC not filed	def of Eligible Inventory (K)		—

Eligible Inventory—Leased Department Inventory			$11,656,221
		NOLV
Advance Rate (90% of NOLV)	90.0%	88.6%	79.7%	8.9%

Total Eligible Inventory—Leased Department Inventory Availability			$9,294,671	$1,032,741

Total Eligible Inventory—Leased Department Inventory Availability		$9,294,671

Leased Department Inventory Availability Cap (35% of total Eligible Inventory Availability)		20,233,706	—

Limit on Leased Department Inventory Availability		$—
Eligible In-Transit Inventory	Cross Reference		At Cost
In-Transit Inventory as of:		3/22/2016	$36,547
Add: Landed cost 17.7%			7,507
Add: Commission paid			83,545
Less: In-transit > 60 days	def of Eligible In-Transit Inventory (a)		—
Less: Other
	def of Eligible In-Transit Inventory____		—

Eligible In-Transit Inventory			$127,599
		NOLV
Advance Rate (90% of NOLV)	90.0%	88.6%	79.7%	8.9%

Total Eligible In-Transit Inventory Availability Capped at $10,000,000			$101,747	$11,305

Total All Eligible Inventory Availability			$57,810,589	$6,423,399

Eligible Intellectual Property	Cross Reference
Eligible IP as of:		2/27/2016
Appraised Value of IP			$64,695,000

Eligible IP:			$64,695,000
Advance Rate (40% Term Loan)			0.0%	40.0%

Total Intellectual Property Availability			$—	$25,878,000

Qualified Cash	Cross Reference
Qualified Cash as of:		3/23/2016	$—
Less: Amount Not Included in Borrowing Base Availability	def of Tranche A Borrowing Base (f)		—
Adjusted Qualified Cash			$—

Advance Rate			100.0%	0.0%

Total Qualified Cash Availability			$—	$—

Gross Borrowing Base Availability			$67,839,629	$33,487,674

Less: Availability Reserves as of:		2/27/2016
Gift Certificates/Cards (33%)	def of Availability Reserves (vi)	$4,250,731	$(1,402,741)
Rent Reserve (1 Mos PA, WA, and VA)	def of Availability Reserves (i)(A)		(473,744)
Landed Costs (25% of in-transits)	def of Availability Reserves (ii)		(9,137)
Employee Source Deductions	def of Availability Reserves (iii)		(4,108)
Canadian Taxes (PST & GST)	def of Availability Reserves (iv)		—
WEPPA	def of Availability Reserves (iv)		(131,562)
Other Priority Payables	def of Availability Reserves (iv)		—
Term Loan Reserve	def of Availability Reserves___		—

Total Availability Reserves			$(2,021,293)

Total Borrowing Base			$65,818,336	$33,487,674

Total Capped Borrowing Base			$65,818,336	$32,000,000

AVAILABILITY CALCULATION			$65,818,336	$32,000,000
PRO-FORMA TERM LOAN FUNDING:
Beginning Principal Balance	as of:	3/23/2016	34,000,000	—

Destination Maternity Corporation	As of Date:		3/23/2016
Pro-Forma Borrowing Base Certificate	Certificate #		1.0

		ABL Revolver	Term Loan
ADD:	Tranche A-1 balance	6,000,000	—
ADD:	Estimated closing costs	1,000,000	—
ADD:	Legal fees	—	—
ADD:	Prior days’ requested lending	—	—
LESS:	Term Loan funding	(32,000,000)	32,000,000

Ending principal balance prior to advance request		9,000,000	32,000,000
Advance Request		$—	$—

Ending Principal Balance		9,000,000	32,000,000
as of:	3/23/2016
ADD:	Standby Letters of Credit	6,347,934
ADD:	Commercial Letters of Credit	—

Total exposure		$15,347,934	$32,000,000

Net Availability After Today’s Request / Pay Down		$50,470,402	$—

Minimum Excess Availability Covenant (> of (i) 10% of BBC or (ii) $5,000,000)		6,581,834

Net Availability After Covenant		$43,888,568	$—

The undersigned, a Responsible Officer (as defined in each of the Credit Agreements referred to below) of Destination Maternity Corporation (the “Lead Borrower”), represents and warrants that (A) the information set forth above and the supporting documentation and information delivered herewith (i) is true and correct in all respects, (ii) has been prepared in accordance with the requirements of that certain Amended and Restated Credit Agreement dated March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by, among others, (1) the Lead Borrower, as agent for itself and the other Borrowers party thereto, (2) the Lenders party thereto, and (3) Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (in such capacities, the “ABL Agent”), and that certain Term Loan Credit Agreement dated March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement” and, together with the ABL Credit Agreement, collectively, the “Credit Agreements”), by, among others, (1) the Lead Borrower, as agent for itself and the other Borrowers party thereto, (2) the Lenders party thereto, (3) Wells Fargo Bank, National Association, as Administrative Agent (in such capacities, the “Term Loan Agent”), and (iii) is based on supporting documentation that is satisfactory to the ABL Agent [and Term Loan Agent], and (B) all accounts payable and Taxes are being paid on a timely basis and (C) no Default or Event of Default (as such terms are defined in the Credit Agreements) has occurred and is continuing.

Responsible Officer

DESTINATION MATERNITY CORPORATION

Borrowing Base Support for Accounts Receivable

As of February 27, 2016

Wholesale accounts		Adjustments
Kohl’s	$5,295,254		$5,295,254

Customer lists and marketing services
Parenting Magazine	$90,867		$90,867
Returned Checks due from Certegy	$903		$903
Juniper	$—		$—
Amazon	$37,416		$37,416
Macy’s.com	$288,361		$288,361
List - Allowance for D/A	$(169,936)	$169,936	$0
AR List summary	$2,536,005		$2,536,005

Eligible Accounts Receivable	$2,783,616	$169,936	$2,953,552

	$8,078,870	$169,936	$8,248,806

Leased departments
Marshall Fields	$—		$—
Lazarus	$—		$—
Bloomingdales	$—		$—
Boscov’s	$41,768		$41,768
Gordmans	$76,996		$76,996
Macy’s East	$1,286,241		$1,286,241
Macy’s West	$—		$—
Macy’s Mid-West	$—		$—
Macy’s NW	$—		$—
Bon Marche	$—		$—
Burdine’s	$9,124		$9,124
Sears	$129,228		$129,228
Sears shrink	$—		$—
K Mart	$73,050		$73,050
BuyBuyBaby	$380,929		$380,929
Babies R Us	$—		$—

	$1,997,338	$—	$1,997,338

Credit card receivables
American Express - US	$456,434	$(7,188)	$449,246
American Express - Canada		$7,188	$7,188
Discover - US	$109,254		$109,254
MasterCard/Visa - US	$2,513,820	$(216,023)	$2,297,797
MasterCard/Visa - Canada		$216,023	$216,023

	$3,079,508	$—	$3,079,508

Total accounts receivable detail	$13,155,716	$169,936	$13,325,652

GL balance-all AR related	$18,691,038
India	$—
Harmonize	$(21,446)
Quebec	$—
Goods/services	$(147,187)
Contractors	$—
Misc.	$(3,993,697)
TA	$(821,138)
Canadian Drawback	$(551,854)
Reserves-list	$—
Manufacturer Coupons	$—

Adjusted GL balance-BOA AR	$13,155,716

Diff	$—

AR accounts & amounts from trial balance
Reserve-general	$(169,936)
Reserve-licensed	$(232,817)
Reserve-list	$—
VISA/MC	$2,513,820
Discover	$109,254
AMEX	$456,434
Returned check	$903
Marshalls	$—
Lazarus	$—
Bloomingdales	$—
Macy east	$1,286,241
Bon Marche	$—
Parenting	$90,867
BRU	$—
Amazon	$37,416
Burdine’s	$9,124
Sears	$129,228
Macys West	$—
Sears shrink	$—
Gordmans	$76,996
Macy’s NW	$—
Boscovs	$41,768
Macys Mid West	$—
Macys.com	$288,361
A/R - BuyBuy Baby	$380,929
K Mart	$73,050
Mfg coupons-Mead	$—
Mfg coupons-Ross	$—
Tenant allow	$821,138
Misc AR	$3,993,697
Canadian Drawback	$551,854
Juniper	$—
PayPal	$—
Lists	$2,536,005
GST receivable	$147,187
Quebec sales tax	$—
Harmonize sales tax	$21,446
Licensed business	$5,528,071
India - INR	$—
India - FX Curr Adj	$—

$18,691,038

BS line item-AR Trade	$13,155,716
BS line item-AR Other	$5,535,322

$18,691,038

Cust#	Customer Name	Invoice#	Inv-Date	Total-Due	Future Due	Days 0-30	Days 31-60	Days 61-90	Over 90 Days
	AFFINION LOYALTY GROUP Total			450.00	450.00	—	—	—	—
	AG JEANS Total			4,412.68	4,412.68	—	—	—	—
	AGABANG & COMPANY Total			49,098.40	49,098.40	—	—	—	—
	BLACKHAWK NETWORK Total			25,718.00	25,718.00	—	—	—	—
	BUY BUY BABY Total			291,666.67	291,666.67	—	—	—	—
	CRYO-CELL INTERNATIONAL INC. Total			250,000.00	—	250,000.00	—	—	—
	DISTRIBUIDORA LIVERPOOL S.A. d Total			390,606.16	397,406.36	(3,938.35)	—	449.28	(3,311.13)
	DLF BRANDS LTD Total			61,585.14	61,084.95	—	—	—	500.19
	ESSENTIA NATURAL MEMORY FOAM C Total			87,866.89	—	—	—	—	87,866.89
	GIFT CERTIFICATES.COM CORP Total			7,012.50	3,825.00	2,550.00	637.50	—	—
	GLOBOFORCE MOTIVATION WORLDWID Total			6,975.00	6,975.00	—	—	—	—
	GURU KNITS, INC Total			339.00	—	339.00	—	—	—
	H&O FASHION CHAINS (2003) LTD Total			53,609.81	42,685.70	10,893.78	57.00	32.00	(58.67)
	HALLMARK INSIGHTS Total			3,433.50	3,433.50	—	—	—	—
	INT TRADING S.A. Total			19,413.00	3,981.60	—	—	622.60	14,808.80
	KOHL’S DEPARTMENT STORES Total			5,528,071.00	2,998,581.30	2,529,239.14	—	—	250.56
	LEGALZOOM.COM, INC. Total			49,875.00	49,875.00	—	—	—	—
	MARITZ INC. Total			264.00	264.00	—	—	—	—
	MEREDITH CORPORATION Total			183,507.34	183,507.34	—	—	—	—
	MULTI TREND INTERNATIONAL (UAE Total			170,835.28	105,014.79	65,790.49	30.00	—	—
	NATIONAL GIFT CARD CORPORATION Total			1,062.50	1,062.50	—	—	—	—
	OMD ENTERTAINMENT Total			20,000.00	—	20,000.00	—	—	—
	OWNER IQ Total			1,304.98	—	1,304.98	—	—	—
	PERKS.COM Total			225.00	225.00	—	—	—	—
	PUELLA, INC. Total			69.30	69.30	—	—	—	—
	SANDVIK PUBLISHING Total			8,971.00	8,971.00	—	—	—	—
	SHUTTERFLY INC. Total			101,928.22	101,928.22	—	—	—	—
	SKIP*HOP, INC. Total			21,250.00	21,250.00	—	—	—	—
	TARGET MEDIA SOLUTIONS, INC. Total			298,000.12	31,726.67	243,895.40	22,378.00	—	0.05
	THE HONEST COMPANY Total			72,465.00	—	72,465.00	—	—	—
	THORLEY INDUSTRIES LLC DBA 4MO Total			9,450.00	9,450.00	—	—	—	—
	Grand Total			7,719,465.49	4,402,662.98	3,192,539.44	23,102.50	1,103.88	100,056.69
				7,719,465.49	4,402,662.98	3,192,539.44	23,102.50	1,103.88	100,056.69
	MANUAL LIST

Cust#	CUST	INV#	INV-DATE	TOT-DUE	Future Due	Days 0-30	Days 31-60	Days 61-90	Over 90 Days
	Agabang Total			2,400.00	2,400.00	—	—	—	—
	BLACKHAWK Total			12,697.02	12,697.02	—	—	—	—
	H&O FASHION CHAINS Total			10,125.00	1,125.00	1,125.00	1,125.00	1,125.00	5,625.00
	LAKE GROUP Total			213,677.05	24,958.31	137,947.83	12,084.19	33,501.80	5,184.92
	MULTITREND Total			15,536.97	15,536.97	—	—	—	—
	OWNER IQ Total			1,020.97	1,020.97	—	—	—	—
	SHUTTERFLY Total			21,461.52	21,461.52	—	—	—	—
	TARGET MEDIA SOLTIONS- PIP Total			67,691.66	67,691.66	—	—	—	—
	Grand Total			344,610.19	146,891.45	139,072.83	13,209.19	34,626.80	10,809.92
				344,610.19
				2,261,340.34
			15% of A/R	339,201.05
			Kimberly Clark	—	RESERVE on BB
			Perkin Elmer	—	RESERVE on BB
			Buy Buy Baby	—	RESERVE on BB
			NEJ, Inc.	—	RESERVE on BB
			Target Media	—	RESERVE on BB

DESTINATION MATERNITY CORPORATION

FOREIGN A/R IN EXCESS OF L/C

Partner	A/R	L/C	A/R in Excess of L/C
AGABANG & COMPANY Total	$51,498	$350,000	$—
DISTRIBUIDORA LIVERPOOL S.A. d Total	390,606	—	390,606
MAHINDRA RETAIL PRIVATE LIMITE Total	—	—	—
H&O FASHION CHAINS (2003) LTD Total	63,735	306,875	—
MULTI TREND INTERNATIONAL (KUW Total	186,372	600,000	—

	$692,212	$1,256,875	$390,606

CURRENT RETAIL INVENTORY REPORT (US DEPT OF COMMERCE)	Whse	Stores	Total
MH
USA Perpetual Finished Goods Summary Inv Valuation (Grand Total)	$16,006,119	$29,980,066	$45,986,185
Less : ‘Supplies USA (otb 90) Summary Inv Valuation (GT)	($88,665)	$0	($88,665)
Canada Perpetual Finished Goods Summary Inv Valuation (GT)	$320	$1,731,201	$1,731,521
Less : Supplies CANADA (otb 90) Summary Inv Valuation (GT)	($7,787)	$0	($7,787)
MW
USA Perpetual Finished Goods Summary Inv Valuation (Grand Total)	$6,925,277	$14,594,964	$21,520,241
Less : ‘Supplies USA (otb 90) Summary Inv Valuation (GT)	($63,537)	$0	($63,537)
Canada Perpetual Finished Goods Summary Inv Valuation (GT)	$154	$398,530	$398,683
Less : Supplies CANADA (otb 90) Summary Inv Valuation (GT)	($62)	$0	($62)
Kohls
USA Perpetual Finished Goods Summary Inv Valuation (Grand Total)	$2,157,244	$0	$2,157,244
Less : ‘Supplies USA (otb 90) Summary Inv Valuation (GT)	$0	$0	$0
Canada Perpetual Finished Goods Summary Inv Valuation (GT)	$0	$0	$0
Less : Supplies CANADA (otb 90) Summary Inv Valuation (GT)	$0	$0	$0
SEARS
USA Perpetual Finished Goods Summary Inv Valuation (Grand Total)	$44,374	$1,449,802	$1,494,176
Less : ‘Supplies USA (otb 90) Summary Inv Valuation (GT)	($2,540)	$0	($2,540)
Canada Perpetual Finished Goods Summary Inv Valuation (GT)	$0	$0	$0
Less : Supplies CANADA (otb 90) Summary Inv Valuation (GT)	$0	$0	$0
DP PAID NOT RECEIVED CbF (used to get from from LC Obligation spreadsheet_Jimi )	$36,547		$36,547
DP PAID NOT RECEIVED 29%—Represents Duty Frt,Broker (WAS 42% CHANGED 3-06 TO 29%)	$7,507		$7,507
From Cb H #4 Report—Commission Paid Not Received	$83,545		$83,545
Est Bank fees DPs paid not received (LC obligation)	$0		$0
Wire Paid—import receiving reconciliation pd not received (EXCLUDE AS OF 2-28-06—in wip)	$0		$0

SUM Total inventories	$25,098,497	$48,154,562	$73,253,059
Less Canada	($474)	($2,129,730)	($2,130,204)
Less Licensed Maternity Kohls	($2,157,244)	$0	($2,157,244)

Less Licensed Maternity Sears	($41,834)	($1,449,802)	($1,491,636)
Less Licensed Maternity Others		($10,206,419)	($10,206,419)
Less Not received	($127,599)		($127,599)
add back supplies deducted from inventories	$162,590.10		$162,590
OLD CURRENT RETAIL INVENTORY REPORT (US DEPT OF COMMERCE)	$22,933,936	$34,368,611	$57,302,547
excluding lease DO NOT USE THIS ONE USE THE BELOW TO INCLUDE LEASE	Whse	Stores	Total
CURRENT RETAIL INVENTORY REPORT (US DEPT OF COMMERCE) ***** INCLUDES LEASE USE THIS FOR REPORTING	$22,940,779	$46,024,832	$68,965,611

Lease in MH and MW Inventory	($10,206,419)	$10,206,419
GRAND TOTAL LEASE (EXCLUDES KOHL)		$10,206,419
Motherhood:	Grand Total
MACYS	$6,550,692
BBB	$1,372,309
BURDINES	$0
LAZARUS	$0
MACY MID WEST	$0
MARSHALL FIELDS	$0
MARSHALL FIELDS HE	$0
CENTURY 21	$15,926
BRU	$0
BLOOMINGDALES	$0
GORDMANS	$101,724
BOSCOVS	$408,166
Mothers Work:
MARSHALL FIELDS HE	$0
MACYS	$1,632,355
BBB	$57,846
CENTURY 21	$67,402
BRU	$0
BLOOMINGDALES	$0
MARSHALL FIELDS	$0
BURDINES	$0
LAZARUS	$0
MACY MID WEST	$0
GORDMANS	$0
BOSCOVS	$0

DESTINATION MATERNITY CORPORATION

INVENTORY BALANCES

LEAD SCHEDULE

		2/27/2016
FINISHED GOODS-MW
FG - MW / Pea - Corp	130000-00-00	7,144,690
FG - MW / Pea - Stores	130000-00-00	13,726,519
FG - OUTLET Merch. Var.	139501-00-00
FG - MW / Pea - Samples on Loan	130001-00-00	—
FG - MW / Pea - Damages on Loan	130002-00-00
Vendor Chargebacks	130005-00-00
FG - ACCRUAL @ Y/E	130000-00-00

		20,871,209

FINISHED GOODS-MH
FG - MH Corp	130000-04-00	14,214,202
FG - MH Stores	130000-04-00	30,834,478
FG - MH - Samples on Loan	130001-04-00	—
Vendor Chargebacks	130005-00-00
FG - MH - Damages on Loan	130002-04-00
FG - IMAT	130000-05-00
		(23)

		45,048,657

FINISHED GOODS-KOHLS
FG - KOHLS	130000-04-00	1,004,905
FG - KOHLS- Samples on Loan	130001-04-00	—

		1,004,905

FINISHED GOODS-SEARS
FG - SEARS	130000-04-00	62,951
FG - SEARS Stores	130000-04-00	1,607,021
FG - SEARS- Samples on Loan	130001-04-00	—

		1,669,972

FINISHED GOODS-INTERNATIONAL
FG - INTERNATIONAL	130000-04-00	1,220,983
FG - INTERNATIONAL- Samples on Loan	130001-04-00	—

		1,220,983

FINISHED GOODS-UK
FG - UK	130000-04-00	282,162
FG - UK- Samples on Loan	130001-04-00	—

		282,162

FG- DP/Wire Paid not rec	130000-00-00	241,522
FG- DP/Wire Paid not Rec	130000-04-00
Wire Paid - PO not received-
ESTIMATED bank fees		—
Commissions paid PO not received		178,693
Duty/Freight/Broker paid PO not received		49,609
		—

DESTINATION MATERNITY CORPORATION

INVENTORY BALANCES

LEAD SCHEDULE

		2/27/2016
FG - QTR Acrued Inv Reclass	130000-00-00	—
FG - Intl FX Inv @ US $$	130007-00-00/ 130008-00-00	—
FG - License Fees	130000-00-00	47,132

		516,956

SUBTOTAL: FG before Reserves and Overhead		70,614,843

FG - MH Cap Inv	130000-04-01
FG - E&O Reserve	130000-00-01	(7,342,000)
FG - E&O Reserve (OH-FileVar)	130000-00-01	(4,029)
Sears	130000-00-01	—

		(7,346,028)

Overhead	132000-00-00	15,564,543
Overhead - Imat	132000-05-00
	TO WIP	—

		15,564,543

FG Store Shrink Reserve - MW	135000-00-00
FG Store Shrink Reserve - Pea	135000-03-00
FG Store Shrink Reserve - MH	135000-04-00	(557,195)

SUBTOTAL: Store Shrink Reserve		(557,195)

FG Inv write-down - iMAT	135000-05-00
GM Reserve - Pea	135000-03-01
GM Reserve - MH	135000-04-01
GM Reserve - iMat (Purch Acctg)	135000-05-01
GM E&O Rsv - iMat (add’l to P&L)	135000-05-01
TOTAL FINISHED GOODS		78,276,163

FG as a % of all inventory		98.5%

Work-in-Process	1305000-00-00	354,610
Work-in-Process-IMAT	1305000-05-00
	FROM OH	—
TOTAL WORK-IN-PROCESS		354,610

		0.4%

RAW MATERIALS
RM - MW	131000-00-00	1,597,340
RM - MH	131000-04-00
RM - IMAT	131000-05-00
RM E&O Reserve	131000-00-01	(745,604)
RM - Outside	131100-00-00
RM INV WRITEDOWN	135100-00-00

TOTAL RAW MATERIALS		851,736

		1.1%

Destination Maternity Corporation

Lien Stores

BOA BB Support

					2/27/2016
Motherhood					Inventory
Store #	Location	City	State	Landlord	@ cost
4146	Yuma Palms Mall	YUMA	AZ	Yuma Palms, L.L.C.	$29,780

					$29,780

Information found on ProComm “Summary Inventory Valuation (Valued at Cost) for Motherhood stores.

STORE	CLOSED.DATE	QTY	EXT.COST
8364	7/28/2015	1	$8
8309	10/22/2015	2	$8
8236	10/29/2015	5	$61
669	12/10/2015	10	$228
4212	12/28/2015	204	$567
1344	12/28/2015	322	$860
2600	12/28/2015	32	$890
3500	12/28/2015	113	$907
564	12/28/2015	331	$1,392
1674	12/28/2015	553	$3,363
326	12/28/2015	1,363	$3,573
2603	1/3/2016	30	$1,139
3503	1/3/2016	177	$1,445
2606	1/3/2016	48	$1,587
3504	1/3/2016	241	$1,856
3502	1/3/2016	290	$2,041
2604	1/3/2016	85	$2,516
2602	1/3/2016	106	$2,681
3506	1/3/2016	1,572	$15,316
8476	1/7/2016	35	$313
8298	1/7/2016	31	$266
8468	1/7/2016	70	$616
8467	1/8/2016	28	$427
8284	1/8/2016	32	$330
8301	1/8/2016	34	$278
8411	1/8/2016	43	$281
8496	1/8/2016	42	$293
8370	1/8/2016	41	$325
8497	1/8/2016	46	$320
8327	1/8/2016	44	$418
8479	1/8/2016	44	$324
8435	1/8/2016	45	$346
8475	1/8/2016	62	$542
8506	1/8/2016	67	$503
8452	1/8/2016	71	$530
8406	1/8/2016	67	$545
8389	1/8/2016	67	$517
8367	1/8/2016	77	$660
8409	1/8/2016	104	$729
4272	1/8/2016	97	$772
8520	1/8/2016	97	$773
8407	1/8/2016	108	$818
8208	1/8/2016	118	$986
8404	1/8/2016	148	$1,034
8126	1/8/2016	118	$1,049
8425	1/8/2016	149	$1,155
8391	1/8/2016	191	$1,435
2607	1/12/2016	29	$1,168
3507	1/12/2016	237	$2,411
6194	1/21/2016	388	$2,704
6188	1/21/2016	609	$4,175
652	1/27/2016	477	$1,526
399	1/27/2016	832	$896
1951	1/27/2016	651	$968

1912	1/27/2016	535	$1,426
1654	1/27/2016	1,209	$5,864
4245	1/27/2016	934	$2,217
1927	1/27/2016	888	$2,246
1887	1/27/2016	807	$3,603
4134	1/27/2016	1,229	$5,413
4300	2/3/2016	656	$1,732
845	2/9/2016	2,318	$7,594
4149	2/10/2016	413	$773
4376	2/24/2016	402	$642
1394	2/24/2016	378	$1,153
8163	2/25/2016	54	$425
1665	2/28/2016	21	$903
		20,628	$104,863

Destination Maternity Corporation

Qualified Cash Balances

		Balance
108001	BANK OF AMERICA	$210,407.82	Blocked Account Agreement
108007	WELLS FARGO CONSOLIDATED	182,863.19	Blocked Account Agreement
108017	JP MORGAN CHASE	87,125.26	Blocked Account Agreement
115100	UBS / PW	3,715.64	Control Agreement

	Total	$484,112

Outstanding Plastic Gift Certificate Report									G/L	Total GC & SC O/S
							Hallmark Intransits	A+B+C+D+E+F+G		Paper Certificates	G+H
	A	B	C	D	E	F	G	H	H	I	J
Date	Gift Cert/ Store Credit Out	Blackhawk Out	Discover	Other B2B Cards	Hallmark	Escheat G/C		Total Report	224000	220000	Total G/L
Oct-13	$4,635,468	$351,216	$205,633	$359,210	$11,652	($1,828,738)	$0	$3,734,441	$3,727,820	$527,170	$4,254,990
Nov-13	$4,743,081	$361,839	$182,744	$364,863	$11,341	($1,828,738)	$0	$3,835,131	$3,834,922	$527,170	$4,362,092
Dec-13	$6,142,191	$497,477	$164,220	$362,849	$13,704	($1,828,738)	($2,730)	$5,348,973	$5,348,973	$607,448	$5,956,421
Jan-14	$5,496,589	$438,761	$142,007	$353,733	$12,603	($1,828,738)	$0	$4,614,954	$4,562,527	$607,448	$5,169,975
Feb-14	$5,274,445	$417,701	$124,463	$344,269	$13,045	($2,121,098)	$0	$4,052,825	$3,992,405	$607,448	$4,599,853
Mar-14	$5,091,208	$397,780	$147,911	$330,118	$12,548	($2,453,657)	($3,380)	$3,522,529	$3,522,528	$539,623	$4,062,151
Apr-14	$5,000,471	$393,012	$125,377	$334,127	$11,909	($2,453,657)	$0	$3,411,241	$3,411,882	$539,623	$3,951,505
May-14	$5,031,496	$401,980	$106,288	$320,452	$11,727	($2,453,657)	$0	$3,418,286	$3,411,985	$539,623	$3,951,608
Jun-14	$4,944,980	$388,123	$124,194	$307,365	$11,843	($2,453,657)	($2,360)	$3,320,489	$3,320,489	$523,424	$3,843,913
Jul-14	$4,952,393	$382,963	$108,580	$302,708	$11,361	($2,453,657)	$0	$3,304,349	$3,293,740	$523,424	$3,817,164
Aug-14	$4,954,737	$384,446	$123,901	$295,631	$12,383	($2,453,657)	$0	$3,317,442	$3,309,608	$523,424	$3,833,032
Sep-14	$4,943,107	$384,781	$132,362	$285,609	$12,607	($2,453,657)	($2,765)	$3,302,044	$3,302,044	$510,463	$3,812,507
Oct-14	$4,962,171	$381,435	$171,368	$310,045	$12,429	($2,453,657)	$0	$3,383,792	$3,376,033	$510,463	$3,886,496
Nov-14	$5,047,451	$383,413	$153,702	$322,132	$12,689	($2,453,657)	$0	$3,465,730	$3,472,084	$510,463	$3,982,547
Dec-14	$6,329,928	$473,488	$137,197	$341,072	$13,237	($2,453,657)	($2,585)	$4,838,680	$4,838,680	$565,496	$5,404,176
Jan-15	$5,726,382	$431,006	$118,181	$330,400	$13,803	($2,453,657)	($3,000)	$4,163,115	$4,163,115	$541,058	$4,704,173
Feb-15	$5,572,867	$416,106	$127,176	$318,586	$13,167	($2,453,657)	$0	$3,994,245	$3,978,685	$541,058	$4,519,743
Mar-15	$5,440,627	$404,548	$136,257	$308,817	$13,318	($2,453,657)	$0	$3,849,910	$3,812,230	$541,058	$4,353,288
Apr-15	$5,369,543	$402,032	$126,852	$295,599	$12,851	($2,616,658)	($1,785)	$3,588,434	$3,588,434	$100,000	$3,688,434
May-15	$5,412,169	$412,578	$115,117	$292,719	$12,758	($2,616,658)	$0	$3,628,683	$3,615,902	$100,000	$3,715,902
Jun-15	$5,329,038	$404,400	$126,267	$286,218	$12,125	($2,616,658)	$0	$3,541,388	$3,514,935	$100,000	$3,614,935
Jul-15	$5,324,808	$398,574	$118,952	$283,178	$12,772	($2,616,658)	($1,500)	$3,520,126	$3,520,126	$58,550	$3,578,676
Aug-15	$5,328,411	$395,553	$131,322	$289,638	$11,920	($2,616,658)	$0	$3,540,185	$3,545,336	$58,550	$3,603,886
Sep-15	$5,326,247	$393,857	$118,932	$358,846	$13,769	($2,616,658)	$0	$3,594,993	$3,618,852	$58,550	$3,677,402
Oct-15	$5,333,016	$395,664	$111,031	$378,908	$13,386	($2,616,658)	$0	$3,615,346	$3,615,346	$111,997	$3,727,343
Nov-15	$5,377,131	$400,569	$100,897	$402,485	$13,961	($2,616,658)	$0	$3,678,386	$3,686,238	$111,997	$3,798,235
Dec-15	$6,488,658	$499,123	$92,653	$396,987	$14,379	($2,616,658)	$0	$4,875,142	$4,935,304	$111,997	$5,047,301
Jan-16	$6,016,108	$457,720	$86,860	$386,075	$14,008	($2,616,658)	$0	$4,344,113	$4,344,113	$133,254	$4,477,367
Feb-16	$5,822,675	$443,179	$83,617	$373,607	$13,370	($2,616,658)	$0	$4,119,789	$4,117,477	$133,254	$4,250,731

1	Report only tracks plastic gift certificates.
2	220000 - paper store credit total

Destination Maternity Corporation

Canada

February 27, 2016

		EOM Exchange Rate:
Employee Source Deductions:	Account #	CD$ Amount	US$ Amount
Accrued Vacation	221400	$104,394	$77,249
Accrued Health Insurance	220600	—	$—
Accrued Earnings		73,400	$54,314
Accrued Taxes (includes WEPPA)		5,144	$3,806
Accrued Benefits		408	$302
GST/PST	127000	147,187	$108,914

Canada Cash
			Feb-16
Cash
Cash - 108018-08 - Canadian $$	108018-08		779,859.77
Cash - 108018-08-01 - US $$	108018-08-01		(245,348.24)
Checking Acct - 101000-08 - Canadian $$	101000-08		(101,204.62)

		Total	433,306.91
		rounded	433
		As reported per 10-K	—

		diff	433

Credit Card Receivable
PayPal - 124005-08	124005-08		50,896.10
Mc/Visa - 121000-08	121000-08		216,022.57
Amex - 122000- 08	122000-08		7,187.59

		Total	274,106.26
		rounded	274
		As reported per 10-K	—

		diff	274

Sales Tax Credits - Receivable - US$
GST Tax Credits - 127000	127000		147,186.98
HST Tax Credits - 128000	128000		21,445.99

		Total	$168,632.97
		rounded	169
		As reported per 10-K/Q	—

		diff	169

Liabilities - Sales Tax
225000-08-(Component value -) - Canadian $	225000-08		182,600.23
FX Conversion			$(47,476.06)

		Total	$135,124.17
		rounded	135
		As reported per 10-K/Q	—

		diff	135

CHECK-DATE	CHECK#	CHECK-AMT	VEND#	VENDOR NAME	1 line of Notes	MANUAL- DATE	VOID- DATE	VEN.TYPE	STR#
2/1/2016	994523	9,591.72	2202	POTOMAC MILLS #603	2015 RE TAX REC ST#603			R	603
2/1/2016	994524	24,696.83	2203	KING OF PRUSSIA ASSOC #950	#950 PEA KOP/KRAVCO CO./			R	950
2/1/2016	994148	23,687.79	6092	TYSONS GALLERIA #923	RENT ST#923			ER	923
2/1/2016	994155	8,636.77	7001	PARK CITY CENTER BUSINESS TRUST #377	377-PARK CITY CTR/RENT			ER	377
2/1/2016	994162	18,686.66	7049	TYSON’S CORNER CENTER #492	492-TYSON’S CRNR/RENT			ER	492
2/1/2016	994570	6,155.52	7126	NORTHTOWN MALL #374	374-NORTHTOWN MALL/RENT			R	374
2/1/2016	994572	5,102.18	7188	9600-TACOMA MALL PARTNERSHIP #329	RENT #329			R	329
2/1/2016	994576	12,242.09	7836	TANGER PROPERTIES LTD. PTRNSHP. #642	#642 RENT/ LANCASTER CTR			R	642
2/1/2016	994577	11,148.40	8045	KING OF PRUSSIA ASSOCIATES #522	RENT#522/MH AT KOP			R	522
2/1/2016	994583	4,511.98	9759	PR SRINGFIELD/DELCO LP #568	#568-MOTHERHOOD RENT			R	568
2/1/2016	994585	6,082.59	10867	GLIMCHER SUPERMALL VENTURE #645	#645-MOTHER’S WORK/RENT			R	645
2/1/2016	994587	11,165.34	11086	MALL AT MONTGOMERY, LP #231	#231-MONTOGMERY MALL-RENT			R	231
2/1/2016	994596	7,325.71	11765	GROVE CITY FACTORY SHOPS, LP #653	653-MOTHERS WORK RENT/			R	653
2/1/2016	994193	4,246.34	14603	PR LOGAN VALLEY LP #1303	RENT ST#1303			ER	1303
2/1/2016	994199	9,119.07	15125	DULLES TOWN CENTER MALL, LLC #1317.	RENT #1317			ER	1317
2/1/2016	994200	5,188.50	15139	NESHAMINY MALL JV LTD PTR #1337	RENT ST#1337			ER	1337
2/1/2016	994211	7,204.82	15789	SPOKANE MALL, LLC #1397	RENT ST#1397 MOTHERHOOD			ER	1397
2/1/2016	994216	10,731.32	15931	LEHIGH VALLEY ASSOCIATES #1702	RENT ST#1702 MOTHERHOOD			ER	1702
2/1/2016	994226	5,462.64	16516	SPOTSYLVANIA MALL #1735	RENT ST#1735 MOTHERHOOD			ER	1735
2/1/2016	994236	7,621.00	17430	BELLIS FAIR MALL, LLC #1766	RENT ST#1766 MOTHERHOOD			ER	1766
2/1/2016	994248	10,813.44	18014	WILLIAMSBURG OUTLETS, LLC #1624	RENT ST#1624			ER	1624
2/1/2016	994254	11,908.39	18423	CPG PARTNERS, LP #1630	RENT ST#1630 OUTLET			ER	1630
2/1/2016	994260	10,385.87	19009	ROBINSON MALL—JCP ASSOCIATES LTD #1777	RENT ST#1777 MOTHERHOOD			ER	1777
2/1/2016	994262	13,627.29	19141	FASHION CENTER MALL #4114	RENT ST#4114 IMATERNITY			ER	4114
2/1/2016	994264	12,157.75	19150	WEA SOUTHCENTER LLC #4083	RENT ST#4083 MOTHERHOOD			ER	4083
2/1/2016	994266	10,160.43	19458	PR PATRICK HENRY LLC #4384	RENT ST#4384 MOTHERHOOD			ER	4384
2/1/2016	994269	5,029.83	19617	WESTMORELAND MALL #1811	RENT ST#1811 MOTHERHOOD			ER	1811
2/1/2016	994277	11,141.37	20708	CHELSEA POCONO FINANCE, LLC #1635	RENT ST#1635/1720 OUTLET			ER	1635
2/1/2016	994296	4,900.00	21655	MILLCREEK MALL #1859	RENT ST#1859 MOTHERHOOD			ER	1859
2/1/2016	994298	10,683.19	21682	VALLEY VIEW MALL SPE, LLC #1853	RENT ST#1853 MOTHERHOOD			ER	1853
2/1/2016	994300	5,258.85	22051	CHARLOTTESVILLE F.S.,LLC #1868	RENT ST#1868 MOTHERHOOD			ER	1868
2/1/2016	994302	4,894.16	22055	CPG FINANCE II, LLC #1873/1649	RENT ST#1649 MOTHERHOOD			ER	1649
2/1/2016	994372	6,568.66	29066	COLUMBIA MALL PARTNERSHIP #4210	RENT ST#4210 MOTHERHOOD			ER	4210
2/1/2016	994378	15,576.09	29393	WG PARK, L.P. #3057/4229	RENT ST#3057 MIMI			ER	3057
2/1/2016	994404	4,179.37	31953	FSH ASSOCIATES LP #1670	RENT ST#1670 MOTHERHOOD			ER	1670
2/1/2016	994405	20,079.49	32051	COST PLUS WORLD MARKET #1162	RENT ST#1162 MIMI			ER	1162
2/1/2016	994416	16,124.06	33247	FAIRFAX CORNER RETAIL LC #3209	RENT ST#3209 MIMI			ER	3209
2/1/2016	994621	4,414.64	34256	USPG PORTFOLIO FIVE, LLC #1778	RENT ST#1778 MOTHERHOOD			R	1778
2/1/2016	994436	13,383.19	34598	SHORT PUMP TOWN CENTER #3104	RENT ST#3104 DM COMBO			ER	3104
2/1/2016	994453	23,200.37	36395	MPH PACIFIC PLACE LLC #3227	RENT ST#3227 MIMI			ER	3227
2/1/2016	994464	5,707.57	36761	CHELSEA LIMERICK HOLDINGS, LLC #1677	RENT #1677 MH OUTLET			ER	1677
2/1/2016	994469	12,749.28	36990	TOWN CENTER BLOCK 10, ST#3218	RENT ST#3218 MIMI			ER	3218
2/1/2016	994489	17,874.58	37492	ALDERWOOD MALL #3324	STORE #3324 RENT			ER	3324
2/1/2016	994498	11,487.36	37719	SOUTH HILLS VILLAGE ST#3329	RENT ST#3329 DMAT			ER	3329
2/1/2016	994507	12,831.42	37870	LIBERTY PLACE RETAIL ASSC LP #1144	1/16 RENT CR ST#1144			ER	1144
		473,743,92

									Monthly Reporting BUT Billable on Contract Year February 28th 2015
ADJUSTMENTS LOG									RETAIL	RETAIL	EXCESS	25% EXCESS
GORDMANS									SHRINK	SALES 1%	SHRINK	SHRINK
												25%
				Inv Bonus	(MH or LS)
Date	REG	DIST	Store #	Exception	Division	DIV 2	Reason	Name
5/2/2014	60	25	7597		MH	GORD	5=New Store	GORD-LAKESHORE, MI-GORD	(102)	$109	$—	$—
5/9/2014	30	81	7598		MH	GORD	5=New Store	GORD-SOUTH SHORE, ID-GORD	(70)	$46	$(23.93)	$(5.98)
5/27/2014	60	25	7596		MH	GORD	5=New Store	GORD-SHOPS ON MAIN, IN-GORD	(212)	$132	$(80.14)	$(20.03)
6/18/2014	60	14	7510		MH	GORD	1=6 Month	GORD-ELMORE, IA-GORD	(15)	$345	$—	$—
6/18/2014	60	14	7563		MH	GORD	1=6 Month	GORD-CORAL, IA-GORD	178	$255	$—	$—
6/19/2014	60	58	7504		MH	GORD	1=6 Month	GORD-VINE, NE-GORD	(39)	$363	$—	$—
6/20/2014	70	30	7501		MH	GORD	1=6 Month	GORD-LUDWIG, IL-GORD	(399)	$291	$(107.85)	$(26.96)
6/20/2014	70	42	7534		MH	GORD	1=6 Month	GORD-YALE, OK-GORD	(597)	$214	$(382.89)	$(95.72)
6/20/2014	70	30	7544		MH	GORD	1=6 Month	GORD-5TH CTR, MO-GORD	(557)	$252	$(304.93)	$(76.23)
6/20/2014	70	45	7584		MH	GORD	1=6 Month	GORD-AURORA, CO-GORD	(434)	$266	$(167.38)	$(41.85)
6/20/2014	70	32	7593		MH	GORD	1=6 Month	GORD-CORONADO, NM-GORD	(352)	$155	$(196.49)	$(49.12)
6/25/2014	60	58	7514		MH	GORD	1=6 Month	GORD-32ND AVE, ND-GORD	(51)	$451	$—	$—
6/25/2014	60	58	7538		MH	GORD	1=6 Month	GORD-SERGNT, IA-GORD	(210)	$439	$—	$—
6/25/2014	60	38	7550		MH	GORD	1=6 Month	GORD-ADAMS, MN-GORD	14	$263	$—	$—
6/26/2014	60	14	7505		MH	GORD	1=6 Month	GORD-22ND ST, IA-GORD	(1,795)	$471	$(1,324.06)	$(331.02)
6/26/2014	70	30	7506		MH	GORD	1=6 Month	GORD-EAST 40, MO-GORD	(485)	$212	$(273.07)	$(68.27)
6/26/2014	70	30	7507		MH	GORD	1=6 Month	GORD-ENGLEWD, MO-GORD	(448)	$349	$(98.60)	$(24.65)
6/26/2014	60	14	7511		MH	GORD	1=6 Month	GORD-27TH ST, IL-GORD	(537)	$252	$(284.22)	$(71.05)
6/26/2014	60	14	7516		MH	GORD	1=6 Month	GORD-VETERANS, IL-GORD	130	$260	$—	$—
6/26/2014	70	30	7517		MH	GORD	1=6 Month	GORD-FRAVOID, MO-GORD	(1,020)	$325	$(695.84)	$(173.96)
6/26/2014	70	45	7518		MH	GORD	1=6 Month	GORD-SHERIDAN, CO-GORD	(748)	$328	$(419.58)	$(104.89)
6/26/2014	70	42	7519		MH	GORD	1=6 Month	GORD-59TH ST, OK-GORD	(301)	$171	$(129.62)	$(32.41)
6/26/2014	70	42	7523		MH	GORD	1=6 Month	GORD-SO TELPHNE, OK-GORD	(482)	$297	$(185.22)	$(46.30)
6/26/2014	60	41	7524		MH	GORD	1=6 Month	GORD-E TWNE, WI-GORD	(840)	$255	$(584.38)	$(146.10)
6/26/2014	60	14	7525		MH	GORD	1=6 Month	GORD-ARMY PST, IA-GORD	(329)	$270	$(59.22)	$(14.80)
6/26/2014	60	58	7527		MH	GORD	1=6 Month	GORD-ALLEN, NE-GORD	(344)	$469	$—	$—
6/26/2014	70	45	7541		MH	GORD	1=6 Month	GORD-GRANT, CO-GORD	(716)	$303	$(413.12)	$(103.28)
6/26/2014	70	30	7548		MH	GORD	1=6 Month	GORD-WASHGTN, MO-GORD	(2,093)	$155	$(1,938.17)	$(484.54)
6/26/2014	60	41	7549		MH	GORD	1=6 Month	GORD-RIB MTN, WI-GORD	(575)	$295	$(279.73)	$(69.93)
6/26/2014	60	26	7553		MH	GORD	1=6 Month	GORD-STATE, IL-GORD	(1,302)	$262	$(1,040.37)	$(260.09)
6/26/2014	60	26	7554		MH	GORD	1=6 Month	GORD-W LANE, IL-GORD	(128)	$247	$—	$—
6/26/2014	60	14	7558		MH	GORD	1=6 Month	GORD-SO CREASY, IN-GORD	(819)	$368	$(451.00)	$(112.75)
6/26/2014	20	17	7562		MH	GORD	1=6 Month	GORD-GERMNTN, TN-GORD	(687)	$216	$(470.88)	$(117.72)
6/26/2014	60	18	7565		MH	GORD	1=6 Month	GORD-ORCHARD, IN-GORD	(471)	$254	$(216.29)	$(54.07)
6/26/2014	60	58	7566		MH	GORD	1=6 Month	GORD-RUSHMRE, SD-GORD	(580)	$341	$(238.40)	$(59.60)
6/26/2014	60	38	7571		MH	GORD	1=6 Month	GORD-TAMARACK, MN-GORD	(405)	$277	$(128.02)	$(32.00)
6/26/2014	60	26	7573		MH	GORD	1=6 Month	GORD-NAPERVILLE, IL-GORD	191	$171	$—	$—
6/26/2014	70	30	7576		MH	GORD	1=6 Month	GORD-CHSTRFIELD, MO-GORD	31	$185	$—	$—
6/26/2014	60	38	7577		MH	GORD	1=6 Month	GORD-ROSEVILLE, MN-GORD	(573)	$198	$(374.59)	$(93.65)
6/26/2014	30	44	7578		MH	GORD	1=6 Month	GORD-STATION, UT-GORD	(323)	$281	$(41.52)	$(10.38)
6/26/2014	30	44	7579		MH	GORD	1=6 Month	GORD-SOUTH JORDAN, UT-GORD	(504)	$312	$(191.26)	$(47.81)
6/26/2014	30	81	7581		MH	GORD	1=6 Month	GORD-MERIDAN, ID-GORD	(191)	$294	$—	$—
6/26/2014	70	45	7585		MH	GORD	1=6 Month	GORD-LITTLETON, CO-GORD	(563)	$251	$(311.52)	$(77.88)
6/26/2014	30	44	7586		MH	GORD	1=6 Month	GORD-AM FORK, UT-GORD	(449)	$255	$(193.59)	$(48.40)
6/26/2014	20	17	7591		MH	GORD	1=6 Month	GORD-CLARKSVLE, IN-GORD	(101)	$318	$—	$—
6/26/2014	60	58	7592		MH	GORD	1=6 Month	GORD-MINOT, ND-GORD	(717)	$635	$(81.87)	$(20.47)
6/26/2014	60	41	7594		MH	GORD	1=6 Month	GORD-ASH PARK, WI-GORD	(106)	$210	$—	$—
6/27/2014	60	58	7500		MH	GORD	1=6 Month	GORD-15TH ST, NE-GORD	(694)	$236	$(457.79)	$(114.45)
6/27/2014	70	30	7503		MH	GORD	1=6 Month	GORD-CAMBELL, MO-GORD	(2,673)	$460	$(2,212.48)	$(553.12)
6/27/2014	60	14	7508		MH	GORD	1=6 Month	GORD-GRD PRAIRIE, IL-GORD	(500)	$284	$(216.14)	$(54.04)
6/27/2014	60	58	7509		MH	GORD	1=6 Month	GORD-MANAWA, IA-GORD	(790)	$312	$(477.94)	$(119.49)
6/27/2014	60	14	7512		MH	GORD	1=6 Month	GORD-N MKT, IL-GORD	(380)	$309	$(71.17)	$(17.79)
6/27/2014	60	58	7513		MH	GORD	1=6 Month	GORD-14TH AVE, ND-GORD	(846)	$373	$(472.35)	$(118.09)
6/27/2014	60	58	7515		MH	GORD	1=6 Month	GORD-LKESIDE, NE-GORD	(258)	$384	$—	$—
6/27/2014	70	42	7520		MH	GORD	1=6 Month	GORD-W MEMORIAL, OK-GORD	(852)	$213	$(638.85)	$(159.71)
6/27/2014	60	41	7522		MH	GORD	1=6 Month	GORD-W LAWRNCE, WI-GORD	(620)	$246	$(373.36)	$(93.34)
6/27/2014	60	14	7526		MH	GORD	1=6 Month	GORD-HUBBELL, IA-GORD	(386)	$170	$(215.81)	$(53.95)
6/27/2014	60	14	7528		MH	GORD	1=6 Month	GORD-CRSSRDS, IA-GORD	(45)	$361	$—	$—
6/27/2014	60	58	7535		MH	GORD	1=6 Month	GORD-90TH, NE-GORD	(325)	$199	$(125.85)	$(31.46)
6/27/2014	60	58	7543		MH	GORD	1=6 Month	GORD-LOUISE, SD-GORD	(232)	$458	$—	$—
6/27/2014	70	30	7547		MH	GORD	1=6 Month	GORD-MO HWY K, MO-GORD	(211)	$260	$—	$—
6/27/2014	60	97	7551		MH	GORD	1=6 Month	GORD-E LLOYD, IN-GORD	(1,036)	$342	$(694.58)	$(173.65)
6/27/2014	60	14	7555		MH	GORD	1=6 Month	GORD-1ST AVE, IA-GORD	(147)	$371	$—	$—
6/27/2014	20	17	7560		MH	GORD	1=6 Month	GORD-MALL, KY-GORD	(1,239)	$157	$(1,081.96)	$(270.49)
6/27/2014	20	17	7567		MH	GORD	1=6 Month	GORD-SHACK CROSS, AR-GORD	(585)	$336	$(248.94)	$(62.23)
6/27/2014	60	26	7568		MH	GORD	1=6 Month	GORD-MISH, IN-GORD	(705)	$280	$(424.47)	$(106.12)
6/27/2014	70	30	7569		MH	GORD	1=6 Month	GORD-EL SPRNG, MO-GORD	(395)	$258	$(136.35)	$(34.09)
6/27/2014	60	26	7572		MH	GORD	1=6 Month	GORD- ALGON, IL-GORD	(228)	$242	$—	$—
6/27/2014	30	44	7582		MH	GORD	1=6 Month	GORD-RIVERDALE, UT-GORD	127	$329	$—	$—
6/27/2014	60	97	7583		MH	GORD	1=6 Month	GORD-GABLE, IN-GORD	234	$252	$—	$—
6/27/2014	60	14	7587		MH	GORD	1=6 Month	GORD-PEORIA, IL-GORD	(239)	$269	$—	$—
6/27/2014	70	32	7589		MH	GORD	1=6 Month	GORD-ALBUQUERQUE, NM-GORD	(864)	$192	$(672.87)	$(168.22)
6/27/2014	60	41	7590		MH	GORD	1=6 Month	GORD-KENOSHA, WI-GORD	(158)	$286	$—	$—
6/27/2014	60	26	7595		MH	GORD	1=6 Month	GORD-PORTERS VALE SS, IN-GORD	(71)	$238	$—	$—
6/30/2014	70	30	7502		MH	GORD	1=6 Month	GORD-TOPEKA, KS-GORD	(981)	$202	$(779.56)	$(194.89)
6/30/2014	60	41	7521		MH	GORD	1=6 Month	GORD-E CALUMET, WI-GORD	63	$184	$—	$—
6/30/2014	60	58	7529		MH	GORD	1=6 Month	GORD-S 84TH, NE-GORD	971	$302	$—	$—
6/30/2014	70	30	7531		MH	GORD	1=6 Month	GORD-QUIVRA, KS-GORD	(429)	$397	$(31.56)	$(7.89)
6/30/2014	70	45	7532		MH	GORD	1=6 Month	GORD-N ROCK, KS-GORD	(728)	$288	$(439.85)	$(109.96)
6/30/2014	70	42	7533		MH	GORD	1=6 Month	GORD-71ST, OK-GORD	(165)	$309	$—	$—
6/30/2014	70	45	7537		MH	GORD	1=6 Month	GORD-COLFAX, CO-GORD	(1,072)	$163	$(909.65)	$(227.41)
6/30/2014	60	58	7542		MH	GORD	1=6 Month	GORD-23RD, NE-GORD	(319)	$278	$(40.71)	$(10.18)
6/30/2014	70	45	7545		MH	GORD	1=6 Month	GORD-STHGATE, CO-GORD	(1,067)	$306	$(761.74)	$(190.43)
6/30/2014	60	14	7552		MH	GORD	1=6 Month	GORD-TOWANDA, IL-GORD	(324)	$238	$(85.52)	$(21.38)
6/30/2014	20	17	7556		MH	GORD	1=6 Month	GORD-TWN CTR, MS-GORD	(618)	$219	$(398.66)	$(99.66)
6/30/2014	20	17	7557		MH	GORD	1=6 Month	GORD-WINCHSTR, TN-GORD	(474)	$168	$(305.89)	$(76.47)
6/30/2014	20	17	7559		MH	GORD	1=6 Month	GORD-SIR BRTN, KT-GORD	(163)	$221	$—	$—
6/30/2014	70	45	7561		MH	GORD	1=6 Month	GORD-CENTRL, KS-GORD	(532)	$233	$(298.85)	$(74.71)
6/30/2014	70	30	7564		MH	GORD	1=6 Month	GORD-PINNACLE, AR-GORD	(468)	$301	$(166.99)	$(41.75)
6/30/2014	60	38	7570		MH	GORD	1=6 Month	GORD-BURNS, MN-GORD	(1,311)	$180	$(1,131.34)	$(282.83)
6/30/2014	70	30	7574		MH	GORD	1=6 Month	GORD-ST. JOE, MO-GORD	72	$323	$—	$—
6/30/2014	60	26	7575		MH	GORD	1=6 Month	GORD-VERN HILLS, IL-GORD	(1,031)	$134	$(897.77)	$(224.44)
6/30/2014	30	81	7580		MH	GORD	1=6 Month	GORD-NAMPA, ID-GORD	(246)	$248	$—	$—
6/30/2014	30	44	7588		MH	GORD	1=6 Month	GORD-MIDVALE, UT-GORD	(723)	$235	$(487.89)	$(121.97)
9/11/2014	60	25	7400		MH	GORD	5=New Store	GORD-SAGINAW, MI-GORD	(377)	$90	$(286.78)	$(71.69)
9/11/2014	60	25	7599		MH	GORD	5=New Store	GORD-WILSON, MI-GORD	(392)	$109	$(282.57)	$(70.64)
9/16/2014	70	30	7401		MH	GORD	5=New Store	GORD-ARNOLD, MO-GORD	523	$94	$—	$—
1/5/2015	60	26	7572		MH	GORD	1=6 Month	GORD - ALGON, IL-GORD	(504)	$304	$(200.01)	$(50.00)
1/6/2015	70	30	7507		MH	GORD	1=6 Month	GORD-ENGLEWD, MO-GORD	(869)	$333	$(536.42)	$(134.10)
1/6/2015	60	14	7510		MH	GORD	1=6 Month	GORD-ELMORE, IA-GORD	(90)	$345	$—	$—

1/6/2015	60	14	7511	MH	GORD	1=6 Month	GORD-27TH ST, IL-GORD	(265)	$241	$(23.94)	$(5.98)
1/6/2015	60	14	7516	MH	GORD	1=6 Month	GORD-VETERANS, IL-GORD	(655)	$298	$(356.31)	$(89.08)
1/6/2015	70	42	7523	MH	GORD	1=6 Month	GORD-SO TELPHNE, OK-GORD	(994)	$281	$(713.91)	$(178.48)
1/6/2015	70	30	7544	MH	GORD	1=6 Month	GORD-5TH CTR, MO-GORD	(596)	$268	$(327.31)	$(81.83)
1/6/2015	60	38	7550	MH	GORD	1=6 Month	GORD-ADAMS, MN-GORD	(461)	$268	$(192.79)	$(48.20)
1/6/2015	60	14	7552	MH	GORD	1=6 Month	GORD-TOWANDA, IL-GORD	(263)	$260	$(3.04)	$(0.76)
1/6/2015	60	26	7568	MH	GORD	1=6 Month	GORD-MISH, IN-GORD	(1,575)	$293	$(1,282.35)	$(320.59)
1/6/2015	60	26	7575	MH	GORD	1=6 Month	GORD-VERN HILLS, IL-GORD	(482)	$122	$(360.08)	$(90.02)
1/6/2015	20	17	7591	MH	GORD	1=6 Month	GORD-CLARKSVLE, IN-GORD	(924)	$304	$(620.12)	$(155.03)
1/7/2015	60	14	7512	MH	GORD	1=6 Month	GORD-N MKT, IL-GORD	(523)	$264	$(258.51)	$(64.63)
1/7/2015	60	58	7527	MH	GORD	1=6 Month	GORD-ALLEN, NE-GORD	(1,099)	$496	$(602.99)	$(150.75)
1/7/2015	60	14	7528	MH	GORD	1=6 Month	GORD-CRSSRDS, IA-GORD	(738)	$377	$(361.46)	$(90.37)
1/7/2015	60	97	7551	MH	GORD	1=6 Month	GORD-E LLOYD, IN-GORD	(479)	$350	$(129.01)	$(32.25)
1/7/2015	20	17	7562	MH	GORD	1=6 Month	GORD-GERMNTN, TN-GORD	(312)	$213	$(98.39)	$(24.60)
1/7/2015	60	38	7570	MH	GORD	1=6 Month	GORD-BURNS, MN-GORD	(579)	$187	$(391.59)	$(97.90)
1/8/2015	70	30	7502	MH	GORD	1=6 Month	GORD-TOPEKA, KS-GORD	(861)	$221	$(639.81)	$(159.95)
1/8/2015	70	30	7506	MH	GORD	1=6 Month	GORD-EAST 40, MO-GORD	(217)	$218	$—	$—
1/8/2015	60	14	7508	MH	GORD	1=6 Month	GORD-GRD PRAIRIE, IL-GORD	122	$296	$—	$—
1/8/2015	60	14	7525	MH	GORD	1=6 Month	GORD-ARMY PST, IA-GORD	(454)	$231	$(222.52)	$(55.63)
1/8/2015	60	58	7543	MH	GORD	1=6 Month	GORD-LOUISE, SD-GORD	(749)	$510	$(238.14)	$(59.54)
1/8/2015	70	30	7547	MH	GORD	1=6 Month	GORD-MO HWY K, MO-GORD	(162)	$297	$—	$—
1/8/2015	60	14	7555	MH	GORD	1=6 Month	GORD-1ST AVE, IA-GORD	(1,142)	$325	$(816.88)	$(204.22)
1/8/2015	20	17	7556	MH	GORD	1=6 Month	GORD-TWN CTR, MS-GORD	(291)	$196	$(95.20)	$(23.80)
1/8/2015	60	14	7558	MH	GORD	1=6 Month	GORD-SO CREASY, IN-GORD	(1,516)	$401	$(1,115.57)	$(278.89)
1/8/2015	60	14	7563	MH	GORD	1=6 Month	GORD-CORAL, IA-GORD	(704)	$273	$(430.23)	$(107.56)
1/8/2015	60	18	7565	MH	GORD	1=6 Month	GORD-ORCHARD, IN-GORD	(866)	$294	$(571.89)	$(142.97)
1/8/2015	70	30	7576	MH	GORD	1=6 Month	GORD-CHSTRFIELD, MO-GORD	(224)	$188	$(35.44)	$(8.86)
1/8/2015	60	97	7583	MH	GORD	1=6 Month	GORD-GABLE, IN-GORD	379	$281	$—	$—
1/8/2015	60	14	7587	MH	GORD	1=6 Month	GORD-PEORIA, IL-GORD	(533)	$291	$(241.50)	$(60.37)
1/8/2015	70	32	7593	MH	GORD	1=6 Month	GORD-CORONADO, NM-GORD	(1,242)	$165	$(1,076.90)	$(269.23)
1/9/2015	60	58	7529	MH	GORD	1=6 Month	GORD-S 84TH, NE-GORD	23	$282	$—	$—
1/9/2015	70	45	7537	MH	GORD	1=6 Month	GORD-COLFAX, CO-GORD	(348)	$161	$(187.14)	$(46.78)
1/13/2015	70	30	7401	MH	GORD	1=6 Month	GORD-ARNOLD, MO-GORD	(187)	$145	$(42.26)	$(10.57)
1/13/2015	60	58	7515	MH	GORD	1=6 Month	GORD-LKESIDE, NE-GORD	(540)	$385	$(155.16)	$(38.79)
1/13/2015	70	45	7518	MH	GORD	1=6 Month	GORD-SHERIDAN, CO-GORD	(2,011)	$355	$(1,655.68)	$(413.92)
1/13/2015	60	14	7526	MH	GORD	1=6 Month	GORD-HUBBELL, IA-GORD	(314)	$185	$(129.20)	$(32.30)
1/13/2015	70	45	7585	MH	GORD	1=6 Month	GORD-LITTLETON, CO-GORD	(848)	$310	$(538.88)	$(134.72)
1/13/2015	70	32	7589	MH	GORD	1=6 Month	GORD-ALBUQUERQUE, NM-GORD	(373)	$207	$(165.81)	$(41.45)
1/14/2015	70	96	7402	MH	GORD	5=New Store	GORD-TYLER, TX-GORD	676	$325	$—	$—
1/14/2015	60	58	7509	MH	GORD	1=6 Month	GORD-MANAWA, IA-GORD	(844)	$384	$(459.19)	$(114.80)
1/14/2015	70	45	7545	MH	GORD	1=6 Month	GORD-STHGATE, CO-GORD	(852)	$301	$(550.53)	$(137.63)
1/14/2015	60	58	7566	MH	GORD	1=6 Month	GORD-RUSHMRE, SD-GORD	(688)	$338	$(349.44)	$(87.36)
1/14/2015	30	44	7588	MH	GORD	1=6 Month	GORD-MIDVALE, UT-GORD	(247)	$236	$(10.36)	$(2.59)
1/15/2015	60	58	7500	MH	GORD	1=6 Month	GORD-15TH ST, NE-GORD	(122)	$233	$—	$—
1/15/2015	60	14	7505	MH	GORD	1=6 Month	GORD-22ND ST, IA-GORD	(806)	$481	$(325.00)	$(81.25)
1/16/2015	60	58	7542	MH	GORD	1=6 Month	GORD-23RD, NE-GORD	(1,011)	$256	$(755.89)	$(188.97)
1/16/2015	30	81	7580	MH	GORD	1=6 Month	GORD-NAMPA, ID-GORD	(1,243)	$243	$(1,000.69)	$(250.17)
1/16/2015	30	44	7582	MH	GORD	1=6 Month	GORD-RIVERDALE, UT-GORD	(1,608)	$385	$(1,223.31)	$(305.83)
1/19/2015	60	25	7400	MH	GORD	1=6 Month	GORD-SAGINAW, MI-GORD	(209)	$164	$(44.72)	$(11.18)
1/19/2015	70	30	7517	MH	GORD	1=6 Month	GORD-FRAVOIS, MO-GORD	(479)	$312	$(166.36)	$(41.59)
1/19/2015	20	17	7559	MH	GORD	1=6 Month	GORD-SIR BRTN, KY-GORD	(736)	$224	$(511.93)	$(127.98)
1/19/2015	70	30	7569	MH	GORD	1=6 Month	GORD-BL SPRNG, MO-GORD	(900)	$253	$(646.51)	$(161.63)
1/19/2015	60	26	7573	MH	GORD	1=6 Month	GORD-NAPERVILLE, IL-GORD	(310)	$176	$(133.45)	$(33.36)
1/19/2015	60	38	7577	MH	GORD	1=6 Month	GORD-ROSEVILLE, MN-GORD	(201)	$226	$—	$—
1/19/2015	30	44	7578	MH	GORD	1=6 Month	GORD-STATION, UT-GORD	(649)	$306	$(342.24)	$(85.56)
1/19/2015	30	81	7581	MH	GORD	1=6 Month	GORD-MERIDIAN, ID-GORD	(1,171)	$345	$(826.32)	$(206.58)
1/20/2015	60	58	7504	MH	GORD	1=6 Month	GORD-VINE, NE-GORD	(1,562)	$351	$(1,210.56)	$(302.64)
1/20/2015	60	58	7513	MH	GORD	1=6 Month	GORD-14TH AVE, ND-GORD	(1,166)	$373	$(793.52)	$(198.38)
1/20/2015	70	42	7519	MH	GORD	1=6 Month	GORD-59TH ST, OK-GORD	(666)	$212	$(453.72)	$(113.43)
1/20/2015	70	42	7520	MH	GORD	1=6 Month	GORD-W MEMORIAL, OK-GORD	(1,163)	$321	$(841.81)	$(210.45)
1/20/2015	60	41	7522	MH	GORD	1=6 Month	GORD-W LAWRNCE, WI-GORD	722	$283	$—	$—
1/20/2015	70	30	7531	MH	GORD	1=6 Month	GORD-QUIVRA, KS-GORD	595	$339	$—	$—
1/20/2015	70	42	7533	MH	GORD	1=6 Month	GORD-71ST , OK-GORD	(136)	$275	$—	$—
1/20/2015	60	58	7535	MH	GORD	1=6 Month	GORD-90TH, NE-GORD	(337)	$217	$(120.12)	$(30.03)
1/20/2015	60	41	7549	MH	GORD	1=6 Month	GORD-RIB MTN, WI-GORD	(845)	$286	$(558.45)	$(139.61)
1/20/2015	60	38	7571	MH	GORD	1=6 Month	GORD-TAMARACK, MN-GORD	(1,062)	$278	$(784.33)	$(196.08)
1/20/2015	60	41	7590	MH	GORD	1=6 Month	GORD-KENOSHA, WI-GORD	(382)	$310	$(71.80)	$(17.95)
1/20/2015	60	58	7592	MH	GORD	1=6 Month	GORD-MINOT, ND-GORD	(753)	$740	$(12.56)	$(3.14)
1/20/2015	60	25	7599	MH	GORD	1=6 Month	GORD-WILSON, MI-GORD	(386)	$160	$(225.69)	$(56.42)
1/21/2015	60	26	7595	MH	GORD	1=6 Month	GORD PORTERS VALE SS, IN-GORD	295	$249	$—	$—
1/21/2015	60	26	7596	MH	GORD	1=6 Month	GORD-SHOPS ON MAIN, IN-GORD	(157)	$251	$—	$—
1/22/2015	70	45	7584	MH	GORD	1=6 Month	GORD-AURORA, CO-GORD	(400)	$288	$(111.89)	$(27.97)
1/23/2015	70	30	7501	MH	GORD	1=6 Month	GORD-LUDWIG, IL-GORD	(245)	$341	$—	$—
1/23/2015	60	41	7524	MH	GORD	1=6 Month	GORD-E TWNE, WI-GORD	(1,946)	$256	$(1,690.01)	$(422.50)
1/23/2015	70	42	7534	MH	GORD	1=6 Month	GORD-YALE, OK-GORD	(329)	$211	$(117.68)	$(29.42)
1/23/2015	60	26	7553	MH	GORD	1=6 Month	GORD-STATE, IL-GORD	(1,013)	$234	$(778.91)	$(194.73)
1/23/2015	60	26	7554	MH	GORD	1=6 Month	GORD-W LANE, IL-GORD	(1,699)	$224	$(1,474.78)	$(368.70)
1/23/2015	20	17	7560	MH	GORD	1=6 Month	GORD-MALL, KY-GORD	(219)	$214	$(5.04)	$(1.26)
1/23/2015	30	44	7579	MH	GORD	1=6 Month	GORD-SOUTH JORDAN, UT-GORD	(331)	$337	$—	$—
1/26/2015	70	30	7503	MH	GORD	1=6 Month	GORD-CAMBELL, MO-GORD	(1,247)	$479	$(768.44)	$(192.11)
1/26/2015	70	30	7548	MH	GORD	1=6 Month	GORD-WASHGTN, MO-GORD	115	$193	$—	$—
1/26/2015	70	30	7564	MH	GORD	1=6 Month	GORD-PINNACLE, AR-GORD	(3,881)	$282	$(3,599.24)	$(899.81)
1/26/2015	60	41	7594	MH	GORD	1=6 Month	GORD-ASH PARK, WI-GORD	(351)	$261	$(89.68)	$(22.42)
1/26/2015	60	25	7597	MH	GORD	1=6 Month	GORD-LAKESHORE, MI-GORD	(1,001)	$357	$(644.67)	$(161.17)
1/26/2015	30	81	7598	MH	GORD	1=6 Month	GORD-SOUTH SHORE, ID-GORD	(122)	$221	$—	$—
1/28/2015	70	45	7541	MH	GORD	1=6 Month	GORD-GRANT, CO-GORD	(1,630)	$338	$(1,292.28)	$(323.07)
1/29/2015	60	58	7514	MH	GORD	1=6 Month	GORD-32ND AVE, ND-GORD	(2,010)	$447	$(1,562.71)	$(390.68)
1/29/2015	70	30	7574	MH	GORD	1=6 Month	GORD-ST. JOE, MO-GORD	119	$409	$—	$—
1/30/2015	60	41	7521	MH	GORD	1=6 Month	GORD-E CALUMET, WI-GORD	(1,225)	$220	$(1,005.35)	$(251.34)
2/4/2015	70	45	7532	MH	GORD	1=6 Month	GORD-N ROCK, KS-GORD	(49)	$307	$—	$—
2/5/2015	60	30	7561	MH	GORD	1=6 Month	GORD-CENTRL, KS-GORD	(297)	$239	$(57.91)	$(14.48)
2/6/2015	60	30	7567	MH	GORD	1=6 Month	GORD-SHACK CROSS, AR-GORD	(4,339)	$413	$(3,925.99)	$(981.50)
2/11/2015	60	38	7538	MH	GORD	1=6 Month	GORD-SERGNT, IA-GORD	(694)	$485	$(209.81)	$(52.45)
2/17/2015	30	44	7586	MH	GORD	1=6 Month	GORD-AM FORK, UT-GORD	(517)	$324	$(192.61)	$(48.15)
6/1/2015	70	42	7520	MH	GORD	1=6 Month	GORD-W MEMORIAL, OK-GORD	(299)	$265	$(33.61)	$(8.40)
6/1/2015	20	17	7591	MH	GORD	1=6 Month	GORD-CLARKSVLE, IN-GORD	(242)	$292	$—	$—
6/2/2015	60	14	7516	MH	GORD	1=6 Month	GORD-VETERANS, IL-GORD	(618)	$300	$(317.62)	$(79.41)
6/2/2015	60	41	7524	MH	GORD	1=6 Month	GORD-E TWNE, WI-GORD	(312)	$216	$(95.86)	$(23.96)
6/2/2015	30	81	7580	MH	GORD	1=6 Month	GORD-NAMPA, ID-GORD	(441)	$231	$(210.16)	$(52.54)
6/2/2015	30	81	7598	MH	GORD	1=6 Month	GORD-SOUTH SHORE, ID-GORD	(311)	$120	$(191.10)	$(47.77)
6/3/2015	60	41	7522	MH	GORD	1=6 Month	GORD-W LAWRNCE, WI-GORD	(471)	$223	$(247.98)	$(61.99)
6/3/2015	60	30	7531	MH	GORD	1=6 Month	GORD-QUIVRA, KS-GORD	(1,287)	$313	$(973.49)	$(243.37)
6/3/2015	70	45	7541	MH	GORD	1=6 Month	GORD-GRANT, CO-GORD	(917)	$235	$(681.95)	$(170.49)
6/3/2015	70	45	7542	MH	GORD	1=6 Month	GORD-23RD, NE-GORD	(288)	$198	$(89.40)	$(22.35)
6/3/2015	60	14	7555	MH	GORD	1=6 Month	GORD-1ST AVE, IA-GORD	(452)	$352	$(100.08)	$(25.02)
6/3/2015	60	38	7570	MH	GORD	1=6 Month	GORD-BURNS, MN-GORD	(674)	$215	$(459.19)	$(114.80)
6/3/2015	60	26	7572	MH	GORD	1=6 Month	GORD—ALGON, IL-GORD	(422)	$266	$(155.29)	$(38.82)
6/3/2015	60	41	7594	MH	GORD	1=6 Month	GORD-ASH PARK, WI-GORD	(298)	$267	$(30.60)	$(7.65)
6/4/2015	70	45	7500	MH	GORD	1=6 Month	GORD-15TH ST, NE-GORD	(773)	$210	$(563.07)	$(140.77)
6/4/2015	60	30	7506	MH	GORD	1=6 Month	GORD-EAST 40, MO-GORD	160	$197	$—	$—

6/4/2015	60	41	7521	MH	GORD	1=6 Month	GORD-E CALUMET, WI-GORD	(360)	$200	$(159.31)	$(39.83)
6/4/2015	70	45	7545	MH	GORD	1=6 Month	GORD-STHGATE, CO-GORD	(973)	$219	$(754.49)	$(188.62)
6/4/2015	30	32	7589	MH	GORD	1=6 Month	GORD-ALBUQUERQUE, NM-GORD	(204)	$173	$(30.86)	$(7.72)
6/5/2015	60	25	7400	MH	GORD	1=6 Month	GORD-SAGINAW, MI-GORD	(583)	$238	$(344.46)	$(86.11)
6/5/2015	60	18	7403	MH	GORD	5=New Store	GORD-CREEKSIDE, OH-GORD	(1,618)	$142	$(1,475.64)	$(368.91)
6/5/2015	60	30	7502	MH	GORD	1=6 Month	GORD-TOPEKA, KS-GORD	(253)	$184	$(69.63)	$(17.41)
6/5/2015	60	30	7503	MH	GORD	1=6 Month	GORD-CAMBELL, MO-GORD	(265)	$361	$—	$—
6/5/2015	70	45	7504	MH	GORD	1=6 Month	GORD-VINE, NE-GORD	(1,926)	$235	$(1,690.86)	$(422.71)
6/5/2015	60	30	7507	MH	GORD	1=6 Month	GORD-ENGLEWD, MO-GORD	(651)	$307	$(343.58)	$(85.89)
6/5/2015	70	42	7523	MH	GORD	1=6 Month	GORD-SO TELPHNE, OK-GORD	(393)	$254	$(139.20)	$(34.80)
6/5/2015	60	14	7525	MH	GORD	1=6 Month	GORD-ARMY PST, IA-GORD	(126)	$243	$—	$—
6/5/2015	60	14	7528	MH	GORD	1=6 Month	GORD-CRSSRDS, IA-GORD	(898)	$394	$(504.32)	$(126.08)
6/5/2015	70	45	7535	MH	GORD	1=6 Month	GORD-90TH, NE-GORD	155	$181	$—	$—
6/5/2015	60	38	7538	MH	GORD	1=6 Month	GORD-SERGNT, IA-GORD	10	$338	$—	$—
6/5/2015	60	38	7543	MH	GORD	1=6 Month	GORD-LOUISE, SD-GORD	(565)	$432	$(133.09)	$(33.27)
6/5/2015	60	30	7547	MH	GORD	1=6 Month	GORD-MO HWY K, MO-GORD	(286)	$289	$—	$—
6/5/2015	60	38	7550	MH	GORD	1=6 Month	GORD-ADAMS, MN-GORD	(107)	$289	$—	$—
6/5/2015	20	17	7556	MH	GORD	1=6 Month	GORD-TWN CTR, MS-GORD	450	$194	$—	$—
6/5/2015	60	38	7566	MH	GORD	1=6 Month	GORD-RUSHMRE, SD-GORD	(1,044)	$294	$(749.84)	$(187.46)
6/5/2015	60	26	7575	MH	GORD	1=6 Month	GORD-VERN HILLS, IL-GORD	(451)	$131	$(320.20)	$(80.05)
6/5/2015	30	44	7578	MH	GORD	1=6 Month	GORD-STATION, UT-GORD	(337)	$261	$(75.40)	$(18.85)
6/5/2015	30	81	7581	MH	GORD	1=6 Month	GORD-MERIDIAN, ID-GORD	60	$317	$—	$—
6/5/2015	60	41	7590	MH	GORD	1=6 Month	GORD-KENOSHA, WI-GORD	(254)	$272	$—	$—
6/5/2015	60	26	7595	MH	GORD	1=6 Month	GORD PORTERS VALE SS, IN-GORD	(1,409)	$211	$(1,198.28)	$(299.57)
6/8/2015	60	30	7501	MH	GORD	1=6 Month	GORD-LUDWIG, IL-GORD	(402)	$238	$(163.36)	$(40.84)
6/8/2015	60	38	7513	MH	GORD	1=6 Month	GORD-14TH AVE, ND-GORD	(276)	$304	$—	$—
6/8/2015	60	30	7517	MH	GORD	1=6 Month	GORD-FRAVOIS, MO-GORD	(234)	$279	$—	$—
6/8/2015	60	30	7548	MH	GORD	1=6 Month	GORD-WASHGTN, MO-GORD	(680)	$137	$(543.68)	$(135.92)
6/8/2015	60	97	7551	MH	GORD	1=6 Month	GORD-E LLOYD, IN-GORD	(646)	$357	$(289.66)	$(72.41)
6/8/2015	60	14	7552	MH	GORD	1=6 Month	GORD-TOWANDA, IL-GORD	(374)	$246	$(127.80)	$(31.95)
6/8/2015	20	17	7559	MH	GORD	1=6 Month	GORD-SIR BRTN, KY-GORD	169	$190	$—	$—
6/8/2015	60	18	7565	MH	GORD	1=6 Month	GORD-ORCHARD, IN-GORD	3	$259	$—	$—
6/8/2015	60	26	7568	MH	GORD	1=6 Month	GORD-MISH, IN-GORD	235	$297	$—	$—
6/8/2015	60	26	7573	MH	GORD	1=6 Month	GORD-NAPERVILLE, IL-GORD	(231)	$142	$(89.27)	$(22.32)
6/8/2015	70	45	7584	MH	GORD	1=6 Month	GORD-AURORA, CO-GORD	(720)	$216	$(504.47)	$(126.12)
6/8/2015	30	44	7588	MH	GORD	1=6 Month	GORD-MIDVALE, UT-GORD	(1,204)	$192	$(1,012.23)	$(253.06)
6/8/2015	60	38	7592	MH	GORD	1=6 Month	GORD-MINOT, ND-GORD	(326)	$535	$—	$—
6/8/2015	30	32	7593	MH	GORD	1=6 Month	GORD-CORONADO, NM-GORD	(261)	$179	$(82.24)	$(20.56)
6/8/2015	60	14	7596	MH	GORD	1=6 Month	GORD-SHOPS ON MAIN, IN-GORD	101	$212	$—	$—
6/9/2015	60	30	7401	MH	GORD	1=6 Month	GORD-ARNOLD, MO-GORD	(197)	$239	$—	$—
6/9/2015	60	38	7514	MH	GORD	1=6 Month	GORD-32ND AVE, ND-GORD	896	$320	$—	$—
6/9/2015	70	45	7515	MH	GORD	1=6 Month	GORD-LKESIDE, NE-GORD	(1,631)	$339	$(1,291.62)	$(322.91)
6/9/2015	70	45	7527	MH	GORD	1=6 Month	GORD-ALLEN, NE-GORD	(362)	$439	$—	$—
6/9/2015	70	42	7534	MH	GORD	1=6 Month	GORD-YALE, OK-GORD	(314)	$163	$(151.02)	$(37.75)
6/9/2015	70	45	7537	MH	GORD	1=6 Month	GORD-COLFAX, CO-GORD	(933)	$158	$(774.79)	$(193.70)
6/9/2015	20	17	7560	MH	GORD	1=6 Month	GORD-MALL, KY-GORD	(607)	$160	$(446.99)	$(111.75)
6/9/2015	20	17	7562	MH	GORD	1=6 Month	GORD-GERMNTN, TN-GORD	(661)	$210	$(450.24)	$(112.56)
6/9/2015	30	44	7582	MH	GORD	1=6 Month	GORD-RIVERDALE, UT-GORD	839	$335	$—	$—
6/10/2015	70	45	7529	MH	GORD	1=6 Month	GORD-S 84TH, NE-GORD	(585)	$267	$(318.51)	$(79.63)
6/10/2015	60	30	7544	MH	GORD	1=6 Month	GORD-5TH CTR, MO-GORD	(782)	$265	$(516.90)	$(129.22)
6/10/2015	60	30	7569	MH	GORD	1=6 Month	GORD-BL SPRNG, MO-GORD	(1,003)	$189	$(814.15)	$(203.54)
6/11/2015	60	18	7404	MH	GORD	5=New Store	GORD-MARKETPLACE, OH-GORD	(1,396)	$96	$(1,300.30)	$(325.07)
6/11/2015	60	41	7549	MH	GORD	1=6 Month	GORD-RIB MTN, WI-GORD	(485)	$254	$(230.84)	$(57.71)
6/11/2015	60	30	7576	MH	GORD	1=6 Month	GORD-CHSTRFIELD, MO-GORD	(293)	$238	$(55.05)	$(13.76)
6/11/2015	60	25	7599	MH	GORD	1=6 Month	GORD-WILSON, MI-GORD	(255)	$174	$(80.81)	$(20.20)
6/12/2015	70	45	7509	MH	GORD	1=6 Month	GORD-MANAWA, IA-GORD	(743)	$320	$(422.04)	$(105.51)
6/12/2015	60	14	7512	MH	GORD	1=6 Month	GORD-N MKT, IL-GORD	(785)	$246	$(539.31)	$(134.83)
6/12/2015	70	45	7518	MH	GORD	1=6 Month	GORD-SHERIDAN, CO-GORD	(406)	$366	$(40.14)	$(10.03)
6/12/2015	70	42	7519	MH	GORD	1=6 Month	GORD-59TH ST, OK-GORD	(627)	$169	$(457.63)	$(114.41)
6/12/2015	60	14	7526	MH	GORD	1=6 Month	GORD-HUBBELL, IA-GORD	(489)	$176	$(312.72)	$(78.18)
6/12/2015	60	26	7554	MH	GORD	1=6 Month	GORD-W LANE, IL-GORD	(263)	$171	$(91.99)	$(23.00)
6/12/2015	60	14	7558	MH	GORD	1=6 Month	GORD-SO CREASY, IN-GORD	(724)	$397	$(327.80)	$(81.95)
6/12/2015	60	38	7577	MH	GORD	1=6 Month	GORD-ROSEVILLE, MN-GORD	(571)	$180	$(391.38)	$(97.85)
6/12/2015	30	44	7579	MH	GORD	1=6 Month	GORD-SOUTH JORDAN, UT-GORD	(1,126)	$306	$(819.34)	$(204.84)
6/12/2015	30	44	7586	MH	GORD	1=6 Month	GORD-AM FORK, UT-GORD	(515)	$220	$(295.02)	$(73.76)
6/12/2015	60	14	7587	MH	GORD	1=6 Month	GORD-PEORIA, IL-GORD	(983)	$344	$(639.13)	$(159.78)
6/15/2015	60	14	7505	MH	GORD	1=6 Month	GORD-22ND ST, IA-GORD	(518)	$449	$(68.65)	$(17.16)
6/15/2015	60	14	7508	MH	GORD	1=6 Month	GORD-GRD PRAIRIE, IL-GORD	(867)	$278	$(589.11)	$(147.28)
6/15/2015	60	14	7510	MH	GORD	1=6 Month	GORD-ELMORE, IA-GORD	(177)	$337	$—	$—
6/15/2015	60	30	7532	MH	GORD	1=6 Month	GORD-N ROCK, KS-GORD	(767)	$217	$(549.94)	$(137.49)
6/15/2015	60	26	7553	MH	GORD	1=6 Month	GORD-STATE, IL-GORD	(157)	$226	$—	$—
6/15/2015	60	30	7561	MH	GORD	1=6 Month	GORD-CENTRL, KS-GORD	(1,149)	$186	$(963.02)	$(240.76)
6/15/2015	60	14	7563	MH	GORD	1=6 Month	GORD-CORAL, IA-GORD	(329)	$263	$(65.94)	$(16.48)
6/15/2015	60	30	7564	MH	GORD	1=6 Month	GORD-PINNACLE, AR-GORD	(266)	$209	$(57.11)	$(14.28)
6/15/2015	60	38	7571	MH	GORD	1=6 Month	GORD-TAMARACK, MN-GORD	(1,345)	$273	$(1,071.60)	$(267.90)
6/15/2015	60	30	7574	MH	GORD	1=6 Month	GORD-ST. JOE, MO-GORD	(328)	$384	$—	$—
6/15/2015	60	97	7583	MH	GORD	1=6 Month	GORD-GABLE, IN-GORD	(1,582)	$249	$(1,333.26)	$(333.31)
6/15/2015	70	45	7585	MH	GORD	1=6 Month	GORD-LITTLETON, CO-GORD	(1,088)	$262	$(825.98)	$(206.49)
6/15/2015	60	25	7597	MH	GORD	1=6 Month	GORD-LAKESHORE, MI-GORD	167	$207	$—	$—
6/16/2015	70	96	7402	MH	GORD	1=6 Month	GORD-TYLER, TX-GORD	(1,892)	$442	$(1,449.87)	$(362.47)
6/16/2015	60	30	7567	MH	GORD	1=6 Month	GORD-SHACK CROSS, AR-GORD	3,808	$285	$—	$—
6/19/2015	60	14	7511	MH	GORD	1=6 Month	GORD-27TH ST, IL-GORD	(910)	$256	$(653.73)	$(163.43)
6/19/2015	70	42	7533	MH	GORD	1=6 Month	GORD-71ST , OK-GORD	(2,092)	$245	$(1,847.09)	$(461.77)
							Gordman Shrink Reversed Per Agreement	160,208	$(79,794)

			293				Total	0	$(0)	$—	$—

								Prevoius Amount			—
								Change			$—

EXHIBIT F

FORM OF DDA NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH DEPOSITORY

[DATE]

To:	[Name and Address of Bank]

Re:	[ ]

The Account Numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the Account Numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [                    ], a [                    ] with an address at [                    ] (the “Borrower”), now or hereafter maintains with you. The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Borrower.

Under various agreements between, among others, the Borrower and Wells Fargo Bank, National Association, a national banking association with an office at One Boston Place, 18th Floor, Boston, MA 02108, as administrative and collateral agent (in such capacities, herein the “Administrative Agent”) for its own benefit and the benefit of a syndicate of revolving lenders and certain other credit parties (the “Credit Parties”), the Borrower has granted to the Administrative Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Borrower’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby. Consequently, the present and all future contents of the Account constitute the Administrative Agent’s collateral.

Until you receive written notification from the Administrative Agent that the interest of the Administrative Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance, not to exceed $2,500.00, as may be required by you to be maintained in each of the Accounts, shall be transferred on each business day only as follows:

(a)	By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

[Name of Bank]

ABA #

Account No.

Re:

or

(b) As you may be otherwise instructed from time to time in writing by an officer of the Administrative Agent.

Upon request of the Administrative Agent, a copy of each statement issued with respect to the Account should be provided to the Administrative Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Administrative Agent):

Wells Fargo Bank, National Association

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention: Michele L. Ayou, Director—Destination Maternity

Telephone: 617-854-7246

Email: michele.l.ayou@wellsfargo.com

You shall be fully protected in acting on any order or direction by the Administrative Agent respecting the Accounts without making any inquiry whatsoever as to the Administrative Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, except to the extent liability arises from gross negligence or willful misconduct on your part. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Administrative Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Administrative Agent.

This letter may be amended only by notice in writing signed by the Borrower and an officer of the Administrative Agent and may be terminated solely by written notice signed by an officer of the Administrative Agent.

[signature page follows]

Very truly yours,

[ ], as Borrower

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

DDA Notification

Exhibit A

Accounts

[see attached]

EXHIBIT G

FORM OF CREDIT CARD NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR

                    ,

To:	[Name and Address of Credit Card Processor] (The “Processor”)

Re:	[ ] (the “Company”)

Merchant Account Number:

Dear Sir/Madam:

Under various agreements between and among the Company, certain affiliates of the Company, Wells Fargo Bank, National Association, a national banking association with offices at One Boston Place, Boston, MA 02108, as administrative and collateral agent (the “Agent”) for a syndicate of lenders and other credit parties (the “Credit Parties”) party to Amended and Restated Credit Agreement dated as of March 25, 2016 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the Company has granted to the Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to the Company’s inventory, accounts, general intangibles, equipment, and other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.

Under such agreements, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company’s accounts, accounts receivable, and inventory to the Agent. Such proceeds include all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

1.	Until the Processor receives written notification from an officer of the Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred only as follows:

19.01. (a)  By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

[Name of Bank]

ABA #

Account No.

Re:

or

19.02. (b) As the Processor may be instructed from time to time in writing by an officer of the Agent.

2.	Upon request of the Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Agent):

Wells Fargo Bank, National Association

One Boston Place

Boston, MA 02108

Attention: Portfolio Manager

Re:   Destination Maternity

3.	The Processor shall be fully protected in acting on any order or direction by the Agents respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent.

Very truly yours,

[ ], as the Company

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

Signature Page to Credit Card Notification